Exhibit 2.1

STOCK PURCHASE AGREEMENT

by and among

JOE’S JEANS INC.,

HUDSON CLOTHING HOLDINGS, INC.,

THE SELLERS SET FORTH HEREIN

and

THE SELLERS’ REPRESENTATIVES

July 15, 2013

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ARTICLE 12 DEFINITIONS		52

12.1	Definitions	52
12.2	Index of Other Defined Terms	59

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of July 15, 2013, by and among Joe’s Jeans Inc., a Delaware corporation (“Buyer”), Hudson Clothing Holdings, Inc., a Delaware corporation (the “Company”), Fireman Capital CPF Hudson Co-Invest LP, a Delaware limited partnership (“Fireman”), Peter Kim (“Kim”), Paul Cardenas (“Cardenas”), Tony Chu (“Chu”) and each of the other individuals listed on the signature pages hereof for persons selling options (the “Option Sellers” and together with Fireman, Kim, Cardenas and Chu, each a “Seller”, collectively the “Sellers” and, together with the Acquired Entities, the “Seller Parties”) and Fireman in its capacity as Sellers’ Representative for itself and the Fireman Option Sellers, and Kim, in his capacity as Sellers’ Representatives for himself and each of Cardenas, Chu and the Management Option Sellers (collectively, the “Sellers’ Representatives”).  Buyer, the Company, the Sellers and the Sellers’ Representatives are sometimes each referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS

A.            The Sellers collectively own in the aggregate all of the issued and outstanding shares of the Company Common Stock and Company Preferred Stock (collectively, the “Shares”).

B.            In connection with the Closing, Buyer will also pay, on behalf of the Company, the promissory notes issued by the Company and identified on the Schedule 1.1(b) (the “Hudson Notes”).

C.            The Sellers desire to sell, and the Buyer desire to purchase, the Shares for cash and the Buyer Notes, on the terms set forth in this Agreement.

D.            Section 12.1 contains definitions of certain capitalized terms used in this Agreement, and Section 12.2 contains an index of other terms defined elsewhere in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

PURCHASE AND SALE; CLOSING

1.1          Purchase and Sale.  Subject to the terms and conditions in this Agreement, at the Closing, Buyer shall purchase from Sellers, and Sellers shall sell, assign, transfer and convey to Buyer, all of the Shares, free and clear of any and all Encumbrances, other than restrictions imposed by securities laws applicable to unregistered securities generally and those arising hereunder.  In furtherance thereof, at the Closing: (a) Buyer shall (i) pay to Sellers an amount equal to the Estimated Aggregate Closing Consideration, (X) by wire transfer of immediately available funds to the account or accounts specified by Sellers’ Representatives to Buyer at least two (2) Business Days prior to the Closing Date and (Y) by a Buyer Note allocated among Sellers in proportion to their respective holdings of Shares as set forth in Schedule 1.1(a) (the “Purchase Price Allocation Schedule”), and (ii) pay, or cause to be paid, on behalf of the Company, the outstanding principal and accrued but unpaid interest on the Hudson Notes as of the Closing, by wire transfer of immediately available funds to the accounts designated by the holders of such promissory notes pursuant to the payoff letters delivered in accordance with Section 1.4(a)(v); and (b) Sellers shall deliver, or cause to be delivered, to Buyer all of the Shares, free and clear of any and all Encumbrances, other than restrictions imposed by securities laws applicable to unregistered securities generally and those arising hereunder.

1.2          Calculation of Closing and Final Consideration.

(a)           For purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms below.

(i)            “Aggregate Closing Consideration” means an amount equal to the result of: (A) $97,595,500, minus (B) the outstanding principal and accrued but unpaid interest on the Hudson Notes as of the Closing, plus (C) the amount, if any, by which Net Working Capital exceeds the Net Working Capital Target, minus (D) the amount, if any, by which Net Working Capital is less than the Net Working Capital Target, minus (E) the Transaction Expenses of the Seller Parties in excess of $2,000,000, minus (F) the amount of any Indebtedness of the Acquired Entities not being repaid as of the Closing Date.

(ii)           “Net Working Capital” means, with respect to the Acquired Entities, the total current assets minus total current liabilities of the Acquired Entities as of the close of business on the Closing Date (including Tax liabilities), in each case excluding the outstanding principal and accrued but unpaid interest on the Hudson Notes as of the Closing, the current portion of Indebtedness, the Transaction Expenses of the Seller Parties up to in the aggregate $2,000,000 and the Transaction Expenses of the Seller Parties in excess of $2,000,000 which are included in the definition of Aggregate Closing Consideration, and determined as set forth on Schedule 1.2(a)(ii).

(b)           At least two (2) Business Days prior to the Closing Date, the Sellers’ Representatives shall deliver to Buyer a statement of the Company’s estimate of the Aggregate Closing Consideration (such amount, the “Estimated Aggregate Closing Consideration”), including the Company’s calculation of each of the components thereof (such statement, the “Estimated Closing Statement”), which estimate shall be prepared by the Company in good faith based upon the books and records of the Company and in accordance with Schedule 1.2(a)(ii).

(c)           Within forty-five (45) days after the Closing Date, Buyer shall deliver to the Sellers’ Representatives a statement setting forth Buyer’s calculation of the Aggregate Closing Consideration, including its calculation of each of the components thereof (the “Closing Statement”), which shall be prepared by Buyer in good faith based upon the books and records of the Company at and prior to the Closing and in accordance with Schedule 1.2(a)(ii).

(d)           Following the Sellers’ Representatives’ receipt of Buyer’s proposed Closing Statement and until the Aggregate Closing Consideration is finally determined pursuant to this Section 1.2, the Sellers’ Representatives shall be permitted to review Buyer’s and the Company’s books and records and working papers solely as it relates to Buyer’s draft of the proposed Closing Statement and determination of the Aggregate Closing Consideration (and the components thereof), and Buyer shall provide the Sellers’ Representatives with reasonable access to Buyer’s and the Company’s personnel (including Chris Lynch, who shall be permitted to assist the Sellers’ Representatives for purposes of any determinations and reviews pursuant to this Section 1.2), books and records and facilities in connection with such review.  The proposed Closing Statement delivered by Buyer shall become final and binding on the Parties thirty (30) days following Buyer’s delivery thereof to the Sellers’ Representatives unless the Sellers’ Representatives deliver written notice of their disagreement (“Notice of Disagreement”) to Buyer on or prior to such date.  If a timely Notice of Disagreement is delivered by the Sellers’ Representatives, then the Closing Statement shall become final and binding on the parties on the earlier of (i) the date Buyer and the Sellers’ Representatives resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement, and (ii) the date all matters in dispute are finally resolved in writing by the Firm.

(e)           During the thirty (30) days following delivery of a Notice of Disagreement, Buyer and the Sellers’ Representatives shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement.  If Buyer and the Sellers’ Representatives, notwithstanding such good faith efforts, fail to resolve any such differences they may have with respect to the matters specified in the Notice of Disagreement, then at the end of such 30-day period, Buyer and the Sellers’ Representatives shall submit such dispute to the Firm for resolution of all matters that remain in dispute and that were included in the Notice of Disagreement (and shall take all actions reasonably requested by the Firm in connection with such resolution, including submitting written claims to the Firm if so requested), and the Firm shall make a final determination of the Aggregate Closing Consideration in accordance with the terms of this Agreement (with it being understood that Buyer and the Sellers’ Representatives shall request that the Firm deliver to Buyer and the Sellers’ Representatives its resolution in writing not more than thirty (30) days after its engagement).  The Firm shall make a determination only with respect to the matters still in dispute and, with respect to each such matter, its determination shall be within the range of the dispute between Buyer and the Sellers’ Representatives.  All determinations made by the Firm shall be final, conclusive and binding on the parties. Any Party hereto may seek to have a judgment entered to enforce the determinations of the Firm in any court having jurisdiction over the Party against which such determinations are to be enforced.

(f)            The fees, costs and expenses of the Firm shall be allocated between Buyer and the Sellers based upon the percentage of the portion of the contested amount not awarded to Buyer or the Sellers bears to the amount actually contested by such Party.  For example, if the Sellers’ Representatives claims that the Aggregate Closing Consideration is $1,000 greater than the amount claimed by Buyer, and Buyer contests only $500 of the amount claimed by the Sellers’ Representatives, and if the Firm ultimately resolves the dispute by awarding the Sellers’ Representatives $300 of the $500 contested, then the fees, costs and expenses of the Firm will be allocated 60% (i.e., 300 ÷ 500) to Buyer and 40% (i.e., 200 ÷ 500) to the Sellers.

(g)           If the Aggregate Closing Consideration as finally determined pursuant to this Section 1.2 (the “Final Aggregate Closing Consideration”) is greater than the Estimated Aggregate Closing Consideration, then, within three (3) Business Days after the date on which the Final Aggregate Closing Consideration is determined, Buyer and the Company shall, and Buyer shall cause the Company to, pay to Sellers on a Pro Rata Share basis, either by wire transfer of immediately available funds to an account or accounts specified by Sellers’ Representatives or the issuance of additional Buyer Notes or a combination thereof, an amount equal to such excess but in any event with respect to each such Seller in the same form of consideration as was paid to such Seller at the Closing.

(h)           If the Final Aggregate Closing Consideration is less than the Estimated Aggregate Closing Consideration (such amount, the “Overpayment”), then, within three (3) Business Days after the date on which the Final Aggregate Closing Consideration is determined, Sellers shall pay to, or cause to be paid to, Buyer or its designees, an amount equal to the Overpayment, which Overpayment shall be paid by Sellers on a Pro Rata Share basis by: (i) at the election of each Seller, the Right of Set Off of requisite amounts from the Buyer Notes or by wire transfer of immediately available funds to an account or accounts specified by Buyer or (ii) solely in the event that no Buyer Notes are available for set off, the payment of such Seller’s Pro Rata Share by wire transfer of immediately available funds to an account or accounts specified by Buyer; provided, however, that with respect to each Seller, such Seller shall not be required to pay any amount in respect of the Overpayment in excess of such Seller’s Pro Rata Share.

(i)            As of the Closing Date, each option to purchase shares of Company Common Stock that has been granted pursuant to the Stock Plan and that is outstanding and unexercised as of the date of this Agreement (whether or not such option is otherwise vested or exercisable) shall be cancelled and shall cease to be exercisable.  In consideration for such cancellation, Buyer shall, with respect to each such option, at the Closing pay to the holder thereof an amount equal to such holder’s Pro Rata Share payable in accordance with Section 1.1.  Buyer shall be entitled to deduct and withhold from any consideration payable to the Option Sellers under this Agreement, such amounts as may be required to be deducted or withheld therefrom under applicable Federal, state, local or foreign Tax law; provided, however, that Buyer shall withhold such additional amounts as designated by the Option Sellers at least two Business Days (2) days prior to the Closing Date (the “Option Withholding Amounts”).   To the extent that any amounts are so deducted and withheld and paid to the appropriate taxing authorities, those amounts shall be treated as having been paid to the Person in respect of whom such deduction or withholding was made for all purposes under this Agreement.

(j)            All payments required pursuant to Sections 1.2(f), 1.2(g) and 1.2(h) shall be deemed for Tax purposes to be adjustments to the Final Aggregate Closing Consideration paid by Buyer for the Shares.

1.3          Closing.  The closing of the Transactions (the “Closing”) shall be consummated on the third (3rd) Business Day after the conditions set forth in ARTICLE 7 and ARTICLE 8 have been satisfied or waived at the offices of Akin Gump Strauss Hauer & Feld LLP, located at One Bryant Park, New York, New York 10036, or at such other place and time as shall be agreed upon by Buyer and the Sellers’ Representatives.  The time and date on which the Closing is actually held is referred to herein as the “Closing Date”.  The sale of the Shares contemplated by this Agreement shall be deemed to take place and to be effective at 11:59 p.m. EST on the Closing Date.

1.4          Closing Obligations.  At the Closing:

(a)           the Sellers shall deliver to Buyer:

(i)            stock certificates representing the Shares endorsed in blank and accompanied by duly executed assignment documents;

(ii)           a good standing certificate of the Acquired Entities from the Secretary of State of the State of Delaware, dated no more than ten (10) days prior to the Closing Date;

(iii)          a certificate of the Secretary of the Company dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, as to: (A) the Second Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”); (B) the Bylaws of the Company (the “Bylaws”); (C) a copy of the resolutions duly and validly adopted by the Board of Directors of the Company (the “Board”), evidencing its authorization of the execution and delivery of this Agreement, the other documents, certificates and other instruments contemplated hereby or entered into in connection herewith (collectively, the “Transaction Documents”) and the consummation of the Transactions; and (D) the incumbency and genuineness of the signatures of each officer of the Company executing this Agreement and the  Transaction Documents;

(iv)          the Company Bring-Down Certificate;

(v)           (A) payoff letters from each of the Persons set forth on Schedule 1.1(b), in form and substance reasonably satisfactory to Buyer, indicating that, upon payment of the amount specified in such letters, all obligations of the Company to such Persons shall be satisfied and (B) all executed Hudson Notes (or a lost note affidavit and indemnification agreement in respect thereof);

(vi)          a duly executed resignation letter from each Director and Officer of the Company for whom Buyer requests a resignation at least three (3) Business Days prior to the Closing Date, but in any event from each non-employee Director of the Company;

(vii)         an employment agreement between Kim and the Company, in the form previously agreed to by the Parties (the “Employment Agreement”), duly executed by or on behalf Kim and the Acquired Entities;

(viii)        a registration rights agreement, substantially in the form of Exhibit B (the “Registration Rights Agreement”), duly executed by or on behalf of each Seller;

(ix)          spousal consents, in the form previously agreed to by the Parties (the “Spousal Consents”), duly executed by or on behalf of the spouse of each Seller, as applicable; and

(x)           a non-competition agreement, in the form previously agreed to by the Parties (the “Non-Competition Agreement”), duly executed by or on behalf of Kim and the Company.

(b)           Buyer shall deliver to the Sellers’ Representatives:

(i)            an amount equal to the Estimated Aggregate Closing Consideration less the Option Withholding Amount (including delivery of cash by wire transfer of immediately available funds to the account or accounts specified by Sellers’ Representatives and the Buyer Notes) payable to the Sellers in accordance with Section 1.1;

(ii)           a good standing certificate of Buyer from the state of its incorporation, dated no later than ten (10) days prior to the Closing Date;

(iii)          a certificate of Buyer, dated as of the Closing Date, executed by a duly authorized officer of Buyer, in form and substance reasonably satisfactory to the Sellers’ Representatives, as to: (A) the Organizational Documents of Buyer; (B) a copy of the resolutions duly and validly adopted by the Board of Directors of Buyer, evidencing its authorization of the execution and delivery of this Agreement, the Transaction Documents and the consummation of the Transactions; and (C) the incumbency and genuineness of the signatures of each officer of Buyer executing this Agreement and the Transaction Documents;

(iv)          the Registration Rights Agreement, duly executed by or on behalf of Buyer;

(v)           the Employment Agreement, duly executed by or on behalf of Buyer;

(vi)          the Non-Competition Agreement, duly executed by or on behalf of Buyer; and

(vii)         the Buyer Bring-Down Certificate.

1.5          Payment of Sales, Use or Similar Taxes.  All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges of any nature whatsoever applicable to, or resulting from, the Transactions shall be borne one-half by Buyer and one-half by Sellers.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants to Buyer, severally, and not jointly, as set forth in this ARTICLE 2 (except as set forth in the Disclosure Letter; all references herein to a Schedule shall be references to the corresponding section in the Disclosure Letter):

2.1          Status of Certain Sellers.  Such Seller that is an entity is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization.   There is no pending or, to the actual knowledge of such Seller, threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of any such Seller.

2.2          Authority and Enforceability.  Such Seller that is an entity has the entity power and authority to execute and deliver each Transaction Document to which such Seller is a party, and to perform and consummate the Transactions.  Such Seller who is an individual has the requisite competence and authority to execute and deliver each Transaction Document to which he or she is a party, and to perform and consummate the Transactions.  Such Seller has taken all actions necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of such Seller’s obligation’s thereunder, and the consummation of the Transactions.  Each Transaction Document has been (or when executed will be) duly authorized, executed, and delivered by such Seller, and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes (or when executed will constitute) the legal, valid and binding obligations of such Seller, enforceable against it, her or him in accordance with its respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors rights and to general equity principles.

2.3          Conflicts.  Except as set forth on Schedule 2.3, the execution and delivery by such Seller of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder, does not and will not:

(a)           violate any provision of applicable Law;

(b)           require a registration, filing, application, notice, consent, approval, order, qualification, or waiver with, to or from any Governmental Authority;

(c)           require a consent, approval or waiver from, or notice to, any party to a Contract to which such Seller is a party; or

(d)           result in a breach of, or cause a default under any provision of a Contract to which such Seller is a party.

2.4          Litigation.  There is no Action presently pending or, to the actual knowledge of such Seller, threatened against such Seller that would reasonably be expected to prevent, hinder or delay the consummation of the Transactions.  Such Seller is not subject to any outstanding Court Order that would reasonably be expected to prevent, hinder or delay the consummation of the Transactions, nor is it or he a party or, to the actual knowledge of such Seller, threatened to be made a party to any such Court Order.

2.5          Ownership of Shares.  Such Seller holds of record and owns beneficially the number of Shares as set forth next to such Seller’s name in Schedule 2.5, free and clear of any Encumbrances (other than any restrictions under the Securities Act and state securities Laws or any Encumbrances pursuant to the terms of the Stockholders Agreement).  Such Seller is not a party to any Contract that could require such Seller to sell, transfer, or otherwise dispose of any Equity Interests of any Acquired Entity (other than this Agreement or pursuant to the terms of the Stockholders Agreement).  Such Seller is not a party to any other Contract with respect to any Equity Interests of any Acquired Entity.

2.6          Investment Intention.  Such Seller is an “accredited investor” within the meaning of Regulation D of the Securities Act.  Such Seller has such knowledge and experience in financial and business matters that it is capable of independently evaluating the merits and risks of acquiring securities of Buyer.  Such Seller confirms that it has been given the opportunity to conduct due diligence and Buyer has made available to such Seller the opportunity to ask questions of the officers and management of Buyer to acquire additional information about the business, assets and financial condition of Buyer.  Such Seller will acquire securities of Buyer for investment only, and not with a view toward or for sale in connection with any distribution thereof or with any present intention of distributing or selling any interest therein.  Such Seller understands that the Transactions have not been, and will not be registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”), nor any state or any other applicable securities law, by reason of a specific exemption from the registration or qualification provisions of those laws, based in part upon such Seller’s representations in this Agreement.  Such Seller understands that the Buyer Notes may not be resold unless such resale is registered under the Securities Act, and registered or qualified under applicable state securities laws or an exemption from such registration and qualification is available.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES REGARDING THE ACQUIRED ENTITIES

Each of the Sellers and the Company, severally, and not jointly, represent and warrant to Buyer as set forth in this ARTICLE 3 (except as set forth in the Disclosure Letter; all references herein to a Schedule shall be references to the corresponding section in the Disclosure Letter):

3.1          Organization and Power.  Each Acquired Entity is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each Acquired Entity is licensed or qualified to conduct its business and is in good standing in every jurisdiction where it is required to be so licensed or qualified, except where the failure to be so licensed or qualified would not individually or in the aggregate be reasonably likely to have a Company Material Adverse Effect.  Each Acquired Entity has the corporate power and authority to own or lease the assets it purports to own or lease and to carry on its business in the manner currently conducted.

3.2          Authority and Enforceability.  The Company has all corporate power and authority and has taken all corporate action necessary to execute and deliver the Transaction Documents and to perform its obligations hereunder.  Each Transaction Document to which it is a party has been duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery by Buyer) each Transaction Document constitutes (or when executed will constitute) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

3.3          Conflicts.  Except as set forth on Schedule 3.3, the execution and delivery by the Company of each Transaction Document to which it is a party and the performance by the Company of its obligations thereunder, do not and will not:

(a)           violate any provision of the Restated Certificate or the Bylaws;

(b)           violate any provision of applicable Law;

(c)           require a registration, filing, application, notice, consent, approval, order, qualification, or waiver with, to or from any Governmental Authority;

(d)           require a consent, approval or waiver from, or notice to, any party to any Business Agreement; or

(e)           result in a breach of, constitute a default under, or result in the acceleration of obligations, loss of benefit or increase in any liabilities or fees under, or create in any party the right to terminate, cancel or modify, any material agreement to which the Company is a party.

3.4          Subsidiaries.  Except as set forth on Schedule 3.4 (such entities, the “Company Subsidiaries”), the Company has no direct or indirect Subsidiaries.  Set forth on Schedule 3.4 for each Company Subsidiary is (a) its name and jurisdiction of creation, formation, or organization, (b) if such Company Subsidiary is a corporation, (i) the number of authorized Equity Interests of each class of its Equity Interests, (ii) the number of issued and outstanding Equity Interests of each class of its Equity Interests, the names of the holders thereof, and the number of Equity Interests held by each such holder, and (iii) the number of Equity Interests held in treasury, and (c) if such Company Subsidiary is not a corporation, (i) the class of Equity Interests created under such Company Subsidiary’s Organizational Documents and (ii) the holder(s) of such Equity Interests.  All of the issued and outstanding Equity Interests of each Company Subsidiary (A) that is a corporation have been duly authorized and are validly issued, fully paid, and nonassessable and (B) that is not a corporation have (i) been duly created pursuant to the Laws of the jurisdiction of such Company Subsidiary, (ii) have been issued and paid for in accordance with the Organizational Documents governing such Company Subsidiary, and (iii) are fully paid and non-assessable and require no further capital contribution.  The Acquired Entities hold of record and own beneficially all of the outstanding Equity Interests of the Company Subsidiaries, free and clear of any Encumbrances (other than restrictions under the Securities Act and state securities Laws).  No Commitments exist or are authorized with respect to any Company Subsidiaries or their Equity Interests and no such Commitments will arise in connection with the Transactions.  No Company Subsidiary is obligated to redeem or otherwise acquire any of its Equity Interests.  No Acquired Entity controls, directly or indirectly, or has any direct or indirect Equity Interest in any Person that is not a Company Subsidiary.  Each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its jurisdiction, and is licensed or qualified to conduct its business and is in good standing in every jurisdiction where it is required to be so licensed or qualified, except where the failure to be so licensed or qualified would not individually or in the aggregate be reasonably likely to have a Company Material Adverse Effect.  Each Company Subsidiary has the corporate power and authority to own or lease the assets it purports to own or lease and to carry on its business in the manner currently conducted.

3.5                               Capitalization.  The authorized capital of the Company consists of:

(a)                                 100,000 shares of common stock, $0.01 par value per share (the “Company Common Stock”), of which 16,800 shares are designated as Class A Common Stock (the “Class A Common Stock”) and 16,800 shares of Class A Common Stock are issued and outstanding.  All of the outstanding shares of Company Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable foreign, federal and state securities laws.  The Company holds no treasury stock and no shares of Company Preferred Stock in its treasury.

(b)                                 30,000 shares of preferred stock, $0.01 par value per share (the “Company Preferred Stock”), of which 15,120 shares have been designated Series A Preferred Stock (the “Series A Preferred Stock”) and 15,120 shares of Series A Preferred Stock are issued and outstanding.  The rights, privileges and preferences of the Company Preferred Stock are as stated in the Restated Certificate and as provided by the general corporation law of the jurisdiction of the Company’s incorporation.  All of the outstanding shares of Company Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable foreign, federal and state securities laws.

(c)                                  The Company has reserved 4,666.67 shares of Company Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2009 Omnibus Incentive Plan, as amended from time to time, duly adopted by the Board and approved by the Company stockholders (the “Stock Plan”).  Of such reserved shares of Company Common Stock, zero shares have been issued upon exercise of options or upon the grant or vesting of awards under the Stock Plan.  Other than as set forth on Schedule 3.5(c) and other than options to purchase 3,859.41 shares of Company Common Stock, no other awards have been granted and are currently outstanding under the Stock Plan.

(d)                                 None of the issued and outstanding shares of Company Common Stock and Company Preferred Stock were issued in breach of any Commitments.  All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are held of record and owned beneficially by the respective Sellers as set forth in Schedule 3.5(d).

(e)                                  Other than pursuant to the Restated Certificate, Schedule 3.5(e) lists (x) all Commitments with respect to any Equity Interest of the Company, (y) the exercise price of such Commitments, and (z) the termination date of such Commitments.  Other than as set forth on Schedule 3.5(e), no additional Commitments will arise in connection with the Transactions.  Other than as set forth on Schedule 3.5(e), there are no Contracts with respect to the voting or transfer of the Company’s Equity Interests.  Other than pursuant to the Restated Certificate, the Company is not obligated to redeem or otherwise acquire any of its outstanding Equity Interests.

3.6                               Financial Statements.  The Company has delivered to Buyer: (a) true and complete copies of the Company’s unaudited consolidated balance sheet, dated May 31, 2013 (the “Most Recent Balance Sheet Date”) and the related unaudited consolidated statement of income and cash flows for the three month period then ended (together, the “Most Recent Financial Statements”), and (b) true and complete copies of the Company’s audited consolidated balance sheets dated December 31, 2010, December 31, 2011 and December 31, 2012, including the notes thereto, and the related statements of income and cash flows for each of the fiscal years then ended (collectively, the “Year-End Financial Statements” and together with the Most Recent Financial Statements, the “Financial Statements”).  The Most Recent Financial Statements present fairly, in all material respects, the consolidated financial position of the Company as at and for the period then ended, and except as set forth on Schedule 3.6, have been prepared in accordance with GAAP; provided, however, that such Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.  The Year-End Financial Statements present fairly, in all material respects, the consolidated financial position of the Company as at and for the respective periods then ended, and have been prepared in accordance with GAAP.  Since the Most Recent Balance Sheet Date, no Acquired Entity has effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP or to conform a Company Subsidiary’s accounting policies and practices to that of the Company.

3.7                               No Undisclosed Liabilities.  Other than as set forth on Schedule 3.7, the Acquired Entities do not have any liabilities of a nature required to be reflected on or disclosed in the Financial Statements except for: (a) liabilities reflected or reserved against on the Most Recent Financial Statements, (b) liabilities incurred since the date of the Company’s Most Recent Financial Statements in the ordinary course of business consistent with past practices, and (c) liabilities and obligations incurred in connection with this Agreement and the Transactions.

3.8                               Operations Since the Most Recent Balance Sheet Date.

(a)                                 Other than as set forth on Schedule 3.8, since the Most Recent Balance Sheet Date, the Acquired Entities have conducted their business, in all material respects, in the ordinary course.

(b)                                 Other than as set forth on Schedule 3.8, since the Most Recent Balance Sheet Date, the Acquired Entities have not:

(i)                                     sold, leased (as lessor or lessee), transferred, or otherwise disposed of any assets except in the ordinary course of business;

(ii)                                  undertaken or committed to undertake capital expenditures not contemplated by the capital expenditure budget of the Acquired Entities in excess of One-Hundred Thousand Dollars ($100,000);

(iii)                               (A) entered into any new, or amended, terminated or renewed any existing, employment, bonus, change of control or severance agreement with or for the benefit of any officers, directors or employees, or granted any material increases in the compensation, perquisites or benefits payable or to become payable to any of its current or former directors, officers, employees or consultants other than in the ordinary course of business, (B) established, adopted, entered into, materially amended or terminated any Employee Benefit Plan, (C) granted any retention, severance or termination pay to any current or former director, officer or other employee of any Acquired Entity, (D) granted any equity or equity based awards, or (E) hired or terminated (other than for cause) any employee, except in the ordinary course of business consistent with past practice; except, in the case of each of clauses (A) through (E), to the extent required by applicable Law, this Agreement or any Employee Benefit Plan or other agreement in effect on the date of this Agreement and disclosed in Schedule 3.15(a);

(iv)                              suffered any material damage, destruction or casualty loss with respect to any property (whether or not covered by insurance) other than ordinary wear and tear;

(v)                                 entered into any contract for the purchase or lease (as lessor or lessee) of real property or exercised any option to extend a Lease;

(vi)                              incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice;

(vii)                           created, incurred, assumed, or agreed to create, incur, or assume or guarantee, any indebtedness for borrowed money other than money borrowed or advanced from any Affiliate of the Company in the ordinary course of business, excepting advances under any factor or working capital facility;

(viii)                        mortgaged, pledged or subjected to any Encumbrance (other than Permitted Encumbrances) any of its assets, properties or rights;

(ix)                              accelerated the repayment of any Indebtedness;

(x)                                 made any change in the accounting principles, methods, practices or policies applied in the preparation of the Financial Statements, unless such change is required by applicable Law;

(xi)                              settled any Actions, if such settlement would result in a Company Material Adverse Effect;

(xii)                           disposed of, abandoned, or assigned the Company’s rights in and to any material Company Intellectual Property, in whole or in part, including granting an exclusive license to any third parties concerning any such Company Intellectual Property;

(xiii)                        made or changed any material Tax election, changed an annual accounting period, adopted or changed any Tax accounting method (including without limitation claiming bonus depreciation or adopting any income deferral method), filed any amended Tax Return, entered into any closing agreement, settled any material Tax claim or assessment relating to the Acquired Entities, surrendered any right to claim a material refund of Taxes or consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Acquired Entities, if such election, adoption, change, amendment, agreement, settlement, surrender or consent would have the effect of increasing the Tax liability of the Acquired Entities for any period ending after the Closing Date or decreasing any Tax attribute of the Acquired Entities existing on the Closing Date;

(xiv)                       laid off any significant number of its employees;

(xv)                          declared, paid, or set aside for payment any dividend or other distribution in respect of its Equity Interests, or redeemed, purchased or otherwise acquired, directly or indirectly, any of its Equity Interests or agreed to do so; or

(xvi)                       authorized, approved, agreed or committed to do any of the foregoing.

3.9                               Taxes.  Except as set forth in Schedule 3.9:

(a)                                 Each Acquired Entity has (i) duly and timely filed (taking into account any extension of time within which to file) all federal income Tax Returns and all other material Tax Returns required to be filed by it on or prior to the date hereof, which Tax Returns were true, correct and complete in all material respects, and (ii) paid all material Taxes due and owing (whether or not shown on each such Tax Return).  There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Acquired Entities.

(b)                                 There is no action, suit, proceeding, investigation, audit, claim or material dispute now pending or, to the Knowledge of the Company, threatened against, or with respect to, the Acquired Entities in respect of any Tax or assessment, nor has any written or, to the Knowledge of the Company, any other claim for additional Tax or assessment been asserted by any Tax Governmental Authority.

(c)                                  Since January 1, 2009, no written claim has been made by any Tax authority in a jurisdiction where the Acquired Entities have not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the Knowledge of the Company is any such assertion threatened nor has it been contacted regarding any audit of such dispute.

(d)                                 (i) There is no outstanding request for any extension of time for the Acquired Entities to pay any Taxes or file any Tax Returns; (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Acquired Entities, and no power of attorney granted by or with respect to the Acquired Entities for Taxes which is currently in force; (iii) the statute of limitation for Tax years of the Acquired Entities has closed for all years ending prior to January 1, 2009; and (iv) neither the Acquired Entities is a party to or bound by any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to Tax refunds or similar Tax matters.

(e)                                  The Company and each of its Subsidiaries have withheld and timely paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party, and all Forms W-2 and 1099 and other forms required with respect thereto have been properly completed and timely filed.

(f)                                   No Seller is a “foreign person” within the meaning of Section 1445 of the Code.

(g)                                  The Acquired Entities have not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h)                                 None of the Acquired Entities has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i)                                     Each of the Company Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(j)                                    (i) Neither the Company nor any of its Subsidiaries is a party to any Contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in (i) the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law); and (ii) the disallowance of a deduction under Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law) for employee remuneration will not apply to any amount paid or payable by the Acquired Entities under any Contract, Employee Benefit Plan, program, arrangement or understanding currently in effect.

(k)                                 (i) None of the assets, properties or rights of the Acquired Entities are “tax-exempt use property” within the meaning of Section 168(h) of the Code; (ii) none of the assets, properties or rights of the Acquired Entities include any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954; and (iii) there is no Encumbrance affecting any of the assets, properties or rights of the Acquired Entities that arose in connection with any failure or alleged failure to pay any Tax.

(l)                                     None of the Acquired Entities (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company); (ii) is a party to or bound by any Tax allocation or sharing agreement; or (iii) has any liability for the Taxes of any Person (other than any of the Acquired Entities) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or foreign Tax Law), as a transferee or successor, by contract, or otherwise.

(m)                             Since January 1, 2009, the Acquired Entities have neither (i) made, changed or revoked, or permitted to be made, changed or revoked, any material election or method of accounting with respect to Taxes affecting or relating to the Acquired Entities, nor (ii) entered into, or permitted to be entered into, any closing or other agreement or settlement with respect to Taxes affecting or relating to the Acquired Entities.

(n)                                 None of the Acquired Entities will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)                                     use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)                                  intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law);

(iii)                               installment sale or open transaction disposition made prior to the Closing Date;

(iv)                              prepaid amount received on or prior to the Closing Date; or

(v)                                 election under Section 108(i) of the Code;

(o)                                 None of the Acquired Entities is or has been a party to any ‘‘listed transaction,’’ as defined in Section 6707A(c)(2) of the Code and Treasury Regulations §1.6011-4(b)(2); and

(p)                                 None of the Acquired Entities has a permanent establishment in a jurisdiction outside the United States.

3.10                        Permits.

(a)                                 The Acquired Entities hold all material Permits that are necessary to entitle them to own or lease, operate and use their assets and to carry on and conduct their business substantially as currently conducted. The Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of the business of the Acquired Entities, and none of the operations of the Acquired Entities are being conducted in a manner that violates in any material respects any of the terms or conditions under which any Permit was granted.  Additionally, no Acquired Entity has received notice that it is in violation of any of the terms or conditions of such Permit.

(b)                                 No petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint, or proceeding seeking to revoke, reconsider the grant of, cancel, suspend, or modify any of the Permits of the Acquired Entities is pending or, to the Knowledge of the Company, threatened before any Governmental Authority.  No notices have been received by and, no claims have been filed against the Acquired Entities alleging a failure to hold any requisite Permits.

3.11                        Real Property.

(a)                                 The Acquired Entities do not own any real property.

(b)                                 Schedule 3.11(b) contains a list of the following:

(i)                                     all leases and subleases (the “Leases”) of real property and interests in real property and the buildings, structures and improvements thereon pursuant to which any Acquired Entity is the lessee (the “Leased Facilities”);

(ii)                                  all contracts or options (and all amendments, extensions and modifications thereto) held by the Acquired Entities or contractual obligations (and all amendments, extensions and modifications thereto) on the part of the Company to purchase or acquire any interest in real property; and

(iii)                               all contracts or options (and all amendments, extensions and modifications thereto) granted by the Acquired Entities or contractual obligations (and all amendments, extensions and modifications thereto) on the part of the Acquired Entities to sell or dispose of any interest in real property.

(c)                                  The Acquired Entities have the right under valid and existing leases or other agreements with respect to the Leased Facilities to occupy and use the Facilities.  To the Knowledge of the Company, the Facilities have received all required approvals of Governmental Authorities (including, if applicable, Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof.  The improvements constructed on the Facilities, including, without limitation, all leasehold improvements, owned or leased by the Company at the Facilities, are, to the Knowledge of the Company, (i) in good operating condition and repair, subject to ordinary wear and tear, (ii) sufficient for the operation of the business of the Acquired Entities as presently conducted and (iii) in conformity with applicable Law.

(d)                                 Except as set forth on Schedule 3.11(d), the Acquired Entities have not received any written notice that they are in violation of any zoning, use, occupancy, building, wetlands or environmental regulation, ordinance, or other Law relating to the Facilities, including, without limitation, the Americans With Disabilities Act and Environmental Laws.

3.12                        Intellectual Property.

(a)                                 Schedule 3.12(a) sets forth an accurate and complete list of:  (i) all registered Intellectual Property and pending applications for registration of any Intellectual Property owned, used, and/or held of use by the Acquired Entities (“Registered IP”); and (ii) Intellectual Property that is not included in the Registered IP but is owned, used, or held for use by the Acquired Entities and required to conduct the Acquired Entities’ business in substantially the same manner as currently conducted in all material respects as of the date of this Agreement, except for commercially available, off-the-shelf software (“Business IP”, and together with Registered IP, the “Company Intellectual Property”). The Acquired Entities are the exclusive owners of all right, title and interest in and to (or have the requisite right to use in the conduct of their business as currently conducted) the Company Intellectual Property, free and clear of Encumbrances except for Permitted Encumbrances.  To the Knowledge of the Company, no Company Intellectual Property infringes upon or misappropriates any rights, including the Intellectual Property rights, of any third party.  Except as set forth on Schedule 3.12(a), none of the Acquired Entities has received, within the prior 36 months of this Agreement, any written notice asserting that any such infringement or misappropriation has occurred.  To the Knowledge of the Company, no third party is misappropriating or infringing any Company Intellectual Property.  Except as set forth on Schedule 3.12(a), there is no action or proceeding pending or, to the Knowledge of the Company, threatened against the Acquired Entities: (i) alleging any infringement, misappropriation, dilution or other violation of any third party’s Intellectual Property; or (ii) challenging or limiting the Acquired Entities’ rights in or to the Company Intellectual Property or their complete and exclusive ownership or use of, or the validity or enforceability of, any Company Intellectual Property.  To the Knowledge of the Company, there is no valid basis for any Action described in this Section 3.12(a).

(b)                                 Except as set forth in Schedule 3.12(b), all Registered IP is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the Closing have been paid, and, to the Knowledge of the Company, the Business IP is valid and enforceable. Except as listed in Schedule 3.12(b), there are no actions that must be taken or payments that must be made by the Acquired Entities within one hundred eighty (180) days of the Closing that, if not taken or paid, will adversely affect the Company Intellectual Property or the right of the Acquired Entities to use the same as and where used as of the date of this Agreement.  Except as listed in Schedule 3.12(b), no Company Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.  Except as set forth in Schedule 3.12(b): (i) there are no settlement agreements, contracts, orders, decrees, or the like, which limits, restricts, or otherwise affects the Acquired Entities’ ability to use, assign, convey, or pledge any Company Intellectual Property; (ii) the Company Intellectual Property comprise all the Intellectual Property required to conduct the Acquired Entities’ business in substantially the same manner as currently conducted in all material respects as of the date of this Agreement; and (iii) Acquired Entities have the right enter into and/or perform under this Agreement concerning the Company Intellectual Property and the consummation of the Transactions shall not result in any loss, alteration, or impairment of the Acquired Entities’ rights to own, assign, pledge, and/or use any Company Intellectual Property, nor will such consummation require the consent of any third party in respect of any Company Intellectual Property.

(c)                                  Schedule 3.12(c) sets forth a complete list of all agreements, contracts, and licenses pertaining to the Company Intellectual Property, except for agreements pertaining to non-customized commercially available, off-the-shelf software.  Except as set forth in Schedule 3.12(c), the Acquired Entities are in compliance in all material respects with all such agreements and are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning its rights respecting Company Intellectual Property nor will the Acquired Entities otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of or give rise to any termination of or adverse effect on any agreement relating to the Company Intellectual Property.  Acquired Entities are not in material default of any agreement set forth in Schedule 3.12(c) which remains uncured as of the Closing.

(d)                                 Except as set forth in Schedule 3.12(d), none of the Acquired Entities made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of the Acquired Entities) of its rights to, or in connection with, any Intellectual Property, which claim is pending.  Except as set forth in Schedule 3.12(d), the Acquired Entities have not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in employment policies and agreements, customer agreements, purchase orders, license agreements or other commercial agreements arising in the ordinary course of business.

(e)                                  No Proprietary Information owned by the Acquired Entities has been authorized to be disclosed or actually disclosed to any employee or third party other than pursuant to a non-disclosure agreement or other confidentiality obligation that protects the proprietary interests in and to such Proprietary Information.  The Acquired Entities have taken all commercially reasonable measures, which shall be at least as restrictive as industry standard, to protect the confidentiality of their Proprietary Information, and to the Knowledge of the Company, there has been no unauthorized disclosure of such Proprietary Information.  The Acquired Entities have in place privacy policies and a written information security plan regarding the collection and use of customer and employee information in accordance with applicable laws and industry standards and practice, and are complying and have complied with all applicable laws, and their own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of customer, employee or other personal information.  No claims have been asserted or, to the Knowledge of the Company, threatened, against the Acquired Entities alleging a violation of any person’s privacy rights, personal information, or data rights, and the consummation of the Transactions will not result in any such violation.  The Acquired Entities are not in breach, violation or default of any non-disclosure or confidentiality agreements where one or more of the Acquired Entities are the recipients of Proprietary Information from third parties.

(f)                                   Except for third-party software that has been licensed to the Acquired Entities, the Company Intellectual Property does not include any software that is distributed as open source software (e.g., Linux), including software licensed or distributed under any licenses or distribution models similar to GNU’s General Public License (Version 2 or Version 3) (GPL) or Lesser GPL (Version 2.1) (LGPL).  The Transactions will not obligate the Acquired Entities to deliver or license any source code for any computer software that is owned by the Acquired Entities to any other third parties.

3.13                        Compliance with Laws.  Other than as set forth on Schedule 3.13, the operations of the business of the Acquired Entities have been conducted in accordance in all material respects with all applicable Laws of all Governmental Authorities having jurisdiction over such entity and its assets, properties and operations.  Since January 1, 2011, no Acquired Entity has received notice of any violation (or any investigation with respect thereto) of any such Law, and no Acquired Entity is in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to any of its assets, properties or operations.

3.14                        Contracts.

(a)                                 Schedule 3.14 sets forth a list of each of the following as of the date of this Agreement:

(i)                                     any Contract (including purchase orders) involving the obligation of the Acquired Entities to purchase products or services pursuant to which the aggregate of payments to become due from the Acquired Entities is equal to or exceeds Two Hundred Fifty Thousand Dollars ($250,000) and which is not terminable on sixty (60) days’ or less notice;

(ii)                                  any Contract (including purchase orders) involving the obligation of the Acquired Entities to sell products or services pursuant to which the aggregate of payments to become due to the Acquired Entities is equal to or exceeds Two Hundred Fifty Thousand Dollars ($250,000), and which is not terminable on sixty (60) days’ or less notice;

(iii)          any distributor, dealer, sales, advertising, agency, consultant, lobbying, manufacturer’s representative, franchise or similar Contract requiring the payment of any commissions by the Acquired Entities in excess of One Hundred Thousand Dollars ($100,000) per year;

(iv)          any commitment of the Acquired Entities to make a capital expenditure or to purchase a capital asset in excess of Fifty Thousand Dollars ($50,000) individually or Three Hundred Thousand Dollars ($300,000) in the aggregate;

(v)           any partnership or joint venture agreement in which the Acquired Entities are a party or by which they are bound;

(vi)          any Contract by the Acquired Entities to purchase any Equity Interests or the debt or equity securities of any Person;

(vii)         any Contract that restricts or prohibits the Acquired Entities from engaging in competition; and

(viii)        any lease or similar agreement under which (i) any Acquired Entity is the lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual rent in excess of One Hundred Thousand Dollars ($100,000) or (ii) either is the lessor of, or makes available for use by any third Person, any tangible personal property owned by it for an annual rent in excess of One Hundred Thousand Dollars ($100,000).

(b)                                 Each Contract set forth in Schedules 3.11(b), 3.14, 3.15(a) and 3.17(a) (collectively, the “Business Agreements”) is valid, binding and enforceable against the Acquired Entities subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors rights and to general equity principles and, to the Knowledge of the Company, against the other parties thereto in accordance with its terms, and in full force and effect.  Each of the Acquired Entities has performed all material obligations required to be performed by it to date under, and is not in material default under any Business Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.  To the Knowledge of the Company, no other party to any Business Agreement is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Company has made available to Buyer true and complete originals or copies of all of the Business Agreements.

3.15        Employee Benefits.

(a)           Schedule 3.15(a) sets forth (i) all “employee benefit plans”, as defined in Section 3(3) of ERISA, and all other material employee benefit programs, policies, arrangements or payroll practices, including, without limitation, any such programs, policies, arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, cafeteria benefits, dependent care reimbursements, prepaid legal benefits, scholarships or tuition reimbursements, sponsored, maintained or contributed to by the Acquired Entities or to which the Acquired Entities are obligated to contribute thereunder for current or former employees, directors or consultants of the Acquired Entities, maintained or sponsored by the Acquired Entities or to which the Acquired Entities or any trade or business (whether or not incorporated) which is or has ever been under control or treated as a single employer with the Company under Section 414(b), (c), (m), or (o) of the Code (an “ERISA Affiliate”) has contributed or has ever been obligated to contribute and (ii) all employment, change in control, retention, severance, termination, transaction, consulting and other similar agreements under which any current or former employee, director, or consultant of the Acquired Entities has any right to compensation or benefits ((i) and (ii) collectively, the “Employee Benefit Plans”).

(b)           True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans, have been delivered to Buyer, to the extent applicable:  (i) all plans and related trust documents, and amendments thereto; (ii) Forms 5500 filed for the three most recent plan years; (iii) the most recent IRS determination letter; (iv) the most recent summary plan descriptions, annual reports and material modifications; (v) the most recent actuarial report, if any; and (vi) written communications to or from any Governmental Authority within the last three (3) years.

(c)           Neither the Company nor any ERISA Affiliate maintains, sponsors or contributes to, or has within the past six (6) years maintained, sponsored or contributed to, any employee benefit plan subject to Section 412 of the Code or Title IV of ERISA.

(d)           Each Employee Benefit Plan that is intended to qualify under Section 401 of the Code and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and to the Knowledge of the Company, nothing has occurred with respect to the operation of any such Employee Benefit Plan that would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

(e)           There has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Employee Benefit Plans.

(f)            There are no pending, or, to the Knowledge of the Company, threatened actions, claims or lawsuits which have been asserted or instituted against the Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans with respect to the operation or administration of such plans or the investment of plan assets (other than routine benefit claims), nor does the Company have Knowledge of facts which could form the basis for any such claim or lawsuit.  No Employee Benefit Plan has been the subject of an audit, investigation or examination by any Governmental Authority within the last three (3) years.

(g)           The Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.  None of the Acquired Entities, or, to the Knowledge of the Company, any “party in interest” or “disqualified person” with respect to the Employee Benefit Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or 4975 of the Code.  Other than with respect to the Stock Plan, no stock or other security issued by the Company or any Affiliate forms or has formed a part of the assets of any Employee Benefit Plan.

(h)           None of the Employee Benefit Plans provide retiree life, retiree health or other benefits except as may be required under COBRA or any similar state or local law.  The Company and the ERISA Affiliates have at all times materially complied with the notice and health care continuation requirements of COBRA and HIPAA.

(i)            Except as set forth on Schedule 3.15(i), neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or upon the occurrence of subsequent events; (i) result in any payment becoming due to any employee (current, former or retired) of the Acquired Entities; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan; or (iv) constitute a “change in control” or similar event under any Employee Benefit Plan.  No current or former employee, director, or consultant has or will obtain a right to receive a gross-up payment from the Acquired Entities with respect to any excise or additional taxes that may be imposed pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise.

(j)            With respect to all amounts deferred under any Employee Benefit Plan that is subject to Section 409A of the Code, each such Employee Benefit Plan is in documentary and operational compliance with Section 409A of the Code (and the Treasury regulations thereunder).

(k)           The Acquired Entities may amend or terminate any Employee Benefit Plan (other than any employment agreement or any similar agreement cannot be terminated without the consent of the other party) at any time without incurring material liability thereunder, other than in respect of accrued and vested obligations and medical or welfare claims incurred prior to such amendment or termination.

(l)            The Acquired Entities do not have any Employee Benefit Programs that are subject to the Laws of a jurisdiction other than the United States.

3.16        Environmental Compliance.

(a)           The Acquired Entities are in compliance with current applicable Environmental Laws in all material respects.

(b)           The Acquired Entities possess all material Permits required under Environmental Laws for its operations as currently conducted.

(c)           To the Knowledge of the Company, there has been no release of any Hazardous Substance by the Acquired Entities at any of the Facilities that is in material violation of or is reasonably likely to lead to any material liability arising under any Environmental Law.

(d)           The Acquired Entities have not received any written notice of violation, nor is any Action pending or, to the Knowledge of the Company, threatened, asserting actual or potential liability under any Environmental Law in respect to the Acquired Entities.

(e)           In the last three (3) years, the Acquired Entities have not transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Substance to any off-site location other than Hazardous Substances contained in ordinary municipal solid waste, Hazardous Substances associated with the disposal of wastes from day-to-day cleaning activities and Hazardous Substances otherwise generated in the ordinary course of the Acquired Entities’ business.

(f)            All material environmental studies and audits conducted in relation to the Facilities by or on behalf of the Acquired Entities in the last three (3) years have been made available to Buyer.

Notwithstanding any other provisions of this Agreement, Buyer acknowledges and agrees that the representations and warranties contained in this Section 3.16 are the only representations and warranties given by the Acquired Entities with respect to environmental matters and Hazardous Substances or compliance with Environmental Laws, and no other provisions of this Agreement shall be interpreted as containing any representation or warranty with respect thereto.

3.17        Employee Relations and Agreements.

(a)           Schedule 3.17(a) contains a list of (all employment, change in control, retention, severance, termination, transaction, consulting and other similar agreements under which any current or former employee, director, or consultant of the Acquired Entities has any right to compensation or benefits.

(b)           The Acquired Entities are not a party to any collective bargaining agreement or other labor contract.  Except as set forth in Schedule 3.17(b): (i) each of the Acquired Entities is in compliance in all material respects with all applicable Laws relating to employment and employment practices, the classification of employees, wages, hours, collective bargaining, unlawful discrimination, civil rights, safety and health, workers’ compensation, the collection and payment of withholding and/or social security Taxes and terms and conditions of employment; (ii) there are no charges with respect to or relating to the Acquired Entities pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (iii) none of the Acquired Entities are subject to any pending or, to the Knowledge of the Company, threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance; (iv) to the Knowledge of the Company, there is no current attempt by any union to represent employees of the Acquired Entities as a collective bargaining agent; and (v) none of the Acquired Entities has received any notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of any Acquired Entity and no such investigation is in progress.

(c)           Except as set forth in Schedule 3.17(c), (i) there is no Action pending nor, to the Knowledge of the Company, threatened nor, is there any other controversy, claim, hearing, investigation, charge, complaint, audit, notice or demand pending or to the Knowledge of the Company, threatened, in each case, between any Acquired Entity and any of its employees or former employees; (ii) there is no Action pending before the U.S. Office of Contract Compliance Programs, the Wage and Hour Division of the U.S. Department of Labor (the “DOL”) or any other office of the DOL or any other governmental agency or authority relating to any employee; (iii) there is no local, state or federal wage and hour enforcement agency investigation against any Acquired Entity and no claims or charges relating to wage and hour issues have been filed or to the Knowledge of the Company, threatened; (iv) no Acquired Entity is bound by any consent decree or settlement agreement relating to employment decisions or relations with its employees, independent contractors or applicants for employment; and (v) no Occupational Safety and Health Administration investigations have been made of any of the Acquired Entities in the past three (3) years.

(d)           There has been no “mass layoff” or “plant closing” (as defined by the WARN Act) with respect to any Acquired Entity within the six (6) months prior to the date of this Agreement. Subject to Schedule 3.17(d), during the ninety (90) day period prior to the date of this Agreement, nine (9) employees have separated from employment from the Acquired Entities.

(e)           Schedule 3.17(e) is an accurate and complete list showing: (a) the names, positions and employer(s) of all employees who are not terminable at-will and who are currently being compensated by any Acquired Entity whose annual compensation is in excess of One Hundred Thousand Dollars ($100,000), together with a statement of the compensation paid to date for calendar year 2013, and the annual wages, bonus and incentive compensation paid or payable with respect to calendar year 2012; and (b) all bonus and incentive compensation paid or payable (whether by agreement, custom or understanding) to any employee of the Acquired Entities not listed in clause (a) above for services rendered or to be rendered during the calendar year 2012.

3.18        Litigation.  Except as set forth in Schedule 3.18, there is no Action presently pending against any of the Acquired Entities, or, to the Knowledge of the Company, threatened against any of the Acquired Entities or any of their officers, directors, members, managers, employees, agents or Affiliates involving, affecting or relating to the Acquired Entities, the assets, properties or rights of any of the Acquired Entities or the Transactions.   None of the Acquired Entities nor any of their assets are subject to any outstanding Court Order, nor is it a party or, to the Knowledge of the Company, threatened to be made a party to any such Court Order.

3.19        Insurance.  All policies or binders of fire, liability, product liability, worker’s compensation, vehicular and other insurance held by or on behalf of the Acquired Entities are listed on Schedule 3.19.  The Company has made available to Buyer a true, complete and accurate copy of all such policies.  Except as set forth in Schedule 3.19, all such policies and bonds are in full force and effect.  All premiums on all such policies due and owing have been paid to date and none of the Acquired Entities is in material default under any provisions of any such policy of insurance nor has any of the Company or its Subsidiaries received notice of cancellation of or cancelled any such insurance.  For all material claims made under such policies, the Acquired Entities have timely complied with any applicable notice provisions.

3.20        Product Liability and Recalls.  Except as set forth in Schedule 3.20, there is no Action pending or, to the Knowledge of the Company, threatened against or involving any of Acquired Entities relating to any product alleged to have been designed, manufactured or sold by any of the Acquired Entities and alleged to have been defective or improperly designed or manufactured.  There has been no recall or investigation or, to the Knowledge of the Company, threatened or contemplated recall or investigation, of any product designed, manufactured or sold by any of the Acquired Entities.

3.21        Suppliers and Customers.  No suppliers of the Acquired Entities have canceled any Contract with the Acquired Entities which Contract requires the payment by the Acquired Entities of amounts in excess of $500,000 per year at any time in the last two (2) years.  Except as set forth in Schedule 3.21, none of the ten (10) most significant customers of the Acquired Entities has ceased conducting business with the Acquired Entities at any time in the last two (2) years.

3.22        Inventory.  The Acquired Entities’ inventory, whether reflected on the Financial Statements or not, consists of raw materials and supplies, manufactured and processed parts, goods in process, and finished goods, which are in all material respects  merchantable and fit for the purpose for which it was procured or manufactured, and, except as has been written down or reserved for on the Most Recent Balance Sheet. Except as set forth in Schedule 3.22, no Acquired Entity holds any items of inventory on consignment from other Persons and no other Person holds any items of inventory on consignment from any Acquired Entity other than any inventory which is valued in an amount less than One Hundred Thousand Dollars ($100,000).3.23  Accounts Receivable. All of the accounts receivable owing to any of the Acquired Entities, net of applicable reserves, constitute valid and enforceable claims arising from bona fide transactions or goods sold or services performed in the ordinary course of business of the Acquired Entities.

3.24        Title to and Condition of Assets.  The Acquired Entities have good and marketable title to, or a valid leasehold interest in, all machinery, equipment and other personal property (a) located on their premises, shown on the Year-End Financial Statements, or acquired after the Most Recent Balance Sheet Date and (b) necessary for the conduct of their business as currently conducted, in each case free and clear of all Encumbrances (other than Permitted Encumbrances), except for properties and assets disposed of in the ordinary course of business since the Most Recent Balance Sheet Date.  Each such personal property is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition (subject to ordinary wear and tear), and is suitable for the purposes for which it is currently used.

3.25        Bank Accounts.  Schedule 3.25 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any of the Acquired Entities maintain accounts of any nature, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

3.26        Powers of Attorney; Guarantees.  The Acquired Entities do not have an obligation to act under any outstanding power of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, co-signor, endorser (other than for purposes of collection in the ordinary course of business of the Company), co-maker or indemnitor in respect of the obligation of any Person.

3.27        Transactions with Affiliates.  Schedule 3.27 sets forth a list of all existing business relationships and Contracts between the Acquired Entities and any of its Affiliates, officers, directors or employees or any of such officers’, directors’ or employees’ Affiliates.  Except as set forth on Schedule 3.27, the Acquired Entities are not indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance.

3.28        No Brokers  Except for Lazard Middle Market LLC, neither the Acquired Entities nor any Seller has become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the Transactions.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Sellers as follows (except as set forth in the Disclosure Letter all references herein to a Schedule shall be references to the corresponding section in the Disclosure Letter):

4.1          Organization and Power of Buyer.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  Buyer is licensed or qualified to conduct its business and is in good standing in every jurisdiction where it is required to be so licensed or qualified, except where the failure to be so licensed or qualified would not individually or in the aggregate be reasonably likely to have a Buyer Material Adverse Effect.  Buyer has the requisite corporate power and authority to own or lease its assets and to carry on its businesses as currently conducted.

4.2          Authority of Buyer; Enforceability.  Buyer has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.  The execution, delivery and performance of the Transaction Documents to which Buyer is a party have been duly authorized and approved by its Board of Directors and do not require any further authorization or consent.  The Transaction Documents have been duly authorized, executed and delivered by Buyer, and (assuming the valid authorization, execution and delivery of the Transaction Documents by the Company and the Sellers) is the legal, valid and binding agreement of Buyer, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

4.3          Conflicts.  The execution and delivery by Buyer of the Transaction Documents, and the performance by Buyer of its obligations thereunder, does not and will not:

(a)           violate any provision of the Organizational Documents of Buyer;

(b)           violate any provision of applicable Law;

(c)           require a registration, filing, application, notice, consent, approval, order, qualification, authorization, designation, declaration or waiver with, to or from any Governmental Authority;

(d)           require a consent, approval or waiver from, or notice to, any party to any material contract to which Buyer is a party; or

(e)           result in a breach of, constitute a default under, or result in the acceleration of material obligations, loss of material benefit or increase in any material liabilities or fees under, or create in any party the right to terminate, cancel or modify, any agreement to which Buyer is a party.

4.4          Capitalization and Related Matters.  As of the date hereof, Buyer’s capital stock consists of (a) 100,000,000 authorized shares of common stock, $0.10 par value (“Buyer Stock”), 68,417,670 shares of which are issued and outstanding and (b) 5,000,000 authorized shares of preferred stock, par value $0.10 per share, none of which are outstanding.  Buyer holds 301,335 shares of Buyer Stock as treasury stock and no shares of preferred stock in its treasury.  Buyer has 3,498,110 shares of Buyer Stock reserved for issuance to officers, directors, employees and consultants of Buyer pursuant to its Amended and Restated 2004 Stock Incentive Plan, as amended from time to time, duly adopted by its Board of Directors and approved by Buyer’s stockholders.  Of such reserved shares of Buyer Stock, 2,680,263 shares have been granted and are currently outstanding.  Except as set forth on Schedule 4.4(a), (i) neither Buyer nor any of its Subsidiaries has outstanding any Equity Interests or any Commitments, other than the Equity Interests of Buyer issued to the public, Equity Interests and Commitments issued under Employee Benefit Plans of Buyer and Equity Interests of the Subsidiaries of Buyer that are owned by Buyer; and (ii) neither Buyer nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Equity Interests of Buyer.  All of the outstanding shares of Buyer Stock have been duly authorized, validly issued and are fully paid and non-assessable.  The shares of Buyer Stock that may be issued upon conversion of any Buyer Note (the “Conversion Shares”) have been duly reserved for issuance upon conversion of the Buyer Notes and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Buyer Stock and will be free and clear of all Encumbrances, other than restrictions imposed by securities Laws applicable to any unregistered shares issued.  Neither the issuance, sale or delivery of the Buyer Notes nor the issuance or delivery of the Conversion Shares is subject to any preemptive or other purchase right of the Company’s stockholders or to any right of first refusal or other right in favor of any Person.  The consummation of the Transactions will not result in any anti-dilution adjustment or other similar adjustment to any of the Company’s outstanding securities.  Other than as set forth on Schedule 4.4(b), there are no Contracts with respect to the voting or transfer of Buyer Stock.  Except as set forth on Schedule 4.4(c) (such entities, the “Buyer Subsidiaries”), Buyer has no direct or indirect Subsidiaries.  All of the issued and outstanding Equity Interests of each Buyer Subsidiary (A) that is a corporation have been duly authorized and are validly issued, fully paid, and nonassessable and (B) that is not a corporation have (i) been duly created pursuant to the Laws of the jurisdiction of such Buyer Subsidiary, (ii) have been issued and paid for in accordance with the Organizational Documents governing such Buyer Subsidiary, and (iii) are fully paid and non-assessable and require no further capital contribution.  Buyer holds of record and owns beneficially all of the outstanding Equity Interests of the Buyer Subsidiaries, free and clear of any Encumbrances (other than restrictions under the Securities Act and state securities Laws).  No Commitments exist or are authorized with respect to any Buyer Subsidiaries or their Equity Interests and no such Commitments will arise in connection with the Transactions.  No Buyer Subsidiary is obligated to redeem or otherwise acquire any of its Equity Interests.  Each of the Buyer Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its jurisdiction, and is licensed or qualified to conduct its business and is in good standing in every jurisdiction where it is required to be so licensed or qualified, except where the failure to be so licensed or qualified would not individually or in the aggregate be reasonably likely to have a Buyer Material Adverse Effect.  Each Buyer Subsidiary has the corporate power and authority to own or lease the assets it purports to own or lease and to carry on its business in the manner currently conducted.

4.5          SEC Filings; Financial Statements.

(a)           The Buyer SEC Reports have been timely filed pursuant to the Exchange Act, the Securities Act and the rules and regulations thereunder.

(b)           The Buyer SEC Reports complied in all material respects with the requirements of the Exchange Act, the Securities Act and the rules and regulations thereunder in effect on the date of filing.  The Buyer SEC Reports, when filed pursuant to the Exchange Act, the Securities Act and the rules and regulations thereunder, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

(c)           As used in this Section 4.5, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(d)           Each of Buyer’s financial statements (including the related notes) included or incorporated by reference in the Buyer SEC Reports presented fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Buyer and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP, Regulation S-X or Regulation S-K, as applicable, consistently applied during the period involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to the absence of complete footnotes.

4.6          No Litigation or Regulatory Action.  There is no Action pending or, to the knowledge of Buyer, threatened, against Buyer or its Affiliates which would reasonably be expected to prevent, hinder or delay the consummation of any of the Transactions.  There is no Action pending or, to the knowledge of Buyer, threatened that questions the legality or propriety of the Transactions.

4.7                               Independent Analysis. Buyer acknowledges and agrees that any cost estimates, forecasts, projections or other predictions or forward-looking information that may have been provided to Buyer are not representations or warranties of the Company or any of the Sellers of future performance of the Company and no assurance can be given that any estimated, forecasted, projected or predicted results will be achieved.

4.8                               Status. Buyer is an “accredited investor” within the meaning of Regulation D of the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Shares.

4.9                               No Brokers. Except for Threadstone Advisors LP, neither Buyer nor any Person acting on Buyer’s behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the Transactions.

ARTICLE 5

COVENANTS OF THE PARTIES

5.1                               Access to Information.

(a)                                 Each Party shall (i) afford to the other Party reasonable access, during normal business hours, upon reasonable advance notice to Buyer or the Sellers’ Representatives, as the case may be, to the offices, properties, executive employees and business, tax and accounting records (including computer files, retrieval programs and similar documentation) of the Company or Buyer, as the case may be, to the extent Buyer or the Sellers’ Representatives shall reasonably deem such access necessary or desirable, and (ii) furnish to the other Party such additional information concerning the Company or Buyer, as the case may be, as shall be reasonably requested; provided, however, that no Party shall be required to violate any obligation of confidentiality to which such Party is subject or any attorney-client privilege.

(b)                                 Each Party agrees that its investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company or Buyer, as the case may be, and in discharging its obligations pursuant to this Section 5.1, no Party shall speak to any of the employees, customers, distributors or suppliers of the other Party without the prior written consent of Buyer or the Sellers’ Representatives, as the case may be.

5.2                               Governmental Approvals; Consents of Third Parties. The Sellers and the Company shall, and the Company shall cause the Acquired Entities to, (a) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities, and of all other Persons, required in connection with the execution, delivery and performance by the Seller Parties of the Transaction Documents, and (b) diligently assist and cooperate with Buyer in preparing and filing or providing all documents required to be submitted or provided by Buyer to any Governmental Authorities or such other Persons, in connection with such transactions and in obtaining any such consents, waivers, authorizations or approvals which may be required to be obtained by Buyer in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to Buyer all information concerning the Acquired Entities that counsel to Buyer reasonably determines is required to be included in such documents); provided, however, that neither the Sellers nor the Company shall be required to incur any financial or other obligation in connection therewith (other than out of pocket expenses). Buyer shall (a) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities, and of all other Persons, required in connection with the execution, delivery and performance by Buyer of the Transaction Documents, and (b) diligently assist and cooperate with the Seller Parties in preparing and filing or providing all documents required to be submitted or provided by the Seller Parties to any Governmental Authorities or such other Persons, in connection with such transactions and in obtaining any consents, waivers, authorizations or approvals which may be required to be obtained by the Seller Parties in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Seller Parties all information concerning Buyer that counsel to the Seller Parties reasonably determines is required to be included in such documents); provided, however, that Buyer shall not be required to incur any financial or other obligation in connection therewith (other than out of pocket expenses).

5.3                               Operations Prior to the Closing Date.

(a)                                 Between the date hereof and the Closing Date, but except as otherwise contemplated herein or as set forth on Schedule 5.3(a), the Acquired Entities shall operate and carry on its business in the ordinary course and substantially as currently operated.  Consistent with the foregoing, but except as otherwise contemplated in this Agreement or as set forth on Schedule 5.3(a), the Company shall use its commercially reasonable efforts, consistent with good business practice, to preserve the goodwill of the suppliers, contractors, licensors, employees and others having relations with the Company.

(b)                                 Without limiting the provisions of Section 5.3(a), except as set forth on Schedule 5.3(b) or with the written approval of Buyer (not to be unreasonably withheld, delayed or conditioned), between the date hereof and the Closing Date, no Acquired Entity will engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.8(b).

(c)                                  Between the date hereof and the Closing Date, but except as otherwise contemplated herein or as set forth on Schedule 5.3(c), Buyer and its Subsidiaries shall operate and carry on its business in the ordinary course and substantially as currently operated.

5.4                               Transfer of Shares. Between the date hereof and the Closing Date (or the earlier termination of this Agreement pursuant to ARTICLE 10), each Seller covenants and agrees that such Seller shall not dispose of any interest in its or his Shares or any of them, or grant any option over or create or allow to exist any Encumbrance (other than Permitted Encumbrances) over its or his Shares, other than: (a) in the case of a Seller that is an entity, a transfer of Shares by such Seller to its partners, other equity holders or Affiliates, or (b) in the case of a Seller that is a natural person, a transfer of Shares by such Seller made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Seller (or his or her spouse), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Seller or any such family members; provided, however, that in the event of a transfer pursuant to clauses (a) and

(b), the transferring Seller shall deliver prior written notice thereof to Buyer, the Company and the Sellers’ Representatives of such pledge, gift or transfer, and such Shares and such transferee shall, as a condition to such transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Seller (but only with respect to the Shares transferred to the transferee); and provided, further, that any such transfer shall be subject to the terms and conditions of the Stockholders Agreement.

5.5                               Efforts. Subject to the terms and conditions of this Agreement, each Party will use all commercially reasonable efforts to cause the Closing to occur.  Notwithstanding the foregoing, Buyer shall use its reasonable best efforts to obtain the Requisite Financing, including by using reasonable best efforts to (i) negotiate and enter into definitive agreements for the Requisite Financing (collectively, the “Debt Requisite Financing Agreement”), (ii) satisfy on a timely basis all conditions applicable to Buyer set forth in any Debt Requisite Financing Agreement that are within its control if all other conditions to Buyer’s obligation to close have been satisfied or waived (other than those that by their nature are to be satisfied at the Closing) and (iii) upon satisfaction of such conditions, consummate the Requisite Financing.  In the event all or any portion of the Requisite Financing becomes unavailable to Buyer for any reason, Buyer shall use its reasonable best efforts to arrange and obtain alternative financing from the same or not less than 2 alternative sources reasonably satisfactory to Buyer (the “Alternative Financing”) in an amount sufficient and on terms and conditions not materially less favorable (taken as a whole) than those described in the term sheet for the Requisite Financing to enable Buyer to fund the payment of the Aggregate Closing Consideration.  In the event that notwithstanding Buyer complying with the two preceding sentences, Requisite Financing or Alternative Financing is not obtained in order to close the Transactions prior to any termination of this Agreement (other than as a result of any action or inaction by Buyer which would constitute a breach of the two prior sentences resulting in such lack of obtaining Requisite Financing or Alternative Financing), Buyer shall have no liability to Sellers or Sellers’ Representatives other than (i) the Expense Reimbursement, (ii) as a result of any breach of any warranty or the inaccuracy of any representation of Buyer contained in this Agreement, (iii) as a result of any breach by Buyer of, or failure by Buyer to perform any of its other covenants or obligations contained in this Agreement, (iv) as a result of fraud or (v) as a result of willful misconduct in each such instance subject to the terms and limitations of Section 10.2.  Buyer shall inform the Sellers’ Representatives regarding all material activity concerning the Requisite Financing or Alternative Financing, including any material adverse changes with respect to the Requisite Financing or Alternative Financing, and shall provide the Sellers’ Representatives with copies of all commitment letters, proposals and documents in respect thereof received from potential and actual financing sources.  The Company shall reasonably cooperate with Buyer in respect of Buyer’s efforts in seeking to obtain the Requisite Financing or Alternative Financing. Sellers, severally and not jointly, agree that they will negotiate in good faith with the providers of the Requisite Financing or Alternative Financing with respect to customary and reasonable changes such providers may request to the subordination provisions in the Buyer Notes, or entering into a separate subordination agreement generally consistent with such subordination provisions; provided, however, that no Seller shall be required to agree to any changes to the subordination provisions, or any separate subordination agreement, in the event that any such changes or new agreement, in either case, are materially adverse to such Seller from what is in the Buyer Notes, absent the consent of the Sellers’ Representatives; provided that with respect to any customary and reasonable changes, such consent shall not be unreasonably conditioned, withheld or delayed.  For the avoidance of doubt, in no event shall the Sellers be required to alter the economic terms of the Buyer Notes, including principal amount, cash interest , conversion rights, maturity, redemption (and related rights), tax payments, manner and timing of payments (subject to Section 4 of the Buyer Notes) and Consolidated Leverage Ratio (as defined in the Buyer Notes).

5.6                               Exclusivity.Between the date hereof and the Closing Date (or the earlier termination of this Agreement pursuant to ARTICLE 10), no Seller Party will (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any Equity Interests or any substantial portion of the assets of any of the Acquired Entities (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.  Between the date hereof and the Closing Date (or the earlier termination of this Agreement pursuant to ARTICLE 10), no Seller will vote its Shares in favor of any such transaction.  The Seller Parties will notify Buyer as soon as practicable if any Person makes any bona fide proposal offer with respect to any of the foregoing.

5.7                               Confidentiality. Except as may be required by Law, stock exchange or as otherwise expressly contemplated herein, no Party or their respective Affiliates, employees, agents, and representatives will disclose to any third party the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party that it may have acquired from such Party in the course of pursuing the Transactions without the prior written consent of the Company or Buyer, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows:  (a) to such Party’s Affiliates and its or its Affiliates’ employees, lenders, counsel, insurance brokers and consultants or accountants, the actions for which the applicable Party will be responsible; (b) to comply with any applicable Law or Court Order; provided, however, that prior to making any such disclosure the Party making the disclosure notifies the other Party of any Action of which it is aware which may result in disclosure and uses its commercially reasonable efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the Party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the Party making such disclosure on a non-confidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party’s knowledge, is not prohibited from disclosing such information by a legal, Contractual, or fiduciary obligation to the other Party.  If the Transactions are not consummated, each Party will return or destroy as much of the Confidential Information concerning the other Party as the Parties that have provided such information may reasonably request.  No Party or any of its Affiliates will issue any press release or other public announcement related to this Agreement or the Transactions without the other Party’s prior written approval.

5.8                               Related-Party Transactions with Non-Management Affiliates. Other than as expressly contemplated by this Agreement, on or prior to the Closing Date, the Company shall terminate all Contracts with any of the Sellers or their respective Affiliates (other than (i) those Contracts set forth on Schedule 5.8 and (ii) Contracts between the Company and its employees); provided, however, that in no event shall the Company be required to pay any fee or otherwise incur any expense or financial exposure with respect to any such termination or release.

5.9                               Notice of Developments. The Sellers and the Company will give prompt written notice to Buyer of any development occurring after the date of this Agreement, or any item about which such Person did not have knowledge on the date of this Agreement, which causes or reasonably could be expected to cause a breach of any of the representations and warranties in ARTICLE 2 or ARTICLE 3.  Buyer will give prompt written notice to the Sellers of any development occurring after the date of this Agreement, or any item about which Buyer did not have knowledge on the date of this Agreement, which causes or reasonably could be expected to cause a breach of any of the representations and warranties in ARTICLE 4.  No disclosure by any Party pursuant to this Section 5.10 will be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation or breach of any representation, warranty, or covenant.

5.10                        Termination of Stockholders Agreement. As of the Closing Date, each Seller agrees that the Stockholders Agreement is hereby terminated and of no further effect.

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1                               Preservation of Records. Buyer, at its own expense, shall preserve and keep records held by it or the Acquired Entities relating to the Sellers and the Acquired Entities for a period of seven (7) years from the Closing Date, during which time Buyer shall make such records available to the Sellers’ Representatives, as the Sellers may require.  Buyer may destroy such records after such time, but only after Buyer gives ninety (90) days prior written notice to the Sellers’ Representatives thereof and details the contents of the records to be destroyed, whereupon the Sellers’ Representatives shall have the option to take possession of the records at the expense of the Sellers within one hundred and eighty (180) days of the date of such notice by Buyer.

6.2                               Officers and Directors.

(a)                                 The indemnification agreements set forth on Schedule 6.2(a) shall remain in effect from and after the Closing but only to the extent related to actions or omissions occurring prior to the Closing Date.  Subject to Section 6.2(d), Buyer shall not make any amendment or modification to the Restated Certificate or the Bylaws that would be adverse to any current or former director or officer of the Company, or enter into any agreement that would have the effect of amending or modifying the Restated Certificate or the Bylaws in any manner that would adversely affect any current or former director or officer of the Company.

(b)                                 For the six (6) year period commencing on the Closing Date, (i) Buyer shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring prior to the Closing Date with respect to those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company’s directors and officers currently covered by such insurance than those of such policy in effect on the date hereof and (ii) Buyer shall, or shall cause the Company to, cause coverage to be extended under the Company’s current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the Company’s existing directors’ and officers’ liability insurance in effect on the date hereof; provided, however, that Buyer may substitute therefor policies of a reputable insurance company the terms of which, including coverage and amount, are no less favorable to such directors and officers, in the aggregate, than the insurance coverage otherwise required under this Section 6.2.

(c)                                  The provisions of this Section 6.2 are (i) intended to be for the benefit of, and shall be enforceable by, each individual who on or prior to the Closing Date was a director, officer or employee of the Company (each, an “Indemnitee”), his or her heirs and his or her representatives, it being expressly agreed that such Persons shall be third party beneficiaries of this Section 6.2, and (ii) in addition to, and not in substitution for, any other right to indemnification or contribution that any such Indemnitee may have under this Agreement, by contract or otherwise.    Following the Closing, neither Buyer nor the Company shall enter into, or permit any of its Affiliates to enter into, any merger, consolidation or similar transaction unless Buyer shall have ensured that the surviving or resulting entity will assume the obligations imposed by this Section 6.2.

(d)                                 The obligations of Buyer under this Section 6.2 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.2 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.2 applies shall be third party beneficiaries of this Section 6.2, and each Indemnitee may specifically enforce the terms of this Section 6.2).

6.3                               Releases.

(a)                                 Each Seller, on behalf of such Seller and each of such Seller’s Affiliates, heirs, representatives, successors, and assigns, on the one hand, and Buyer, on behalf of itself and each of Buyer’s Affiliates, heirs, representatives, successors, and assigns, on the other hand (individually a “Releasor” and collectively, “Releasors”), hereby releases and forever discharges Buyer, the Acquired Entities, the other Seller Parties and each of their respective present and former officers, directors, managers, employees, agents, stockholders, controlling persons, representatives, Affiliates, successors, assigns, on the one hand, and the Sellers (and each of the other Sellers) and each of their respective present and former officers, directors, managers, employees, agents, stockholders, controlling persons, representatives, Affiliates, successors, assigns, on the other hand (individually, a “Releasee” and collectively, “Releasees”), from any and all Actions, Court Orders, Losses, and, except as expressly contemplated by this Agreement, Contracts whatsoever, whether known or unknown, suspected or unsuspected, both at Law and in equity, which such Releasor now has, have ever had or may hereafter have against the respective Releasees on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date, whether pursuant to their respective Organizational Documents, Contract or otherwise; except that (i) the foregoing releases shall not apply to the Company and any indemnitees under the  indemnification agreements set forth on Schedule 6.2(a) solely with respect such indemnification agreements, or any indemnification obligations under the Restated Certificate or the Bylaws, (ii) the foregoing releases shall not apply to claims alleging fraud or willful misconduct (iii) the foregoing releases shall not apply to any obligations of any of the Acquired Entities under any employment agreement with a Seller, (iv) the foregoing releases shall not apply to any obligations of a Party arising under this Agreement, and (v) the foregoing releases shall not apply to any employee benefits to which any such Seller is entitled under any Employee Benefit Plans or otherwise from any of the Acquired Entities, including accrued and unpaid salary or vacation or paid time off.  Each Releasor acknowledges and agrees that as a condition of this Agreement, such Releasor is expressly releasing all the released claims against the Releasees that he, she or it knows about as well as those that he, she or it may not know about.  Each Releasor expressly waives all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(b)                                 Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, each Releasor expressly acknowledges that this Section 6.3 is intended to include and does include in its effect, without limitation, all released claims which such Releasor does not know or suspect to exist in his, her or its favor against the Releasees, and that this Agreement contemplates the extinguishment of any such claim or claims.

(c)                                  Each Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any cause of Action, or commencing, instituting or causing to be commenced, any Action, of any kind against any Releasee, based upon any matter purported to be released hereby.

(d)                                 The provisions of this Section 6.3 are (i) intended to be for the benefit of, and shall be enforceable by, each Releasee, it being expressly agreed that such Releasees shall be third party beneficiaries of this Section 6.3, and (ii) in addition to, and not in substitution for, any other right to indemnification or contribution that any such Releasee may have under this Agreement, by contract or otherwise.

(e)                                  The obligations of each Releasor under this Section 6.3 shall not be terminated or modified in such a manner as to adversely affect any Releasee to whom this Section 6.3 applies without the consent of the affected Releasee.

6.4                               Employee Matters.

(a)                                 From and after the Closing, Buyer shall cause the Company to honor in accordance with their terms, all existing employment, severance, consulting and salary continuation agreements between the Acquired Entities and any current or former officer, director, employee or consultant of the Acquired Entities; provided, however, that nothing herein shall preclude Buyer from having the right to terminate the employment of any employee, with or without cause, subject to the terms and conditions of any such agreements, and applicable Law.

(b)                                 In the event that Buyer amends or terminates any employee benefit plans, programs, policies or arrangements of the Acquired Entities, Buyer shall cause the Company to, ensure that service rendered by employees of the Acquired Entities be taken into account for vesting and eligibility purposes under all employee benefit plans, programs, policies and arrangements of Buyer and its Subsidiaries, to the same extent as such service was taken into account under the corresponding plans of the Acquired Entities for those purposes; provided, however, that nothing herein shall result in the duplication of any benefits. Without in any way limiting the foregoing, employees of the Acquired Entities will not be subject to any pre-existing condition limitation under any health plan of Buyer or its Subsidiaries for any condition for which they would have been entitled to coverage under the corresponding plan of the Acquired Entities in which they participated immediately prior to the Closing Date. Buyer shall cause the Company to, ensure that such employees be given credit under such plans for co-payments made and deductibles satisfied prior to the Closing Date.

(c)                                  From and after the Closing, Buyer shall cause the Company to pay the employees of the Acquired Entities any bonuses that would have been payable to the employees of the Acquired Entities with respect to the calendar year in which the Closing Date occurs in accordance with the bonus plans set forth on Schedule 6.4(c) and only to the extent such bonuses are accrued on the Financial Statements in compliance with GAAP.

(d)                                 Nothing contained in this Section 6.4 or elsewhere in this Agreement, express or implied, shall confer upon any employee, former employee, officer or director or legal representative or beneficiary thereof, or any other Person, or any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Section 6.4 or elsewhere in this Agreement, express or implied, shall constitute an amendment or modification of any Employee Benefit Plan.

6.5                               Appointment to Board of Directors. At the Closing, the Board of Directors of Buyer shall increase the size of the Board of Directors of Buyer by one (1) additional member and appoint Kim to be a member thereof.

6.6                               Tax Refunds. Except to the extent reflected as an asset in the calculation of Net Working Capital, all refunds of Taxes of the Acquired Entities with respect to any Tax year or portion thereof ending on or before the Closing Date (including, for the avoidance of doubt, any refunds of Taxes attributable to the carryback of a net operating loss or other Tax attribute from a Tax year ending on or before the Closing Date to an earlier Tax year) that are actually received by Buyer or the Acquired Entities or applied against an Tax liability otherwise payable by Buyer or the Acquired Entities, net of any expenses incurred by Buyer or the Acquired Entities in securing such refunds, shall be for the account of the Sellers and shall be paid over to the Sellers’ Representatives within fifteen (15) days of receipt or realization by Buyer or the Acquired Entities.  All Tax Returns of the Acquired Entities for a Tax year or portion thereof ending on or before the Closing Date shall be prepared as soon as practicable (including, in the case of a carryback of a net operating loss or other Tax attribute, using any available short-form or accelerated procedures and filing amended Tax Returns to the extent necessary) and shall be submitted to the Sellers’ Representatives for their review and comment at least twenty (20) days prior to the due date for filing.  Neither Buyer nor the Acquired Entities shall elect to waive any carryback of a net operating loss or other Tax attribute on any such Tax Return.  For the avoidance of doubt, all Tax deductions of the Acquired Entities attributable to (i) the cancellation of the options in exchange for the consideration payable to the Option Sellers pursuant to this Agreement, (ii) the payment of Transaction Expenses (whether, before, on or after the Closing Date), and (iii) the write-off of previously deferred financing costs, shall be allocated to, and reflected as deductions on Income Tax Returns of the Acquired Entities filed for, Tax years or portions thereof ending on the Closing Date.

ARTICLE 7

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer to close under this Agreement shall, at the option of Buyer, be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

7.1                               No Misrepresentation or Breach of Company or Seller Covenants and Warranties. The representations and warranties of the Sellers and the Company contained in ARTICLE 2 and ARTICLE 3 hereof shall be true and correct (disregarding qualifications as to “materiality” and “Company Material Adverse Effect” set forth therein) as of the date hereof and as of the Closing Date as though made on the Closing Date (except for representations and warranties which address matters only as of a specific date, which representations and warranties shall continue as of the Closing Date to be true and correct as of such specific date), except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.  The Company and the Sellers shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company and the Sellers on or before the Closing Date.  The Company shall have delivered to Buyer a certificate dated as of the Closing Date and signed by an authorized officer of the Company confirming the foregoing under this Section 7.1 (the “Company Bring-Down Certificate”).

7.2                               No Injunction. There shall not be in effect any Court Order restraining, prohibiting or invalidating the consummation of the Transactions.

7.3                               Required Consents. he consents, approvals, waivers and notices set forth on Schedule 7.3 shall have been obtained (the “Seller Party Required Consents”).

7.4                               No Material Adverse Change. Since the date of the Year-End Financial Statements, there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

7.5                               Financing. Buyer shall have obtained, on terms and conditions reasonably satisfactory to Buyer, the Requisite Financing or Alternative Financing.

7.6                               Closing Deliveries. The Sellers shall have delivered to Buyer the documents and certificates required pursuant to Section 1.4(a).

Buyer may not rely on the failure of any condition set forth in this ARTICLE 7 to be satisfied if such failure was caused by Buyer’s failure to use its commercially reasonable efforts to consummate the Transactions, as required hereby.

ARTICLE 8

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS AND THE COMPANY

The obligations of the Sellers and the Company to close under this Agreement shall, at the option of the Company and the Sellers, be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

8.1                               No Misrepresentation or Breach of Buyer Covenants and Warranties. The representations and warranties of Buyer contained in ARTICLE 4 hereof shall be true and correct (disregarding qualifications as to “materiality” and “Buyer Material Adverse Effect” set forth therein) as of the date hereof and as of the Closing Date as though made on the Closing Date (except for representations and warranties which address matters only as of a specific date, which representations and warranties shall continue as of the Closing Date to be true and correct as of such specific date), except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Buyer Material Adverse Effect.  Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.  Buyer shall have delivered to the Sellers’ Representatives a certificate dated as of the Closing Date and signed by an authorized officer of Buyer confirming the foregoing under this Section 8.1 (the “Buyer Bring-Down Certificate”).

8.2                               No Injunction. There shall not be in effect any Court Order restraining, prohibiting or invalidating the consummation of the Transactions.

8.3                               No Material Adverse Change. Since November 30, 2012, there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect.

8.4                               Closing Deliveries. Buyer shall have delivered to the Sellers’ Representatives the documents and certificates required pursuant to Section 1.4(b).

The Company and the Sellers may not rely on the failure of any condition set forth in this ARTICLE 8 to be satisfied if such failure was caused by the Company’s or the Sellers’ failure to use its or their commercially reasonable efforts to consummate the Transactions, as required hereby.

ARTICLE 9

INDEMNIFICATION

9.1                               Indemnification by the Sellers. From and after the Closing Date and subject to the limitations set forth herein including Section 9.5, each Seller shall, severally and not jointly, indemnify and hold harmless Buyer, each of its directors, officers, employees, stockholders, agents and representatives (each, a “Buyer Indemnified Party”), and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Losses incurred by such Buyer Indemnified Party in connection with or arising from (a) any breach of any warranty or the inaccuracy of any representation of such Seller or the Company contained in this Agreement, (b) any breach by such Seller or the Company of, or failure by such Seller or the Company to perform, any of its covenants or obligations contained in this Agreement; and (c) any Taxes of the Acquired Entities with respect to any Tax year or portion thereof ending on or before the Closing Date, to the extent such Taxes are not reflected as a liability in the calculation of Net Working Capital (it being understood that, for purposes of this Section 9.1, all Income Tax deductions of the Acquired Entities attributable to (i) the cancellation of the options in exchange for the consideration payable to the Option Sellers pursuant to this Agreement, (ii) the payment of Transaction Expenses (whether, before, on or after the Closing Date), and (iii) the write-off of previously deferred financing costs, shall be allocated to Tax years or portions thereof ending on the Closing Date); provided, however, that:

(i)                                     the Sellers shall have no liability for any Losses pursuant to Section 9.1(a) (other than those arising out of, or resulting from, the breach by the Sellers and the Company of any of the Fundamental Representations, fraud or willful misconduct) unless and until the aggregate amount of the Losses for which the Sellers are obligated to indemnify pursuant to Section 9.1 shall exceed $2,000,000 (the “Threshold Amount”), in which case the Sellers shall be liable only for the aggregate amount of such Losses, as finally determined, that exceed the Threshold Amount;

(ii)                                  the Sellers shall have no liability for any individual Loss pursuant to Section 9.1(a) (other than those arising out of, or resulting from, the breach by the Sellers and the Company of any of the Fundamental Representations, fraud or willful misconduct) in an amount less than $7,500, and no such Losses shall be taken into account in determining whether or to the extent to which the Threshold Amount has been met or exceeded;

(iii)                               the aggregate liability of the Sellers for all Losses pursuant to Section 9.1 (other than those arising out of, or resulting from, the breach by the Sellers and the Company of any of the Fundamental Representations, fraud or willful misconduct) shall not exceed, in the aggregate, ten percent (10%) of the Aggregate Purchase Price;

(iv)                              no Seller shall have any obligation or liability under this ARTICLE 9 or otherwise for any breach by any other Seller of any representation, warranty or covenants of such other Seller in this Agreement;

(v)                                 no Seller shall be required to indemnify and hold harmless under this ARTICLE 9 for more than such Seller’s Pro Rata Share of a Loss arising out of a breach by the Company of any representation, warranty or covenants in this Agreement;

(vi)                              notwithstanding anything herein to the contrary, in no event shall the liability of any Seller exceed the amount of Aggregate Closing Consideration received by such Seller as a result of the Transactions; and

(vii)                           notwithstanding any provision hereof to the contrary, no Seller shall have liability to indemnify any Indemnified Party for any Losses to the extent such Losses were reflected in the calculation of Net Working Capital.

9.2                               Indemnification by Buyer. After the Closing Date and subject to the limitations set forth herein including Section 9.5, Buyer agrees to indemnify and hold harmless each Seller, its officers, partners, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (each, a “Seller Indemnified Party”), from and against any and all Losses incurred by such Seller Indemnified Party in connection with or arising from: (a) any breach of any warranty or the inaccuracy of any representation of Buyer contained in this Agreement, (b) any breach by Buyer of, or failure by Buyer to perform any of its covenants or obligations contained in this Agreement and (c) the operations of the Company after the Closing Date; provided, however, that:

(i)                                     Buyer shall have no liability for any Losses pursuant to Section 9.2(a) (other than those arising out of, or resulting from, the breach by Buyer of any of the Fundamental Representations, fraud or willful misconduct) unless and until the aggregate amount of the Losses for which Buyer is obligated to indemnify pursuant to Section 9.2 shall exceed $750,000 (the “Buyer Threshold Amount”), in which case Buyer shall be liable only for the aggregate amount of such Losses, as finally determined, that exceed the Buyer Threshold Amount;

(ii)                                  Buyer shall have no liability for any individual Loss pursuant to Section 9.2(a) (other than those arising out of, or resulting from, the breach by Buyer of any of the Fundamental Representations, fraud or willful misconduct) in an amount less than $7,500, and no such Losses shall be taken into account in determining whether or to the extent to which the Buyer Threshold Amount has been met or exceeded; and

(iii)                               the aggregate liability of Buyer for all Losses pursuant to Section 9.2 (other than those arising out of, or resulting from, the breach by Buyer of any of the Fundamental Representations, fraud or willful misconduct or the breach by Buyer of its obligation to pay the Aggregate Closing Consideration or the Final Aggregate Closing Consideration) shall not exceed, in the aggregate, ten percent (10%) of the Aggregate Purchase Price.

9.3                               Notice of Claims.

(a)                                 Any Person seeking indemnification hereunder (the “Indemnified Party”) shall give promptly to the Party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that the failure of any Indemnified Party to give such notices promptly shall not relieve Indemnitor of its obligations under this ARTICLE 9, except to the extent that the defense of such Action is materially and irrevocably prejudiced by the Indemnified Party’s failure to give such notice.

(b)                                 After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this ARTICLE 9 shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; or (ii) by any other means to which the Indemnified Party and the Indemnitor shall agree.  The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  The Indemnified Party shall have the burden of proof in establishing the amount of Losses suffered by it.  All amounts due to the Indemnified Party as so finally determined shall be paid within thirty (30) days after such final determination by Indemnitor.  In the event that the Indemnitor is a Seller then such amounts shall be paid on a Pro Rata Share basis by: (i) at the election of such Seller, the Right of Set Off of requisite amounts from the Buyer Notes or by wire transfer of immediately available funds to an account or accounts specified by the Indemnified Party or (ii) solely in the event that no Buyer Notes are available for set off, the payment of such Seller’s Pro Rata Share by wire transfer of immediately available funds to an account or accounts specified by the Indemnified Party, but in each case subject to the limitations herein set forth.  In the event that the Indemnitor is Buyer then such amounts shall be paid by wire transfer of immediately available funds to an account or accounts specified by the Indemnified Party.

9.4                               Third Person Claims.

(a)                                 An Indemnified Party must notify the Indemnitor in writing, of the third Person claim promptly after receipt by such Indemnified Party of written notice of the third Person claim, which notice shall contain reasonable detail describing the facts giving rise to the claim and (if then known) the amount of such claim.  The failure of any Indemnified Party to give such notices promptly shall not relieve Indemnitor of its obligations under this ARTICLE 9, except to the extent that the defense of such Action is materially and irrevocably prejudiced by the Indemnified Party’s failure to give such notice.

(b)                                 In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the right to defend the third Person claim, with counsel of its choice so long as (i) the Indemnitor notifies the Indemnified Party in writing within 15 days following the receipt of the claim notice that the Indemnitor will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the third Person claim, (ii) the third Person claim involves only money damages and does not seek an injunction or other equitable relief and (iii) the Indemnitor conducts the defense of the third Person claim actively and diligently.

(c)                                  In the event that the Indemnitor is conducting the defense of the third Person claim, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the third Person claim if there exists a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnitor and the Indemnified Party, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the third Person claim without the prior written consent of the Indemnitor and (iii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the third Person claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless such claim provides for the payment by the Indemnitor of money as sole relief for the third Person and results in the full and general release of the Indemnified Party.

(d)                                 To the extent the Indemnitor elects not to defend such proceeding, claim or demand, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the third Person claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnitor in connection therewith), (ii) the Indemnitor will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (iii) the Indemnitor will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the third Person claim to the fullest extent provided in this ARTICLE 9.

(e)                                  The party controlling the defense of such third Person claim the “Controlling Party”) shall keep the non-Controlling Party advised of the status of such third Person claim and the defense thereof and shall consider in good faith the recommendations made by the non-Controlling Party with respect thereto.  If the Indemnitor elects to assume control of the defense of a third Person claim, any fees and expenses of legal counsel employed by the Indemnified Party with respect to such third Person claim shall be considered Losses for which the Indemnified Party may be entitled to indemnification under this ARTICLE 9 only if the named parties in such third Person claim include both the Indemnitor and the Indemnified Party and the Indemnified Party has been advised by legal counsel that there may be one or more material legal defenses available to it which are different from or additional to those available to the Indemnitor (provided, that in such situation, the Indemnified Party shall not be entitled to employ more than one law firm).

(f)                                   The Parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.  Such cooperation shall include the retention and the provision of records and information which is reasonably relevant to such third Person claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to act as witnesses.

(g)                                  After any final Court Order shall have been rendered and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnifiable by the Indemnitor hereunder, the Indemnified

Party shall forward to the Indemnitor notice of any sums clue and owing by it with respect to such matter and the Indemnitor shall pay all amounts due to the Indemnified Party within thirty (30) days after such final determination by Indemnitor on a Pro Rata Share basis by: (i) at the election of such Seller, the Right of Set Off of requisite amounts from the Buyer Notes or by wire transfer of immediately available funds to an account or accounts specified by the Indemnified Party or (ii) solely in the event that no Buyer Notes are available for set off, the payment of such Seller’s Pro Rata Share by wire transfer of immediately available funds to an account or accounts specified by the Indemnified Party, but in each case subject to the limitations herein set forth.

9.5                               Other Limitations; Right to Indemnification Not Affected by Knowledge.

(a)                                 For purposes of determining the amount of any Losses, such amount shall be reduced by (i) the amount of any insurance benefits and proceeds (collectively, “Insurance Benefits”) paid to Buyer or the Company in respect of the Losses (net of any deductible amounts), (ii) any Tax benefit or refund actually realized or received by Buyer or the Company in respect of the Losses and (iii) any indemnification, contribution or other similar payment actually recovered by the Indemnified Party or any Affiliate thereof from any third Person with respect thereto.  Any such amounts or benefits (equal to the amount paid by the Indemnitor)  received by an Indemnified Party or any Affiliate thereof with respect to any indemnity claim after it has received an indemnity payment hereunder shall be promptly paid over to the Indemnitor.

(b)                                 Other than with respect to the representations and warranties contained in Section 3.6, in determining whether a representation, warranty or covenant in this Agreement has been breached and calculating damages of any such breach where such representation, warranty or covenant is modified by the words “material,” “Material Adverse Effect,” “Material Adverse Change,” or other words of similar import, such modification will be disregarded.

(c)                                  NO PARTY SHALL HAVE ANY LIABILITY FOR ANY PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR REVENUE OR DIMINUTION IN VALUE) SUFFERED OR INCURRED BY ANY OTHER PARTY.

(d)                                 The right to indemnification based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any closing condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification based on such representations, warranties, covenants, and obligations.

(e)                                  Except for remedies that cannot be waived as a matter of Law and injunctive and provisional relief, if the Closing occurs, this ARTICLE 9 shall be the sole and exclusive remedy for breach of, or inaccuracy in, any representation, warranty or covenant contained herein, or otherwise in respect of the Transactions, except to the extent that the actions taken or not taken by such Party constituted fraud or willful misconduct.

9.6                               Subrogation. Upon making any payment to the Indemnified Party for any indemnification claim pursuant to this ARTICLE 9, the Indemnitor shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any third parties with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall assign any such rights to the Indemnitor.

9.7                               Set Off Rights.

(a)                                 A Buyer Indemnified Party may only have the Right to Set Off of requisite amounts from the Buyer Notes in the event that Sellers so elect and the amount of indemnification to which an Indemnified Party shall be entitled under this ARTICLE 9 has been determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; or (ii) by any other means to which the Indemnified Party and the Indemnitor shall agree which shall include the final judgment or decree of a court when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  All Losses finally determined to be indemnified pursuant to ARTICLE 9 arising from a breach by the Company of a representation or warranty in ARTICLE 3 or a breach by the Company of any covenant prior to the Closing shall be shared amongst the Sellers in accordance with their Pro Rata Share of such Losses.  Accordingly, each Seller must pay its Pro Rata Share of any Loss by one of two methods: (i) at the election of such Seller, the Right of Set Off of requisite amounts from the Buyer Notes or by wire transfer of immediately available funds to an account or accounts specified by the Indemnified Party or (ii) solely in the event that no Buyer Notes are available for set off, the payment of such Seller’s Pro Rata Share by wire transfer of immediately available funds to an account or accounts specified by the Indemnified Party, but in each case subject to the limitations herein set forth.  Buyer’s exercise, if in good faith, of its Right of Set Off will not constitute an event of default under the Buyer Notes.

(b)                                 Neither the exercise of nor failure to exercise its rights under this Section 9.7 will constitute an election of remedies or limit Buyer in any matter in the enforcement of any other remedies available to it.

ARTICLE 10

TERMINATION

10.1                        Termination. This Agreement may not be terminated prior to the Closing, except as follows:

(a)                                 by mutual agreement of Buyer and the Sellers’ Representatives;

(b)                                 at the election of Buyer or the Sellers’ Representatives upon written notice to the other Party, if any one or more of the conditions set forth in ARTICLE 7 or ARTICLE 8, respectively (other than those that by their nature are to be satisfied at the Closing) has not been fulfilled as of the close of business on August 31, 2013 (as may be extended, the “Outside Date”); provided, however, that the Party whose conduct substantially results in the failure of such condition to be fulfilled may not be the terminating Party; provided further, however, that Buyer may elect to extend the Outside Date in its sole discretion for a period of up to fifteen (15)

days from the Outside Date in the event Buyer is proceeding in good faith to close and reasonably believes Closing will occur within such period; provided further, however, that the Sellers’ Representatives may elect to extend the Outside Date in their sole discretion for a period of up to ninety (90) days from the Outside Date.

(c)                                  at the election of Buyer or the Sellers’ Representatives upon written notice to the other Party, if any court of competent jurisdiction in the United States or other Governmental Authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Transactions and such order, decree, ruling or other action is or shall have become non-appealable;

(d)                                 by the Sellers’ Representatives upon written notice to Buyer, so long as such Party terminating the Agreement is not then in breach of its representations, warranties or covenants under the Agreement, if at any time Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement which breach or failure to perform (i) would give rise to the failure of a condition set forth in ARTICLE 8, and (ii) such breach has not been cured within thirty (30) days after Sellers’ Representatives’ notice to Buyer of such breach or, if cure is not possible within thirty (30) days, if cure has not been commenced and is not being diligently pursued within thirty (30) days after such notice;

(e)                                  by Buyer upon written notice to the Sellers’ Representatives, so long as such Party terminating the Agreement is not then in breach of its representations, warranties or covenants under the Agreement, if at any time the Company or any Seller has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in ARTICLE 7, and (ii) such breach has not been cured within thirty (30) days after Buyer’s notice to the Sellers’ Representatives of such breach or, if cure is not possible within thirty (30) days, if cure has not been commenced and is not being diligently pursued within thirty (30) days after such notice;

(f)                                   by the Sellers’ Representative upon written notice to Buyer, if, as a result of the action or inaction by Buyer, the Closing shall not have occurred on or prior to the date that is ten (10) Business Days following the date on which all of the conditions to Closing set forth in ARTICLE 7 (including the financing sources for the Requisite Financing or Alternative Financing being ready, willing and able to close with no conditions other than occurrence of the Closing) have been satisfied or waived; or

(g)                                  by Buyer or the Sellers’ Representatives, on the Outside Date, if all conditions to Closing have been met or waived, other than the closing condition set forth in Section 7.5; provided, however, that in the event that the condition set forth in Section 7.5 has not been satisfied by the Outside Date, the Sellers’ Representatives may elect to extend the Outside Date in its sole discretion.

10.2                        Effect. In the event of termination of this Agreement pursuant to Section 10.1, and except as provided in this Section 10.2, no Party shall have any liability or further obligation to any other Party, and no Party shall be entitled to any monetary damages or injunctive relief (including specific performance) as a result of such termination or any indemnification under ARTICLE 9; provided, however, that in no event shall any termination of this Agreement limit or restrict the rights and remedies of any Party against any other Party which has intentionally and willfully breached any of the agreements or other provisions of this Agreement prior to the termination hereof except as otherwise provided in this Section 10.2.  If Buyer or Sellers’ Representatives terminate this Agreement pursuant to Section 10.1(f) or Section 10.1(g), then Buyer will pay $500,000 (the “Expense Reimbursement”) to the Company and the Sellers, on the second (2nd) Business Day following such termination, for repayment of Transaction Expenses.  In addition, if Sellers’ Representatives terminate this Agreement pursuant to Section 10.1(d), Section 10.1(f) or Section 10.1(g) (in each case, solely with respect to a termination as a result of an intentional or willful breach by Buyer of Section 5.5), Sellers shall be entitled to pursue any remedy available to the Sellers; provided, however, that the recovery shall be limited to Ten Million Dollars ($10,000,000).  Absent a willful or intentional breach of Section 5.5 (which shall be subject to the monetary limitation set forth in the preceding sentence), the Parties agree that the Expense Reimbursement is the sole recourse and remedy for the failure to obtain the Requisite Financing or Alternative Financing and Buyer shall have no further liability in respect thereof.  The provisions of Section 5.6 (Confidentiality), this Section 10.2 (Effect) and ARTICLE 11 (General Provisions) (other than Section 11.1) shall remain in full force and effect.

ARTICLE 11

GENERAL PROVISIONS

11.1                        Survival of Covenants, Representations and Warranties. The several covenants and agreements of the Parties contained in this Agreement shall remain in full force and effect without any time limitation, except as any such covenant or agreement shall be limited in duration by the express terms hereof.  Except as expressly provided otherwise herein, each representation and warranty contained herein shall survive the Closing until, and will expire and be of no force and effect on the twelve (12) month anniversary of the Closing Date, with the exception of (a) the Fundamental Representations, which shall survive the Closing and continue in full force and effect forever and (b) the representations and warranties contained in Sections 3.9, 3.15 and 3.16, which shall survive the Closing until the conclusion of the statutory period of limitations applicable to the underlying claim or, with respect to Section 3.9 only, until thirty (30) days after the date at which the relevant Tax notice has become unappealable and binding under the relevant jurisdiction, whichever period is shorter, without giving effect to any waiver, mitigation or extension thereof.  Notwithstanding the foregoing, any representation or warranty, and any Losses with respect thereto, that would otherwise terminate in accordance with this Section 11.1 will continue to survive if a notice of a claim for a breach or inaccuracy of such representation or warranty will have been timely given under ARTICLE 9 on or prior to such termination until such claim has been satisfied or otherwise resolved as provided in ARTICLE 9, but only with respect to such claim.

11.2                        No Public Announcement. From the date of this Agreement, no Party shall (nor shall they permit their Affiliates to), without the written approval of the other, make any press release or other public announcement concerning the Transactions, except as and to the extent that any such Party shall be so obligated by applicable Law, in which case such Party shall allow the other Party reasonable time to comment on such release or announcement and the Parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with any Law, accounting or Securities and Exchange Commission disclosure obligations or the rules of any stock exchange or national market system.

11.3                        Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered  when delivered personally, against written receipt,  if sent by registered or certified mail, return receipt requested, postage prepaid, when received,  when received by facsimile or electronic mail transmission, if confirmed, and  when delivered by a nationally recognized overnight courier service, prepaid, and shall be addressed as follows:

If to the Company or any Sellers, to:

Hudson Clothing Holdings, Inc.

1231 S. Gerhart Avenue

Los Angeles, California 90022

Attention: Peter Kim

Email:  peter.kim@hudsonjeans.com

Facsimile:  323-890-1888

and

Fireman Capital Partners LLC

Prudential Tower

800 Boylston Street, 24th floor

Boston, Massachusetts 02199

Attention:  Dan Fireman

Email: dan.fireman@firemancapital.com

Facsimile: 617-236-8111

with a copy to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

Attention: Todd Finger and Harold Davidson

Email:  tfinger@mwe.com and hdavidson@mwe.com

Facsimile: 212-547-5444

If to the Sellers’ Representatives, to:

Fireman Capital Partners LLC

Prudential Tower

800 Boylston Street, 24th floor

Boston, Massachusetts 02199

Attention:  Dan Fireman

Email:  dan.fireman@firemancapital.com

Facsimile: 617-236-8111

and

Hudson Clothing Holdings, Inc.

1231 S. Gerhart Avenue

Los Angeles, California 90022

Attention: Peter Kim

Email:  peter.kim@hudsonjeans.com

Facsimile:  323-890-1888

with a copy to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

Attention: Todd Finger and Harold Davidson

Email:  tfinger@mwe.com and hdavidson@mwe.com

Facsimile: 212-547-5444

If to Buyer to:

Joe’s Jeans, Inc.

2340 South Eastern Avenue

Commerce, CA 90040

Attn:  Marc Crossman

Fax: 323-837-3791

Email: marc@joesjeans.com

With a copy to:

Joe’s Jeans Inc.

2340 South Eastern Avenue

Commerce, CA 90040

Attn:  Lori Nembirkow

Fax: 323-837-3791

Email: lori@joesjeans.com

and

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Avenue NW

Washington DC 20036

Attn:  Russell W. Parks, Jr. and Erica McGrady Johnson

Fax:  202-887-4588

Email:  rparks@akingump.com and ejohnson@akingump.com

or to such other address as such Party may indicate by a written notice delivered to the other Parties.

11.4                        Successors and Assigns. The rights of a Party under this Agreement shall not be assignable by such Party without the written consent of Buyer and the Sellers’ Representatives; provided, however, that Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Subsidiaries and (b) designate one or more of its Subsidiaries to perform its obligations hereunder (in any or all of which cases Buyer nonetheless will remain responsible for the performance of all of its obligations hereunder).  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the Parties any right, remedy or claim under or by reason of this Agreement.

11.5                        Entire Agreement. This Agreement, the Disclosure Letter, the other Schedules and the Exhibits referred to herein, and the documents delivered pursuant hereto contain the entire understanding of the Parties with regard to the subject matter contained herein or therein, and supersede all other prior agreements, understandings, term sheets, or letters of intent between or among any of the Parties.

11.6                        Interpretation; Disclosure Letter.

(a)                                 Titles and headings to articles, sections and subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(b)                                 The Disclosure Letter shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Letter is intended to vary the definition of “Company Material Adverse Effect” or “Buyer Material Adverse Effect” or to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Disclosure Letter is or is not material for purposes of this Agreement.  Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Letter is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Disclosure Letter is or is not in the ordinary course of business for purposes of this Agreement.

(c)                                  Whenever the context requires in this Agreement, the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural, and vice versa.

(d)                                 This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(e)                                  All references in this Agreement to amounts of money expressed in dollars are references to United States dollars, unless otherwise indicated.

11.7                        Amendments and Waivers. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Buyer and the Sellers’ Representatives or, in the case of a waiver, by Buyer or Sellers’ Representatives so waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

11.8                        Expenses. Except as otherwise provided herein, each Party will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants, advisors and consultants.  In accordance with and pursuant to Section 1.1, at the Closing, Buyer shall pay all Transaction Expenses to be set forth on a schedule to be delivered at Closing by the Sellers’ Representatives, on behalf of the Seller Parties, and Buyer shall pay all of its fees, costs and expenses (including any and all investment bankers’ and attorneys’ fees, costs, and expenses) incurred by Buyer in connection with its negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the Transactions.

11.9                        Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable Law.  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability, without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

11.10                 Execution in Counterparts; Facsimile. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission or via email with scan attachment, and any such counterpart executed and delivered via facsimile transmission or via email with scan attachment will be deemed an original for all intents and purposes.

11.11                 Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

11.12                 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)                                 Any claim arising out of or relating to this Agreement or the Transactions shall be instituted exclusively in any federal or state court located within the State of Delaware, New Castle County, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Each party further irrevocably submits to the jurisdiction of such courts in any such claim.

(b)                                 Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

(d)                                 EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 11.12(c), (2) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (3) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (4) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN SECTION 11.12(c) AND THIS SECTION 11.12(d).

11.13                 Time of Essence. Time is of the essence for each and every provision of this Agreement.

11.14                 Further Assurances. Each Party shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Transactions.

11.15                 No Personal Liability. This Agreement (and each other Transaction Document) shall not create or be deemed to create or permit any personal liability or obligation on the part of any officer, director, employee, agent, representative or investor of any Party.

11.16                 No Third Party Beneficiaries. Except as otherwise provided in Sections 6.2, 6.3 and ARTICLE 9, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the Parties.

11.17                 Sellers’ Representatives. Each of the Sellers hereby appoints such Seller’s respective Sellers’ Representative as the designated representative of such Seller, with full power and authority, including power of substitution, acting in the name of and for and on behalf of such Seller to (a) amend or waive any provision in this Agreement (including, without limitation, the waiver of any breach by Buyer or the waiver of any condition precedent to Closing), (b) to terminate this Agreement pursuant to the provisions of ARTICLE 10, (c) to receive and/or deliver any and all notices required to be delivered or sent by such Seller or the Sellers’ Representatives pursuant to this Agreement, (d) to represent the Sellers in, control the disposition of or otherwise resolve any dispute with Buyer over any aspect of this Agreement, (e) to do all other things and to take all other actions under or related to this Agreement that, in the sole and absolute discretion of the Sellers’ Representatives, the Sellers’ Representatives considers necessary or proper and (f) on behalf of each such Seller to enter into any agreement, instrument or other document to effectuate any of the foregoing, which shall have the effect of binding each such Seller as if such Seller has personally entered into such agreement, instrument or document.  The consent of both Seller Representatives is required for valid action by Sellers’ Representatives.  Each Seller hereby agrees to indemnify and hold the Sellers’ Representatives and its agent, assigns and representatives harmless from and against any and all Losses that the Sellers’ Representatives may sustain or incur as a result of or arising out of any action or inaction of the Sellers’ Representatives in his capacity as such, or otherwise relating to his appointment as Sellers’ Representatives, except to the extent arising out of the gross negligence or willful misconduct of the Sellers’ Representatives.  The Sellers (acting by consent of seventy-five percent (75%) of the Sellers based on the portion of the Final Aggregate Closing Consideration payable to each Seller divided by the total Final Aggregate Closing Consideration) may designate a successor to the Sellers’ Representatives by delivering written notice to Buyer and the Company identifying such successor.

11.18                 Acknowledgment of Purchase Price Allocation. Each Seller hereby agrees that the Final Aggregate Closing Consideration shall be allocated among the holders of the Series A Preferred Stock and the Company Common Stock solely on the basis of the relative liquidation preferences to which the holders of the Series A Preferred Stock and the holders of Company Common Stock are entitled to receive in a Deemed Liquidation Event (as defined in the Restated Certificate).  Each of the Sellers acknowledges and agrees that the Final Aggregate Closing Consideration shall be allocated among the Sellers, with respect to its or his Series A Preferred Stock and/or Company Common Stock, as applicable, solely in accordance with Article Fourth Section C(2) of the Restated Certificate and in accordance with the calculations set forth on the Purchase Price Allocation Schedule, which may be updated by the Sellers’ Representatives immediately prior to the Closing, which each of the Sellers hereby ratifies and consents to, and to which such Seller agrees not to object.  Buyer shall have no liability to any Seller if the allocations on the Purchase Price Allocation Schedule are not accurate.  Notwithstanding anything to the contrary set forth in this Agreement, any Seller may enforce this Section 11.18 against any other Seller or Sellers.

11.19                 Specific Performance. Each of the Parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each Party would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event.  Accordingly, in addition to any other available remedy, each Party shall be entitled to injunctive relief without the posting of any bond to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof; provided, however, that the Sellers may only specifically enforce the terms and provisions hereof against Buyer only if Buyer has obtained the Requisite Financing or Alternative Financing.  Each of the Parties agree that they will not oppose the granting of such relief on the basis that the other Party has an adequate remedy at law.

11.20                 Conflicts of Interest. Each Seller and the Company is aware that McDermott Will & Emery LLP (“MWE”) may have previously performed and may continue to perform certain legal services for certain of the Sellers (or their Affiliates) in matters unrelated to MWE’s representation of the Company.  In connection with its representation of the Company, MWE may have obtained confidential information of such Sellers that could be material to MWE’s representation of the Company in connection with negotiation, execution and performance of this Agreement.  By signing this Agreement, each of Buyer, each Seller and the Company hereby acknowledges that the terms of this Agreement were negotiated between the Parties hereto and are fair and reasonable and waives any potential conflict of interest arising out of such representation (including any future representation of such parties) or such possession of confidential information.  Each of Buyer, each Seller and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 11.20.

ARTICLE 12

DEFINITIONS

12.1                        Definitions. In this Agreement, the following terms have the meanings specified in this Section 12.1.

“Action” means any action, appeal, plea, charge, claim, demand, inquiry, investigation, lawsuit, legal proceeding, litigation or arbitration.

“Acquired Entities” means the Company and the Company Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person, which directly or indirectly controls, is controlled by or is under common control with such Person.

“Aggregate Purchase Price” means $97,595,500.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

“Buyer Material Adverse Effect” shall mean any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, is or is reasonably likely to become, materially adverse to the business, assets, properties, condition (financial or otherwise), liabilities or results of operations of Buyer and its Subsidiaries, taken as a whole; provided, however, that Buyer Material Adverse Effect shall not include the effect of any event, change, circumstance, effect, development or state of facts arising out of or attributable to (a) general economic conditions or (b) the industry in which Buyer and its Subsidiaries operate so long as such event, change, circumstance, effect, development or state of facts does not affect Buyer and its Subsidiaries in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other Persons in the industry in which Buyer and its Subsidiaries operate.

“Buyer Note” means the 6.50% Convertible Notes issued to Fireman and the Fireman Option Sellers (subject to Option Withholding Amounts as hereunder contemplated) and 10.0% Convertible Notes issued to Kim, Chu, Cardenas and the Management Option Sellers, each as set forth on the Purchase Price Allocation Schedule as consideration for their Shares, substantially in the form of Exhibit A.

“Buyer SEC Reports” shall mean the Annual Report on Form 10-K for the fiscal year ended November 30, 2012 of Buyer, any Quarterly Report on Form 10-Q for fiscal quarters ending thereafter of Buyer, any Current Report on Form 8-K filed after the filing of the Annual Report on Form 10-K for the fiscal year ended November 30, 2012 and any other forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Buyer with the SEC after the filing of the Annual Report on Form 10-K for the fiscal year ended November 30, 2012 under the Exchange Act, the Securities Act and the rules and regulations thereunder, together with any amendments, restatements or supplements, each as filed with the SEC.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person’s Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

“Company Material Adverse Effect” means any change, circumstance or effect that has had a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries as a whole, which has continued or is reasonably expected to continue over a period of not less than eighteen (18) months; provided, however, that Company Material Adverse Effect shall exclude any change, circumstance or effect as and to the extent such change, circumstance or effect relates to or results from (a) general economic, credit, capital, securities or financial markets or any social, regulatory or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates, (b) the industry in which the Company and its Subsidiaries operate, (c) any outbreak or any development, change, worsening or escalation of hostilities (whether or not armed), acts of war (whether or not declared), sabotage or terrorism, (d) any act of God, hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster, (e) any proposal, enactment or change in interpretation of, or other change in, applicable Law, GAAP (or equivalent accounting practice in any other jurisdiction) or governmental policy, (f) the price or availability of any products, equipment or supply used or sold by the Company or any of its

Subsidiaries, (g) the failure, in and of itself, of the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenue, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes in the credit rating of the Company or any of its Subsidiaries, (h) the announcement and pendency of this Agreement or the Transactions and/or other transactions contemplated hereby (including any employee departures), (i) any action taken or omitted to be taken by the Company or its Subsidiaries, the Sellers or the Sellers’ Representatives at Buyer’s direction or written request or otherwise required or permitted to be taken or omitted to be taken by this Agreement, (j) the identity of, or any facts or circumstances relating to, Buyer or its Affiliates and (k) the effect of any matters specifically disclosed in the Disclosure Letter; provided, however, that the exceptions in clauses (a)-(e) above shall not apply to the extent (if any) that the impact of such change, circumstance or effect is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to other companies in any industry in which the Company and its Subsidiaries operate.

“Confidential Information” means any information concerning the businesses and affairs of Buyer or any Acquired Entity.

“Contract” means any contract, agreement, license, lease, guaranty, indenture, sales or purchase order or other legally binding commitment in the nature of a contract to which the Company is a party.

“Court Order” means any judgment, order, writ, decision, injunction, award or decree of any foreign, federal, state, local or other court or tribunal and any ruling or award in any binding arbitration proceeding.

“Disclosure Letter” means that certain Disclosure Letter, dated as of the date hereof, delivered by the Company and the Sellers to Buyer, or by Buyer to the Company and the Sellers, in each case prior to the execution of this Agreement and identified as the Disclosure Letter, as the same be modified in accordance with the terms hereof.  Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to the corresponding numbered schedule which is included in the Disclosure Letter.

“Encumbrance” means any lien, encumbrance, claim, charge, security interest, mortgage, deed of trust, pledge, easement, conditional sale or other title retention agreement, defect in title or other restriction of a similar kind.

“Environmental Laws” means all applicable federal, state or local laws, statutes, ordinances, regulations, rules, judgments, orders or court decisions, which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances or the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or (b) impose liability with respect to any of the foregoing.

“Equity Interest” means (a) with respect to a corporation, any and all shares of Equity Interests and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facilities” means the Leased Facilities and the Owned Facilities.

“Fireman Option Sellers” means each of Marla Sabo, Hamilton South and Robert Spellman.

“Firm” means a nationally recognized independent accounting firm to be selected by Buyer and Sellers’ Representatives.

“Fundamental Representations” means those representations and warranties set forth in Section 2.2 (Authority and Enforceability), Section 2.5 (Ownership of Shares), Section 3.2 (Authority and Enforceability), Section 3.5 (Capitalization), Section 4.2 (Authority of Buyer; Enforceability) and Section 4.4 (Capitalization and Related Matters).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing.

“Hazardous Substances” shall mean any quantity of asbestos in any form, PCBs, radon gas, crude oil or any fraction thereof, petroleum products or by-products, any radioactive substance and any other hazardous substance, hazardous material or hazardous waste (as defined in, or for purposes of, any Environmental Law), whether solid, liquid or gas.

“Income Tax” means any federal, state, local, or non-U.S. income tax, including any interest, penalty, or addition thereto, whether disputed or not.

‘‘Income Tax Return’’ means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Indebtedness” means, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of all indebtedness for borrowed money, (b) the principal component of capitalized lease obligations, (c) the principal amount of obligations evidenced by bonds, debentures, notes and similar instruments, (d) the net amount of  “Due to Factor” less “Due from Factor” under the Factoring Agreement, dated February 28, 2006, by and between Commercial Services, Inc. and Hudson Clothing, LLC solely to the extent such amount is greater than zero and (e) all Indebtedness of another Person referred to in clauses (a) through (d) above guaranteed in any manner; provided, however, that Indebtedness shall not include ordinary course trade payables, any current liabilities of the Acquired Entities or any amount “Due to Factor” unless otherwise specified above.

“Intellectual Property” shall mean all of the following worldwide: (i) trademarks and service marks, trade dress, product configurations, trade names, trade dress, logos, business names, corporate names, and other indications of origin, and applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) inventions (whether or not patentable), discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and patents and patent applications, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) Proprietary Information; (iv) copyrighted and copyrightable writings, designs and drawings, photographs, software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Web sites of the Company and its Subsidiaries; (vi) rights under all agreements, licenses, and contracts relating to the foregoing; (vii) books and records pertaining to the foregoing; and (viii) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

“Knowledge of the Company” means as to a particular matter, the knowledge of the following persons (after reasonable due inquiry of each of their direct reports): Peter Kim and Chris Lynch.

“Law” means any law, statute, rule, regulation, ordinance, order, decree, consent decree or similar instrument or determination or award of a court or any other Governmental Authority.

“Losses” means any and all actual losses, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees), assessments and Taxes.

“Management Option Sellers” means each of Chris Lynch, Ben Taverniti and Barbara Cook.

“Net Working Capital Target” means the average Net Working Capital for the 12 months immediately preceding and including the earlier of (i) August 31, 2013 or (ii) the Closing Date (and in the case of the month of closing, an estimate thereof), determined in accordance with Schedule 1.2(a)(ii).

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Permits” means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any Governmental Authority or any other Person, necessary for the conduct of, or relating to the operation of, the Company.

“Permitted Encumbrances” means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfections, (d) liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements, (e) purchase money liens on personal property acquired in the ordinary course of business, (f) liens specifically identified in the Financial Statements, (g) liens securing executory obligations under any lease that constitutes a “capital lease” under generally accepted accounting principles, (h) any utility company rights, easements and franchises, (i) zoning ordinances, building codes, resolutions and regulations, land use regulations, permits and similar enactments which are not violated by the current use of the real property subject to such enactments, and (j) with respect to the Shares, liens arising under applicable securities laws.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pro Rata Share” of a Seller means a percentage equal to the fraction, where (i) the numerator equals the portion of the Final Aggregate Closing Consideration received by such Seller as set forth on the Purchase Price Allocation Schedule and (ii) the denominator equals the total Final Aggregate Closing Consideration; provided, however, that with respect to payment of Losses pursuant to ARTICLE 9, Pro Rata Share with respect to Losses due to the breach by any Seller of any of its representations or warranties in ARTICLE 2 or with respect to Losses due to the breach by any Seller of any of its covenants in this Agreement, shall mean 100% of the Losses attributable to such breach.

“Proprietary Information” means proprietary and confidential information, including, trade secrets, know-how, processes, data (including technical data), data bases, design specifications, product specifications, research and development information, business plans and forecasts, marketing surveys, customer lists, and vendor lists, and the right in any jurisdiction to limit the use or disclosure thereof.

“Right of Set Off” means, subject to the terms and conditions set forth in this Agreement, the right of Buyer to set off against the principal amount of a Buyer Note any payments due to it from a Seller pursuant to this Agreement.

“Requisite Financing” means all of the financing necessary for Buyer to consummate the Transactions and fund the working capital requirements of the Acquired Entities after the Closing pursuant to the terms of the term sheet previously provided to the Sellers.

“SEC” means the United Stated Securities and Exchange Commission.

“Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated as of July 1, 2010, by and among the Company and the other parties thereto.

“Subsidiary” means, with respect to any Person, any corporation, limited liability partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership interests or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and any affiliated, consolidated, combined, unitary or similar return.

“Transaction Expenses” means the aggregate fees, costs, and expenses incurred by the Seller Parties and/or the Company in connection with the Transactions, including the fees, costs, and expenses incurred to (a) Lazard Middle Market LLC, for investment banking services, and (b) McDermott Will & Emery LLP, for legal services, in each case, to the extent unpaid as of Closing.

“Transactions” means (a) the sale of the Shares by Sellers to Buyer and Buyer’s delivery of the Final Aggregate Closing Consideration therefor; (b) the execution, delivery, and performance of all of the documents, instruments and agreements to be executed, delivered, and performed in connection herewith, including each Transaction Document; and (c) the performance by Buyer and Seller Parties of their respective covenants and obligations (pre- and post-Closing) under this Agreement.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

12.2                        Index of Other Defined Terms.  Solely for convenience purposes, the following is a list of terms that are defined in this Agreement and the Section number where such definition is contained:

TERM:	SECTION:

Agreement	Preamble
Aggregate Closing Consideration	Section 1.2(a)(i)
Business Agreements	Section 3.14(b)
Board	Section 1.4(a)(iii)
Business IP	Section 3.12(a)
Buyer	Preamble
Buyer Bring-Down Certificate	Section 8.1
Buyer Indemnified Party	Section 9.1
Buyer Required Consents	Section 8.3
Buyer Stock	Section 4.4
Buyer Subsidiary	Section 4.4
Buyer Threshold Amount	Section 9.2
Bylaws	Section 1.4(a)(iii)
Cardenas	Preamble
Chu	Preamble
Claim Notice	Section 9.3(a)
Class A Common Stock	Section 3.5(a)
Closing	Section 1.3
Closing Date	Section 1.3
Closing Statement	Section 1.2(c)
Company	Preamble
Company Common Stock	Section 3.5(a)
Company Bring-Down Certificate	Section 7.1
Company Intellectual Property	Section 3.12(a)
Company Preferred Stock	Section 3.5(b)
Company Subsidiary	Section 3.4
Controlling Party	Section 9.4(e)
Conversion Shares	Section 4.4
Debt Requisite Financing Agreement	Section 5.5
DOL	Section 3.17(c)
Employee Benefit Plan	Section 3.15(a)
Employment Agreement	Section 1.4(a)(vii)
ERISA Affiliate	Section 3.15(a)
Estimated Aggregate Closing Consideration	Section 1.2(b)
Estimated Closing Statement	Section 1.2(b)
Expense Reimbursement	Section 10.2
Final Aggregate Closing Consideration	Section 1.2(g)
Financial Statements	Section 3.6
Fireman	Preamble
Hudson Notes	Recitals
Kim	Preamble
Indemnified Party	Section 9.3(a)
Indemnitee	Section 6.2(c)
Indemnitor	Section 9.3(a)

TERM:	SECTION:

Insurance Benefits	Section 9.5(a)
Leased Facilities	Section 3.11(b)(i)
Leases	Section 3.11(b)(i)
Most Recent Balance Sheet Date	Section 3.6
Most Recent Financial Statements	Section 3.6
Net Working Capital	Section 1.2(a)(ii)
Net Working Capital Target	Section 1.2(a)(iii)
Non-Competition Agreement	Section 1.4(a)(x)
Notice of Disagreement	Section 1.2(d)
Option Sellers	Preamble
Option Withholding Amounts	Section 1.2
Outside Date	Section 10.1(b)
Overpayment	Section 1.2(h)
Owned Facilities	Section 3.11(a)
Party and Parties	Preamble
Purchase Price Allocation Schedule	Section 1.1
Registered IP	Section 3.12(a)
Registration Rights Agreement	Section 1.4(a)(viii)
Releasee	Section 6.3
Releasor	Section 6.3
Restated Certificate	Section 1.4(a)(iii)
Securities Act	Section 2.6
Seller Indemnified Party	Section 9.2
Seller Parties	Preamble
Seller Party Required Consents	Section 7.3
Sellers	Preamble
Sellers’ Representatives	Preamble
Series A Preferred Stock	Section 3.5(b)
Shares	Recitals
Spousal Consents	Section 1.4(a)(ix)
Stock Plan	Section 3.5(c)
Threshold Amount	Section 9.1
Transaction Documents	Section 1.4(a)(iii)
Year-End Financial Statements	Section 3.6

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed or caused this Stock Purchase Agreement to be executed and delivered as of the day and year first above written.

BUYER:

JOE’S JEANS INC.

By:	\s\ Marc B. Crossman
Name:	Marc B. Crossman
Its:	President & CEO

COMPANY:

HUDSON CLOTHING HOLDINGS, INC.

By:	\s\ Peter Kim
Name:	Peter Kim
Its:	Chief Executive Officer

[Signature page to Stock Purchase Agreement]

SELLERS:

FIREMAN CAPITAL CPF HUDSON CO-INVEST LP

By:	Fireman Partners CPF GP I LLC, its General Partner
By:	Fireman Capital Partners LLC, its Managing Member

By:	\s\ Dan Fireman
Name:	Dan Fireman
Its:	Managing Partner

\s\ Peter Kim
Peter Kim

\s\ Paul Cardenas
Paul Cardenas

\s\ Tony Chu
Tony Chu

SELLERS’ REPRESENTATIVES:

FIREMAN CAPITAL CPF HUDSON CO-INVEST LP

By:	Fireman Partners CPF GP I LLC, its General Partner
By:	Fireman Capital Partners LLC, its Managing Member

By:	\s\ Dan Fireman
Name:	Dan Fireman
Its:	Managing Partner

\s\ Peter Kim
Peter Kim

[Signature page to Stock Purchase Agreement]

STOCK PURCHASE AGREEMENT

SIGNATURE PAGE FOR PERSONS SELLING

COMPANY OPTIONS

The undersigned hereby executes the STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of July 15, 2013, by and among Joe’s Jeans, Inc., a Delaware corporation, Hudson Clothing Holdings, Inc., a Delaware corporation, Fireman Capital CPF Hudson Co-Invest LP, a Delaware limited partnership, Peter Kim, Paul Cardenas, Tony Chu and each of the other stockholders of the Company listed on the signature pages hereof for persons selling options to be attached, together with signature pages of other parties, to a counterpart of the Agreement, and that the undersigned shall be deemed to be a Seller under the Agreement.

By:	\s\ Christopher M. Lynch
Name: Christopher M. Lynch

[Signature page to Stock Purchase Agreement]

STOCK PURCHASE AGREEMENT

SIGNATURE PAGE FOR PERSONS SELLING

COMPANY OPTIONS

The undersigned hereby executes the STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of July 15, 2013, by and among Joe’s Jeans, Inc., a Delaware corporation, Hudson Clothing Holdings, Inc., a Delaware corporation, Fireman Capital CPF Hudson Co-Invest LP, a Delaware limited partnership, Peter Kim, Paul Cardenas, Tony Chu and each of the other stockholders of the Company listed on the signature pages hereof for persons selling options to be attached, together with signature pages of other parties, to a counterpart of the Agreement, and that the undersigned shall be deemed to be a Seller under the Agreement.

By:	\s\ Robert R. Spellman
Name: Robert R. Spellman

[Signature page to Stock Purchase Agreement]

STOCK PURCHASE AGREEMENT

SIGNATURE PAGE FOR PERSONS SELLING

COMPANY OPTIONS

The undersigned hereby executes the STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of July 15, 2013, by and among Joe’s Jeans, Inc., a Delaware corporation, Hudson Clothing Holdings, Inc., a Delaware corporation, Fireman Capital CPF Hudson Co-Invest LP, a Delaware limited partnership, Peter Kim, Paul Cardenas, Tony Chu and each of the other stockholders of the Company listed on the signature pages hereof for persons selling options to be attached, together with signature pages of other parties, to a counterpart of the Agreement, and that the undersigned shall be deemed to be a Seller under the Agreement.

By:	\s\ Marla Sabo
Name: Marla Sabo

[Signature page to Stock Purchase Agreement]

STOCK PURCHASE AGREEMENT

SIGNATURE PAGE FOR PERSONS SELLING

COMPANY OPTIONS

The undersigned hereby executes the STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of July 15, 2013, by and among Joe’s Jeans, Inc., a Delaware corporation, Hudson Clothing Holdings, Inc., a Delaware corporation, Fireman Capital CPF Hudson Co-Invest LP, a Delaware limited partnership, Peter Kim, Paul Cardenas, Tony Chu and each of the other stockholders of the Company listed on the signature pages hereof for persons selling options to be attached, together with signature pages of other parties, to a counterpart of the Agreement, and that the undersigned shall be deemed to be a Seller under the Agreement.

By:	\s\ Hamilton South
Name: Hamilton South

[Signature page to Stock Purchase Agreement]

STOCK PURCHASE AGREEMENT

SIGNATURE PAGE FOR PERSONS SELLING

COMPANY OPTIONS

The undersigned hereby executes the STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of July 15, 2013, by and among Joe’s Jeans, Inc., a Delaware corporation, Hudson Clothing Holdings, Inc., a Delaware corporation, Fireman Capital CPF Hudson Co-Invest LP, a Delaware limited partnership, Peter Kim, Paul Cardenas, Tony Chu and each of the other stockholders of the Company listed on the signature pages hereof for persons selling options to be attached, together with signature pages of other parties, to a counterpart of the Agreement, and that the undersigned shall be deemed to be a Seller under the Agreement.

By:	\s\ Ben Taverniti
Name: Ben Taverniti

[Signature page to Stock Purchase Agreement]

STOCK PURCHASE AGREEMENT

SIGNATURE PAGE FOR PERSONS SELLING

COMPANY OPTIONS

The undersigned hereby executes the STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of July 15, 2013, by and among Joe’s Jeans, Inc., a Delaware corporation, Hudson Clothing Holdings, Inc., a Delaware corporation, Fireman Capital CPF Hudson Co-Invest LP, a Delaware limited partnership, Peter Kim, Paul Cardenas, Tony Chu and each of the other stockholders of the Company listed on the signature pages hereof for persons selling options to be attached, together with signature pages of other parties, to a counterpart of the Agreement, and that the undersigned shall be deemed to be a Seller under the Agreement.

By:	\s\ Barbara Cook
Name: Barbara Cook

[Signature page to Stock Purchase Agreement]

EXHIBIT B

FORM OF BUYER NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE COMMON STOCK INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

THE PRINCIPAL AMOUNT OF THIS NOTE, AND INTEREST IN RESPECT THEREOF, ARE SUBORDINATED IN RIGHT OF PAYMENT TO SENIOR DEBT.

THIS NOTE IS SUBJECT TO CERTAIN SET OFF PROVISIONS SET FORTH IN A STOCK PURCHASE AGREEMENT DATED AS OF JULY 15, 2013 AMONG THE COMPANY, THE PERSON TO WHOM THIS NOTE WAS ORIGINALLY ISSUED, AND CERTAIN OTHER PERSONS.  THE COMPANY WILL FURNISH A COPY OF THESE SET OFF PROVISIONS TO THE HOLDER HEREOF, WITHOUT CHARGE, UPON WRITTEN REQUEST.

SUBORDINATED CONVERTIBLE NOTE

$[ ]	[ ], 2013

FOR VALUE RECEIVED, the undersigned, Joe’s Jeans, Inc., a Delaware corporation (the “Company” and, together with Holder, the “Parties”), hereby unconditionally promises to pay to [                          ] (“Holder”), in lawful money of the United States of America, the principal sum of [                                     Dollars ($                        )], together with interest on the unpaid principal balance thereon from the date set out above (the “Issuance Date”) until the earlier to occur of the Conversion Date or the date such principal amount is paid in full, at a rate of 10%(1) per annum (as may be adjusted pursuant to Section 1.1, the “Interest Rate”).

(1)  Note to Draft:  The Firemans Note will have an interest rate of 6.5%.

This Note has been executed and delivered pursuant to the Stock Purchase Agreement dated as of July 15, 2013 by and among the Company, Holder, and certain other Persons (the “Stock Purchase Agreement”) that provides for the purchase of the Shares or Options to purchase Shares of Hudson Clothing Holdings, Inc. by the Company from Holder and the other owners of the Shares.  This Note constitutes a portion of the Aggregate Closing Consideration delivered by the Company for that portion of the Shares owned by Holder and is one of an issue of Subordinated Convertible Notes issued pursuant to the Stock Purchase Agreement (collectively, the “Notes”, and such other Subordinated Convertible Notes, the “Other Notes”).    Undefined capitalized terms herein are defined in the Stock Purchase Agreement.  The Company and the Holder acknowledge and agree that the payment of all or any portion of the outstanding principal balance of this Note and all accrued interest hereon, including but not limited to in connection with any Event of Default but excluding any payment in connection with any elective conversion of the Note pursuant to Section 2, shall be pari passu in right of payment and in all other respects to the Other Notes.  In furtherance of the foregoing, the Company agrees that it shall not make any payment of interest under this Note (whether at maturity or otherwise, but excluding any payment pursuant to Section 2) unless it shall concurrently make a payment of interest, as applicable, under each of the Other Notes in the same proportionate amount as the accrued but unpaid interest is paid under this Note.

1.                                      Payments

1.1                               Principal and Interest.  Interest shall accrue at the Interest Rate computed on the basis of a 365/366 day year on the unpaid principal amount of this Note outstanding from time to time from the Issuance Date until the earlier to occur of the Conversion Date or the date such principal amount is paid in full.  The Company shall pay to the Holder in cash all accrued and unpaid interest in arrears for each calendar quarter on the first day of each April, July, October and January, beginning October 1, 2013.  Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.  Notwithstanding the first paragraph of this Note or the first sentence of this Section 1.1, during any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal amount of this Note at a rate per annum equal to 12% (the “Default Rate”).(2)

1.2                               Payment of Principal on Note.

(a)                                 The Company shall pay the principal amount then outstanding of this Note to the Holder on [insert date that is 6 years after the Closing Date] (the “Maturity Date”), together with all accrued and unpaid interest in the manner set forth below, unless such amounts are paid or payable sooner pursuant to the provisions of this Note.  On the Maturity Date, the Company shall pay this Note in full in the following manner:

(i)                                     the Company may pay and deliver to the Holder a number of shares of Common Stock equal to (A) the sum of the entire then outstanding principal balance of this Note, plus all accrued but unpaid interest on the Note, divided by (B) the Market Price;

(2)  Note to Draft:  The Firemans Note will have a default rate of 9%.

2

(ii)                                  the Company may pay to the Holder cash in an amount equal to the entire then outstanding principal balance of this Note plus all accrued but unpaid interest on the Note; or

(iii)                               the Company may pay and deliver to the Holder, as the case may be, an amount equal to: (A) a number of shares of Common Stock as calculated pursuant to Section 1.2(a)(i) above assuming that a portion of the then outstanding principal balance of this Note designated by the Company is the amount of principal being paid in shares of Common Stock, plus (B) cash equal to the amount of cash to be paid pursuant to Section 1.2(a)(ii) above assuming that the remaining portion of the then outstanding principal balance of this Note is the amount of principal being paid in cash, plus (C) cash equal to the amount of accrued but unpaid interest on the Note.

The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock pursuant to Section 1.2(a)(i) or (iii).

For the avoidance of doubt, notwithstanding anything to the contrary herein, (x) this Note shall remain outstanding so long as either (1) any principal amount of this Note (together with any accrued and unpaid interest thereon) remains outstanding or (2) the Holder has the right to convert any Conversion Amount pursuant to this Note, and (y) in the event that for any reason (including due to the provisions of Section 4 hereof that restrict making of cash payments in certain circumstances) the Company is not able to pay all or any portion of the Notes in cash, then the Company shall be required to fulfill its repayment obligations on the Maturity Date in shares of Common Stock for any portion that the Company cannot pay in cash.

(b)                                 The Company shall provide notice of the Maturity Date, as well as the Company’s election for payment of the Note under Section 1.2(a)(i), (ii) or (iii), to the Holder no later than 30 days prior to the Maturity Date, which notice shall be deemed to have been received (i) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e mail or otherwise, (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Prior to delivering such notice, the Company shall be required to confirm the notice information of the Holder.

(c)                                  Except as provided in Section 5, the Company shall not have the right to prepay this Note at any time.

1.3                               Manner of Payment.  Principal, interest, and all other amounts due under this Note will be payable in cash, except as provided in Section 1.2, in U.S. dollars, to Holder by wire transfer in immediately available funds to an account designated by Holder in writing.  If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day, and such extension of time will be

3

taken into account in calculating the amount of interest payable under this Note.  “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of California.  The Company may, to the extent permissible under Section 1.2(h)(i) and Section 9.7 of the Stock Purchase Agreement, set off against the principal amount outstanding under this Note any amounts that Holder is determined to be liable to the Company in connection with the Transactions under the Stock Purchase Agreement which have been determined: (i) by the written agreement between the Holder and the Company; or (ii) by any other means to which the Holder and the Company shall agree which shall include the final judgment or decree of a court when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  In the event of such setoff, the outstanding principal amount of this Note shall be set-off until the aggregate amount of the set-off equals the amounts for which setoff is available from the Holder pursuant to the Stock Purchase Agreement; provided that in all cases the foregoing shall be subject as to indemnification claims under Section 9.7 to the limitations in Article 9 of the Stock Purchase Agreement, including those set forth in Section 9.1 of the Stock Purchase Agreement. Any accrued but unpaid interest on the principal amount so offset will be cancelled, and, in the event any such interest on such principal amount so offset has been previously paid to Holder, such interest shall be deducted by the Company from the next interest payments otherwise due Holder.  This Right of Setoff is without prejudice and in addition to any other right to which Holder is at any time otherwise entitled under this Note (whether by operation of Law, Contract, or otherwise).  Within 10 days after the final determination of any amounts hereunder available for set-off, the Holder shall surrender this Note to the Company for cancellation in exchange for a replacement Note reflecting the correct principal amount after taking into account the set off.

1.4                               Payment of Certain Taxes.  The Company shall promptly reimburse the Holder for any amounts payable by the Holder pursuant to Section 453A of the Internal Revenue Code of 1986, as amended (and any corresponding state or local tax Law) on account of taxes attributable to the transactions contemplated by the Stock Purchase Agreement that are being deferred by the Holder under the “installment sale” rules (the “Section 453A Interest Charges”).  The amounts owed by the Company to the Holder pursuant to the preceding sentence shall be treated as additional sales proceeds and shall be payable at such time as the Section 453 Interest Charges are actually payable by the Holder to the Internal Revenue Service or other taxing authority (the “Section 453A Payment Date”) and shall be increased by the taxes payable by the Holder with respect to the receipt of such amounts from the Company (such aggregate amount shall be referred to as the “Section 453A Payment Amount”).  Such calculations shall be based on the assumptions that the Holder (x) has received no other installment notes in the taxable year including the Closing Date, and (y) is subject to the regular income tax, absent providing the Company with documentation that the Holder is subject to the federal alternative minimum tax. The Holder shall provide the Company with Holder’s tax basis and gain percentage recognized on the transaction in order to calculate the Section 453A Payment Amount.  Within 10 days after the Company receives written notice from the Holder of the Section 453A Payment Date and the Section 453A Payment Amount, the Company shall pay such Section 453A Payment Amount to the Holder in cash.

2.                                      Conversion of Notes. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) or cash or a combination thereof at the option of the Company, on the terms and conditions set forth in this Section 2.

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2.1                               Conversion Right. Subject to the provisions of Section 2.4, at any time on or after the earlier of (i) the date that is two (2) years(3) after the date hereof and (ii) the Company announcing or agreeing to any Change of Control, the Holder(4) shall be entitled to convert all but not less than all of the Conversion Amount into the Settlement Amount determined in accordance with Section 2.3.  Subject to Section 4, all accrued but unpaid interest on the Note shall be paid in cash at the time of conversion.  In the event that the Company is prohibited from paying such interest in cash pursuant to the provisions of its Senior Debt, it shall pay such interest in Common Stock based upon the then Market Price and the number of shares of Common Stock comprising the Settlement Amount shall be reduced by the same number of shares of Common Stock paid for such interest.  The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of the Conversion Amount.

2.2                               Mechanics of Conversion.  To convert any Conversion Amount into the Settlement Amount as provided in this Note, the Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., Los Angeles time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company (such date, the “Conversion Date”).  Interest on the Note shall cease to accrue on the Conversion Date.  Within three (3) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 6.3).  In the event of a Physical Settlement or Combination Settlement, on or before the second Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a Settlement Notice as described in Section 2.3(b), of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”), if applicable.  On or before the third Trading Day following the date of receipt of a Conversion Notice, the Company shall, to the extent any such Settlement Amount is to be paid in shares of Common Stock, either (a) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit/Withdrawal at Custodian system or (b) if required, issue and deliver (via reputable overnight courier) to the address as specified in the Company instructions, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.

2.3                               Settlement Upon Conversion.  Subject to Section 2.4, if a Holder converts this Note, the Company shall pay or deliver to such Holder, as the case may be, in respect of the Conversion Amount of Notes being converted, solely cash, solely shares of Common Stock (other than the payment of accrued interest in cash) or a combination of cash and Common Stock (the “Settlement Amount”), at the Company’s election, as set forth in this Section 2.3.

(3)  Note to Draft:  The Firemans Note may be converted beginning on the date that is 366 days after its issuance date.

(4)  Note to Draft:  The Notes for Peter Kim, Paul Cardenas and Tony Chu will contain a provision that requires all three notes to be converted together upon the consent of a majority in principal amount of such Notes.

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(a)                                 The Company shall pay or deliver, as the case may be, the Settlement Amount on the third Trading Day immediately following the date of the Conversion Notice; provided, that;

(i)                                     if the Company elects to fulfill its conversion obligation, in whole or in part, in shares of Common Stock, the Company shall deliver such Common Stock on the third Trading Day immediately following the Conversion Date in accordance with Section 2.2;

(ii)                                  if the Company elects to fulfill its conversion obligation, in whole or in part, in cash, the Company shall pay such cash as soon as possible but no later than the twentieth Trading Day immediately following the Conversion Date; and

(iii)                               the Company shall use its reasonable best effort to pay in cash all accrued but unpaid interest as soon as possible but no later than the twentieth Trading Day immediately following the Conversion Date.

For the avoidance of doubt, notwithstanding anything to the contrary herein, but subject to Section 2.4 hereof, in the event that for any reason (including due to the provisions of Section 4 hereof that restrict making of cash payments in certain circumstances) the Company is not able to pay all or any portion of the Notes in cash, then the Company shall be required to fulfill its conversion obligations in shares of Common Stock for any portion that the Company cannot pay in cash.

(b)                                 The Company shall deliver a notice (each, a “Settlement Notice”) of the relevant Settlement Amount not later than the Close of Business on the second Trading Day following the related Conversion Date.  Each such Settlement Notice shall specify whether the Company shall satisfy its conversion obligation by (i) delivering shares of Common Stock (“Physical Settlement”), (ii) paying solely cash (“Cash Settlement”) or (iii) paying and delivering, as the case may be, a combination of cash and shares of Common Stock (“Combination Settlement”). In the case of an election that provides for Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount.

(c)                                  The Settlement Amount in respect of any conversion shall be computed as follows:

(i)                                     if the Company elects to satisfy its conversion obligation in respect of such conversion through Physical Settlement, the Company will deliver to the converting Holder a number of shares of Common Stock equal to (A) the entire Conversion Amount, divided by (B) the Market Price;

(ii)                                  if the Company elects to satisfy its conversion obligation in respect of such conversion through Cash Settlement, the Company shall pay to the converting Holder cash in an amount equal to the entire Conversion Amount; and

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(iii)                               if the Company elects to satisfy its conversion obligation in respect of such conversion through Combination Settlement, the Company shall pay and deliver to the converting Holder, as the case may be, a Settlement Amount equal to: (A) a number of shares of Common Stock as calculated pursuant to Section 2.3(c)(i) above assuming that a portion of the Conversion Amount designated by the Company is the Conversion Amount being settled by Physical Settlement and (B) cash equal to the amount of cash to be paid pursuant to Section 2.3(c)(ii) above assuming that the remaining portion of the Conversion Amount is the Conversion Amount being settled by Cash Settlement.

(d)                                 Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note in respect of which shares of Common Stock are deliverable. Instead, if any such Settlement Amount includes a fraction of a share of Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Market Price of the Common Stock, subject in each case to the following paragraph.

(e)                                  If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date.

2.4                               Limitations on Conversions; Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note if the issuance of such shares of Common Stock (taken together with the issuance of all other shares of Common Stock upon conversion of the Other Notes or otherwise pursuant to the terms of the Other Notes) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion (as the case may be) of the Notes or otherwise pursuant to the respective terms thereof without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount (which the Company shall use its reasonable best efforts to obtain at its next annual shareholders meeting, and each shareholders meeting thereafter until so obtained) or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.  Until such approval or such written opinion is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or otherwise pursuant to the terms of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (A) the original principal amount of Notes issued to such Holder pursuant to the Stock Purchase Agreement on the Closing Date divided by (B) the aggregate original principal amount of all Notes issued to the Holders pursuant to the Stock Purchase Agreement on the Closing Date (with

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respect to each Holder, the “Exchange Cap Allocation”).  Notwithstanding anything in this Note to the contrary, if such approval or such written opinion has not been obtained as of the date of a Conversion Notice, then the Company shall use its commercially reasonable efforts to explore raising additional Indebtedness or other financing, refinancing its Senior Debt, or obtaining waivers from the holders of Senior Debt to allow the Company to convert all of the Conversion Amount into the Settlement Amount and fulfill in cash any conversion obligations not paid in shares of Common Stock, provided, however, that the decision to incur additional Indebtedness or other financing or refinance the Senior Debt shall be subject to approval of the board of directors of the Company in its discretion. In the event that any Holder shall sell or otherwise transfer any of such Holder’s Notes, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a Holder’s Notes, the difference (if any) between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder upon such Holder’s conversion in full of such Notes shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the shares of Common Stock underlying the Notes then held by each such Holder. In the event that the Company is prohibited from issuing any shares of Common Stock pursuant to this Section 2.4 (the “Exchange Cap Shares”), the Company shall, notwithstanding anything herein to the contrary, but subject to this Section 2.4 and Section 4, pay cash to the Holder in exchange for the prepayment of such portion of the Conversion Amount convertible into such Exchange Cap Shares at a price equal to the product of (x) such number of Exchange Cap Shares and (y) the greater of the Market Price and the Conversion Price of the Common Stock. As of the Issuance Date, the Exchange Cap is equal to [•] (subject to adjustment for any stock splits, reverse stock splits or similar events affecting the Common Stock) shares of Common Stock; provided that in no event shall the Exchange Cap be reduced below [•] (subject to adjustment for any stock splits, reverse stock splits or similar events affecting the Common Stock) shares of Common Stock.  Notwithstanding anything in this Note to the contrary, if the Company elects to satisfy its conversion obligations under this Note pursuant to Section 2 through Physical Settlement, then in no event will the Company be obligated to deliver to the converting Holder a number of shares of Common Stock in excess of (A) the Principal Amount of this Note, divided by (B) the Conversion Price.

In the event that the Exchange Cap Allocation is less than the full number of Shares issuable upon conversion by any Holder of this Note or any Other Note, and the Company is prohibited under its Senior Debt agreements from paying cash to the Holder upon conversion, then the conversion right may only be exercised by the Holder with respect to such number of shares as equals the Exchange Cap Allocation less any accrued but unpaid interest to be paid in Shares.  For the avoidance of doubt, the remaining portion of the Settlement Amount not so fulfilled shall remain outstanding, and the Company shall use its commercially reasonable efforts to explore raising additional Indebtedness or other financing, refinancing its Senior Debt, or obtaining waivers from the holders of Senior Debt to allow the Company to fulfill such remaining obligations in cash, provided, however, that the decision to incur additional Indebtedness or other financing or refinance the Senior Debt shall be subject to approval of the board of directors of the Company in its discretion.

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2.5                               Rights Upon Issuance Of Purchase Rights And Other Corporate Events.

(a)                                 Purchase Rights. In addition to any adjustments pursuant to Section 2.6 below, if at any time the Company grants, issues or sells any Options, Convertible Notes or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)                                 Change of Control. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control, the Company shall make appropriate provision to ensure that, as a condition to or upon the occurrence of such Change of Control, the Holder will, upon consummation of the Change of Control in exchange for such Holder’s Notes, have the right to receive the greater of (i) an amount equal to (A) $35,550,000, plus all accrued and unpaid interest on all of the Notes, multiplied by (B) a fraction, the numerator of which is the original principal amount of this Note, and the denominator of which is the aggregate original principal amount of all Notes, or (ii) such securities and other assets to which the Holder would have been entitled to receive upon the consummation of such Change of Control had this Note been converted into shares of Common Stock immediately prior to such Change of Control (without taking into account any limitations or restrictions on the convertibility of this Note).(5)

(c)                                  Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction (other than a Change of Control) pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that, as a condition to such Corporate Event, the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note

(5)  Note to Draft:  Clause (i) will be deleted in the Firemans Note.

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initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  The provisions of this Section 2.5(c) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.  Upon any Corporate Event, this Note shall continue in full force and effect and the terms hereof shall be applicable to the securities and assets receivable on the exercise of this Note after the consummation of such Corporate Event and shall be binding upon the Company, or upon a successor entity resulting from such Corporate Event regardless of whether or not such successor entity shall have expressly assumed the terms of this Note.

2.6                               Rights Upon Issuance of Other Securities.

(a)                                 Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 2.5, if the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  Without limiting any provision of Section 2.5, if the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.  Any adjustment pursuant to this Section 2.6 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 2.6 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b)                                 Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of Sections 2.5 or 2.6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder.

2.7                               Notices.

(a)                                 Immediately upon any adjustment of the Conversion Price, the Company shall send written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b)                                 The Company shall send written notice to the Holder at least 10 Business Days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation.

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(c)                                  The Company shall also give at least ten (10) Business Days prior written notice of the date on which any Fundamental Transaction, dissolution or liquidation shall take place.

3.                                      Defaults

3.1                               Events of Default.  The occurrence of any one or more of the following events with respect to the Company will constitute an event of default hereunder (“Event of Default”):

(a)                                 If the Company fails to pay when due any payment of principal or interest on this Note or any Other Note and such failure continues for ten (10) days after the original due date for such payment;

(b)                                 If the Company, under the laws of any jurisdiction: (i) is dissolved, liquidated or wound up, or otherwise ceases doing business; (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) makes a general assignment for the benefit of its creditors; (v) institutes a proceeding, or has an involuntary proceeding instituted or filed against it (or has any writ, judgment, warrant of attachment, execution or similar process issued or levied against a substantial part of the Company’s properties) that is not dismissed, released or fully bonded within 45 days thereafter, relating to insolvency, bankruptcy, reorganization, liquidation, receivership, dissolution, winding-up, relief of debtors or any other similar relief under any bankruptcy, insolvency, or other similar Law affecting creditors’ rights; or (vi) takes any action to effectuate or authorize any of the foregoing;

(c)                                  the failure to make any payment when due (giving effect to any applicable grace periods and any extensions thereof) on the principal amount of any Indebtedness of the Company and its subsidiaries, or any interest thereon, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, whether such Indebtedness now exists, or is created after the date of this Note, in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time; or

(d)                                 the Company breaches any covenant or other term or condition in this Note or any Other Note, and such breach is not cured within 15 days after the Holder notifies the Company in writing of such breach.

3.2                               Notice by the Company.  The Company will notify Holder in writing within five days after the occurrence of any Event of Default of which the Company acquires knowledge.

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3.3                               Remedies.  Upon the occurrence of an Event of Default hereunder (unless cured by the Company or waived in writing by Holder), Holder may, at its option, (a) by written notice to the Company, declare the entire unpaid principal balance of this Note, together with all accrued and unpaid interest on the Note, immediately due and payable, (b) by written notice to the Company, demand that all accrued and unpaid interest on the Note, and all interest that thereafter becomes due, or is deemed to be due pursuant to the following paragraph, on the Note, be paid in shares of Common Stock determined by dividing the amount of such interest by the then Market Price (based on the Market Price of the Common Stock on the Trading Day immediately preceding the day the interest would had otherwise been payable) and/or (c) exercise any and all rights and remedies available to it under this Note and applicable Law, including the right to collect from the Company all sums due under this Note.  The rights and remedies of the Holder under this Note are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Holder.  No failure, delay or omission on the part of the Holder in exercising any right, power or privilege under this Note shall operate as a waiver of such right, power or privilege or any other right, power or privilege hereunder or otherwise preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The Company will pay all costs and expenses incurred by or on behalf of Holder in connection with Holder’s exercise of any or all of its rights and remedies under this Note, including reasonable attorneys’ fees.

Without limitation any other provision herein set forth, upon any Event of Default prior to the Maturity Date in which the entire unpaid principal balance of this Note is paid or required to be paid pursuant to a demand made pursuant to the preceding paragraph (without regard to the provisions of Section 4), the Company shall prepay such amount pursuant to Section 5.

4.                                      Subordination.  Notwithstanding anything to the contrary set forth in this Note, the Notes are subordinated to the Senior Debt to the extent and in the manner set forth in this Section 4.  For the avoidance of doubt, the Notes are not subordinated to, or pari passu with, any Indebtedness other than the Senior Debt.

4.1                               No payment or distribution of any kind, whether direct or indirect (by set-off, recoupment or otherwise) and whether in cash or other property (other than in shares of Common Stock), shall be made on account of any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Debt, by or for the account of the Company, at any time during which the Senior Debt shall be outstanding or any commitment to extend the Senior Debt exists, other than (a) to the extent no Senior Default has occurred and is continuing, regularly scheduled payments of interest, payments of interest and fractional shares upon conversion of this Note, or payments of taxes pursuant to Sections 1.2(a), 1.4, and 2.1, (b) payment of principal on this Note at its stated maturity date, so long as no Senior Default has occurred and is continuing and (c) issuance of shares of Common Stock upon conversion of this Note, or as otherwise contemplated hereunder.

4.2                               Except as permitted by Section 4.11, in the event of any payment or distribution of assets of the Company of any kind or character, whether in cash or other property, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such the Company or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such the Company (each, a “Proceeding”), or event described in Section 4.4 or Section 4.5 of this Note or otherwise:  (a) all amounts owing on

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account of the Senior Debt shall first be Paid in Full before any payment of the Subordinated Debt is made and (b) any cash payment to which the Holder would be entitled (but for the provisions hereof) shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution to the Senior Debt holders directly, for application to the payment of the Senior Debt until all the Senior Debt shall have been Paid in Full; provided that in no event shall the foregoing limit the issuance of shares of Common Stock upon conversion of this Note, or as otherwise contemplated hereunder.

4.3                               In the event that notwithstanding the foregoing any payment or distribution of assets of Company of any kind or character, whether direct or indirect (by set-off, recoupment or otherwise) and whether in cash or other property, shall be received by the Holder on account of the Subordinated Debt in violation of the provisions of this Note and before all the Senior Debt is Paid in Full, subject to Section 4.13, such payment or distribution shall be received and held in trust by the Holder for the benefit of the holders of the Senior Debt, or their designated representative, ratably according to the respective amounts of the Senior Debt held or represented by each, to the extent necessary to cause the Senior Debt to be Paid in Full; provided that in no event shall the foregoing be deemed to include any shares of Common Stock issued upon conversion of this Note, or as otherwise contemplated hereunder.

4.4                               If at any time hereafter the Holder obtains any judgment against Company in respect of any Subordinated Debt, such judgment shall be subject to the subordination provisions of this Note and the rights of the holders of the Senior Debt to the same extent as such rights apply to Subordinated Debt under this Note.

4.5                               The provisions of this Section 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of the Senior Debt is rescinded or must otherwise be returned by any holders of the Senior Debt (including, without limitation, in the event of a Proceeding), all as though such payment had not been made.  Without limitation to the foregoing, in the event that the Senior Debt is avoided, disallowed or subordinated pursuant to Section 548 of the Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the Bankruptcy Code, the provisions of this Section 4 shall continue to be effective or be reinstated, as the case may be.

4.6                               All rights and interests of the holders of the Senior Debt hereunder, and all agreements and obligations of the Holder, or Company hereunder, shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of the Senior Debt;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to any departure from the Senior Debt, including, without limitation, any increase in the Senior Debt resulting from the extension of additional credit to Company or otherwise;

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(c)                                  any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Senior Debt;

(d)                                 any manner of application of collateral, or proceeds thereof, to all or any of the Senior Debt, or any manner of sale or other disposition of any collateral for all or any of the Senior Debt or any other assets of the Company;

(e)                                  the grant of any adjustment, indulgence or forbearance, or compromise with, the Company with respect to the Senior Debt;

(f)                                   any change, restructuring or termination of the structure or existence of the Company; or

(g)                                 any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or any Holder.

4.7                               Each of Company and Holder hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt and this Section 4 and any requirement that the Senior Debt holder protect, secure, perfect or insure any security interest or lien on the any property subject thereto or exhaust any right to taken any action against Company or any other person or entity or any collateral.

4.8                               This Note and all other instruments (and all replacements thereof) evidencing the Subordinated Debt or any part thereof shall be inscribed with a legend conspicuously indicating that the payment thereof is subordinated to the payment of the Senior Debt pursuant to the provisions of this Section 4.

4.9                               This Section 4 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt; and such holders are made third party beneficiaries of this Section 4 hereunder and any one or more of them, or their designated representative, may enforce such provisions, and all such holders shall be deemed to have relied thereon.  The subordination effected by this Section 4 is a continuing subordination, and the Holder unconditionally waives notice of the incurring of any Senior Debt or any part thereof and reliance by any holders of Senior Debt upon the subordination contained herein.  The Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of the holders of Senior Debt, whether such Senior Debt was created or acquired before or after the incurrence or creation of any Subordinated Debt and whether such holders of Senior Debt are now known or hereafter become known, and each holder of Senior Debt shall be deemed conclusively to have relied upon such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt and shall be entitled to enforce the provisions of this Section 4 directly as if it were a party to this Note.  No right of any present or future holders of Senior Debt to enforce subordination provisions contained in this Section 4 shall at any time be prejudiced or impaired by any act or failure to act on the part of Company or by any noncompliance by Company with the terms of this Note.

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4.10        The provisions of this Section 4 are for the purpose of defining the relative rights of the holders of the Senior Debt on the one hand and the holders of Subordinated Debt on the other hand, and nothing herein shall impair (as between the Company, the holders of the Subordinated Debt) the Company’s obligation to the holders of the Subordinated Debt to pay to such holders the full amount of the Subordinated Debt in accordance with the terms of the Stock Purchase Agreement and the Notes. No provision of this Section 4 shall be construed to prevent the holders of the Subordinated Debt from exercising all rights and remedies available under the Notes, the Stock Purchase Agreement or under applicable law upon the occurrence of an Event of Default or otherwise, subject to the rights of the holders of the Senior Debt as set forth above to receive payments otherwise payable to the holders of the Subordinated Debt, and no provision of this Section 4 shall be deemed to subordinate, to any extent, any claim or right of any holder of the Subordinated Debt to any claim against the Company by any creditor or any other Person except to the extent expressly provided herein.

4.11        Notwithstanding anything herein to the contrary, nothing in this Section 4 shall affect or limit the right of the Holder to at any time convert all or any portion of this Note, or interest thereon as contemplated hereunder, into Common Stock in accordance herewith (or the obligation of the Company to effect such conversion), it being expressly acknowledged and agreed that such conversion may be consummated regardless of the occurrence and continuance of a Senior Default, the commencement and pendency of a Proceeding with respect to the Company, or any other circumstance.

4.12        Upon Senior Debt having been Paid in Full, Holder shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until the obligations under this Note shall have been satisfied, for purposes of such subrogation, no payments or distributions to the holders of Senior Debt of assets, whether in cash, property or securities, distributable to the holders of Senior Debt under the provisions hereof to which Holder would be entitled except for the provisions of this Section 4, and no payment pursuant to the provisions of this Section 4 to the holders of Senior Debt by Holder, shall, as among the Company, its creditors other than the holders of Senior Debt, and Holder, be deemed to be a payment by Company to or on account of Senior Debt, it being understood that the provisions of this Section 4 are, and are intended, solely for the purpose of defining the relative rights of Holder, on the one hand, and the holders of Senior Debt, on the other hand.

4.13        The Company shall give prompt written notice to Holder of any fact known to the Company which would prohibit the making of any payment to Holder in respect of this Note pursuant to this Section 4.  Notwithstanding the provisions of this Section 4, Holder shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to Holder, unless and until Holder shall have received written notice thereof from the Company or from the holder or holders of Senior Debt; and, prior to the receipt of any such written notice, Holder shall be entitled to assume conclusively that such facts do not exist and to receive and retain payments or distributions on this Note; provided, the Holder shall not be entitled to retain any payments or distributions received by Holder within the 30 day period prior to the date Holder receives such written notice.  Holder shall be entitled to rely on the delivery to it of a written notice by a person representing himself or herself to be a holder of Senior Debt to establish that such notice has been given by a holder of Senior Debt.  In the event that Holder determines in good faith that further evidence is required with respect to the right pursuant to this Section 4 of any person as a holder of Senior Debt to participate in any payment

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or distribution of amounts otherwise payable to Holder, Holder may request such person to furnish evidence to the reasonable satisfaction of Holder as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each person under this Section 4, and, if such evidence is not furnished, Holder may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

5.             Company Optional Prepayment.

5.1          Any time after the Initial Issuance Date, the Company shall have the right to prepay all or any portion of the then outstanding principal balance under this Note (the “Company Optional Prepayment Amount”) and all or any portion of the then outstanding principal balance (as defined in the Other Notes) then outstanding under the Other Notes on the Company Optional Prepayment Date (as defined below) (a “Company Optional Prepayment”); provided, however, that the Company shall not be permitted to exercise its prepayment right under this Section 5 if it would be prohibited from satisfying its prepayment obligations in full on the Company Optional Prepayment Date (whether pursuant to Law or pursuant to any agreement, including Section 2.4 and Section 4 of this Note).  On the Company Optional Prepayment Date, the portion of this Note subject to prepayment pursuant to this Section 5.1 shall be prepaid by the Company in the following manner (collectively, the “Company Optional Prepayment Price”):

(a)           if the Company elects to satisfy its prepayment right in shares of Common Stock, then the Company will deliver to the Holder a number of shares of Common Stock equal to (A) the sum of the entire Company Optional Prepayment Amount, plus all Discounted Yield Value, divided by (B) the Market Price;

(b)           if the Company elects to satisfy its prepayment right in cash, then the Company shall pay to the prepaid Holder cash in an amount equal to the sum of the entire Company Optional Prepayment Amount, plus all Discounted Yield Value; or

(c)           if the Company elects to satisfy its prepayment right in a combination of shares of Common Stock and cash, then the Company shall pay and deliver to the prepaid Holder, as the case may be, an amount equal to: (i) a number of shares of Common Stock as calculated pursuant to Section 5.1(a) above assuming that a portion of the Company Optional Prepayment Amount designated by the Company is the amount of principal being paid in shares of Common Stock, plus (ii) cash equal to the amount of cash to be paid pursuant to Section 5.1(b) above assuming that the remaining portion of the Company Optional Prepayment Amount is the amount of principal being paid in cash, plus (iii) cash equal to the amount of all Discounted Yield Value.

Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Company Optional Prepayment Amount due with respect to any prepaid Note in respect of which shares of Common Stock are deliverable. Instead, if any such Company Optional Prepayment Amount includes a fraction of a share of Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Market Price of the Common Stock, subject in each case to the following paragraph.

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5.2          The Company may exercise its prepayment right under this Section 5 by delivering an irrevocable written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes, excluding for purposes hereof Notes not bearing interest at a rate of 10% per annum  (without giving effect to the Default Rate) (the “Company Optional Prepayment Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Prepayment Notice Date”). The Company Optional Prepayment Notice shall (x) state the date on which the Company Optional Prepayment shall occur (the “Company Optional Prepayment Date”) which date shall not be less than sixty (60) calendar days nor more than ninety (90) calendar days following the Company Optional Prepayment Notice Date, and (y) state the aggregate Company Optional Prepayment Amount of the Notes which is being prepaid in such Company Optional Prepayment from the Holder and all of the other holders of the Notes pursuant to this Section 5 (and analogous provisions under the Other Notes) on the Company Optional Prepayment Date. All principal balances under this Note converted by the Holder after the Company Optional Prepayment Notice Date shall reduce the Company Optional Prepayment Amount of this Note required to be prepaid on the Company Optional Prepayment Date. Prepayments made pursuant to this Section 5 shall be made in accordance with Section 5.3.

5.3          The Company shall deliver the applicable Company Optional Prepayment Price to the Holder on the applicable Company Optional Prepayment Date.  In the event that the Company does not pay the applicable Company Optional Prepayment Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Prepayment Price in full, the Holder shall have the option, in lieu of prepayment, to require the Company to promptly return to the Holder all or any portion of this Note representing the principal balance of this Note that was submitted for prepayment and for which the applicable Prepayment Price has not been paid, which remedy shall be in addition to the other remedies available to the Holder (including under Section 3).

5.4          Notwithstanding anything to the contrary in this Note, the Conversion Amount (a) shall remain outstanding after the consummation of any Company Optional Prepayment and (b) may be converted by the Holder in accordance with Section 2.

6.             Certain Definitions. For purposes of this Note, the following terms shall have the following meanings:

6.1          “Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.) as now and hereafter in effect, or any applicable successor statute.

6.2          “Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

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6.3          “Change of Control” means (i) any Fundamental Transaction under clauses (a)(ii) through (iv) or clause (b) of the definition of Fundamental Transaction and (ii) any Fundamental Transaction in which holders of the Company’s voting power immediately prior to such Fundamental Transaction hold less than 50% of the Company’s voting power after such Fundamental Transaction.

6.4          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

6.5          “Common Stock” means the Common Stock, par value $0.10 per share, of the Company.

6.6          “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated Senior Debt as of such date to (b) consolidated EBITDA for the period of the four fiscal quarters most recently ended, pro forma for the incurrence of any such Senior Debt and the use of the proceeds thereof.

6.7          “Conversion Amount” means, as of any date of determination, the amount equal to (a) the product of (i) the Market Price, multiplied by (ii)  the quotient of (A) the Principal Amount, divided by (B) the Conversion Price, minus (b) the aggregate Company Optional Prepayment Amounts paid to the Holder as of such date of determination pursuant to Section 5.

6.8          “Conversion Price” means, as of the Conversion Date or other date of determination, $1.78, subject to adjustment as provided herein.

6.9          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

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6.10        “Discounted Yield Value” means, with respect to Projected Interest Payments on any Optional Prepayment Amount, the amount obtained by discounting the aggregate Projected Interest Payments that would accrue on such Optional Prepayment Amount from the Company Optional Prepayment Date to the Maturity Date (the “Interim Period”) at a discount factor (applied on quarterly periodic basis for each fiscal quarter during such Interim Period) equal to the Reinvestment Yield with respect to such Projected Interest Payments.

6.11        “EBITDA” means, for any period in question, the sum of (a) net income of the Company and its Subsidiaries for such period, plus (b) to the extent deducted in determining such net income, the sum (without duplication) of (i) interest expense during such period, (ii) all federal, state, local and/or foreign income taxes payable by the Company and its Subsidiaries during such period, (iii) depreciation expenses of the Company and its Subsidiaries during such period, and (iv) amortization expenses of the Company and its Subsidiaries during such period, all determined on a consolidated basis and in accordance with GAAP, minus (c) any extraordinary, unusual or non-recurring or non-cash income or gains (including gains on the sales of assets outside of the ordinary course of business), to the extent realized during such period.

6.12        “Fundamental Transaction” means that (a) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (ii) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (iii) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (v) (A) reorganize, recapitalize or reclassify the Common Stock, (B) effect or consummate a stock combination, reverse stock split or other similar transaction involving the Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

6.13        “Indebtedness” means with respect to any Person without duplication:  (a) all Obligations of such Person for borrowed money; (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations of such Person; (d) all Obligations of such Person issued or assumed as the deferred and unpaid purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in

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the ordinary course of business); (e) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence); (f) guarantees and other contingent obligations in respect of Indebtedness of other Persons referred to in clauses (a) through (e) above; (g) all Obligations of any other Person of the type referred to in clauses (a) through (f) which are secured by any Lien on any property or asset of such Person whether or not such Indebtedness is assumed by such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset at such date of determination and the amount of the Obligation so secured; (h) all Obligations of such Person in respect of any interest rate swaps or hedge agreements; or (i) all Obligations of such Person under any sale and leaseback transaction, synthetic lease or other off-balance sheet loan or financing.

6.14        “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

6.15        “Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

6.16        “Market Price” means (a) the sum of the Closing Sales Price of the Common Stock on each of the twenty (20) consecutive Trading Days ending and including the Trading Day immediately preceding the Conversion Date, the Company Optional Prepayment Date or the Maturity Date, as the case may be, divided by (b) twenty (20).  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during such the applicable measurement periods and prior to the actual conversion hereunder.

6.17        “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

6.18        “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

6.19        “Paid in Full” means, with respect to any issuance of the Senior Debt, the full payment in cash, in immediately available funds, of such the Senior Debt (other than unasserted contingent indemnification obligations) and the termination of all commitments of the holders of such the Senior Debt to make loans and other extensions of credit to or for the benefit of the Company pursuant to the terms of the documents evidencing such the Senior Debt.  The expressions “prior payment in full,” “payment in full”, “paid or satisfied in full” and “paid in full” (whether or not such expressions are capitalized) and other similar phrases shall have correlative meanings.

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6.20        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

6.21        “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.

6.22        “Principal Amount” means the original principal amount of this Note to be converted less any amounts set off against the Note pursuant to Section 9.7 of the Stock Purchase Agreement and less any amount of principal previously converted and fulfilled by the Company pursuant to Section 2.

6.23        “Projected Interest Payments” means, as to any Optional Prepayment Amount, the aggregate amount of interest that would accrue during the Interim Period therefor assuming that (a) such interest would accrue on each day during such Interim Period at the same rate of interest as is applicable to the Notes hereunder on the relevant Company Optional Prepayment Date, and (b) such Optional Prepayment Amount remained outstanding in full during the entire Interim Period.

6.24        “Reinvestment Yield”  means,  with  respect  to  Projected  Interest  Payments  on  any  Optional Prepayment Amount, the sum of the (a) 0.50% plus (b) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the applicable Company Optional Prepayment Date with respect to such related Optional Prepayment Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity as close as practicable to the Maturity Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the applicable Company Optional Prepayment Date with respect to such Optional Prepayment Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity as close as practicable to the Maturity Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and longer than the Maturity Date and (2) the applicable U.S. Treasury security with the maturity closest to and shorter than the Maturity Date.

6.25        “Senior Debt” means the principal of (and premium, if any,) and unpaid interest on (X) (a) all Indebtedness of the Company (including Indebtedness of others guaranteed by the Company) other than the Notes, whether outstanding on the date of this Note or thereafter created, incurred, assumed or guaranteed and (b) amendments, renewals, extensions,

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modifications and refundings of any such Indebtedness, unless in any case in the instrument creating or evidencing any such Indebtedness or pursuant to which the same is outstanding it is provided that such Indebtedness is not superior or is subordinated in right of payment to or is on parity in right of payment with the Notes, in each instance that upon the date of incurrence thereof would not result in the Consolidated Leverage Ratio taking into account all then outstanding Senior Debt (including Senior Debt outstanding pursuant to clause (Y) below) being greater than 4.0 to 1.0, after giving effect to the incurrence thereof and pro forma for the use of the proceeds therefrom; provided, however, that, notwithstanding anything to the contrary in the preceding, Senior Debt shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Affiliates, or (iii) any trade payables and (Y) all Indebtedness under factoring facilities and revolving credit facilities, the proceed of which are used for working capital of the Company and its subsidiaries.

6.26        “Senior Default” means any event of default under any of the Senior Debt.

6.27        “Specified Dollar Amount” means the dollar amount to be received upon conversion as specified by the Company in the Settlement Notice.

6.28        “Subordinated Debt” means all Obligations arising with respect to this Note.

6.29        “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted and (ii) there is no Market Disruption Event.

6.30        “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

7.             Miscellaneous

7.1          Waiver.  The Company hereby waives presentment, demand, protest, and notice of dishonor and protest, waives any rights which it may have to require the Holder to proceed against any other Person or property, and agrees that without notice to any Person and without affecting any Person’s liability under this Note, the Holder, at any time or times, may grant extensions of the time for payment or other indulgences to any Person or permit the renewal, amendment or modification of this Note.  No act or inaction of the Holder under this Note shall be deemed to constitute or establish a “course of performance or dealing” that would require the Holder to so act or refrain from acting in any particular manner at a later time under similar or dissimilar circumstances.

7.2          Non-Negotiability.  So long as the Holder is employed by the Company, this Note is non-negotiable and will not be assigned or transferred by Holder without the express prior written consent of the Company, except by operation of Law, provided that (a) such consent will not be unreasonably withheld by the Company in the event of an assignment of this Note to an Affiliate of Holder or to a holder of the Other Notes or their Affiliates, and (b) in the event of the occurrence of an Event of Default, this Note will be fully transferable.(6)

(6)  Note to Draft:  The Firemans Note will be transferable.

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7.3          Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Company (provided that, if the holder of this Note is a financial institution, its own unsecured agreement shall be satisfactory) or, in the case of any such mutilation, upon the surrender and cancellation of this Note, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note.  Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note.

7.4          Reservation of Authorized Shares.  The Company covenants that, so long as any Notes remain outstanding, the Company will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the conversion of the Notes and free of preemptive rights, such number of shares of Common Stock as from time to time shall be issuable upon the conversion in full of all Notes (subject to the limits in Section 2.4).  The Company covenants that all shares of Common Stock issuable upon conversion of the Notes will, upon issuance, be freely tradable, listed, duly and validly issued, fully paid and nonassessable and will be free from all taxes, Liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

7.5          Stock Certificates.  Each stock certificate delivered by the Company to Holder will be imprinted with legends substantially in the following form:

“THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT.”

7.6          No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company and except as otherwise expressly provided herein, no dividends or other distributions shall be payable or accrued in respect of this Note or the interest represented hereby or the shares of Common Stock to be obtained upon conversion hereunder until, and only to the extent that, this Note shall have been converted.

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7.7          Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary.

7.8          Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Note are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.  If Holder is an entity and if the principal business, operations or a majority or substantial portion of the assets of Holder are assigned, conveyed, allocated, or otherwise transferred, including by sale, merger, consolidation, amalgamation, conversion, or similar transactions, such receiving Person or Persons will automatically become bound by and subject to the provisions of this Note, and Holder will cause the receiving Person or Persons to expressly assume its obligations hereunder.

7.9          Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

7.10        Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

7.11        Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:

Joe’s Jeans, Inc.
2340 South Eastern Avenue

Commerce, CA 90040

Attn:       Marc Crossman
Fax:        323-837-3791

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Copy to (which will not constitute notice):

Joe’s Jeans, Inc.

2340 South Eastern Avenue

Commerce, CA 90040

Attn:  Lori Nembirkow

Fax: 323-837-3791

If to the Holder:

Attn:[                                                                          ]

[Insert address]

Tel:  [(      )                                                                  ]

Fax:  [(      )                                                                 ]

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other notice in the manner herein set forth.

7.12        Submission to Jurisdiction; No Jury Trial.

(a)           Submission to Jurisdiction.  Each Party submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware in any Action arising out of or relating to this Note and agrees that all claims in respect of the Action may be heard and determined in any such court.  Each Party also agrees not to bring any Action arising out of or relating to this Note in any other court.  Each Party agrees that a final judgment in any Action so brought will be conclusive and may be enforced by an Action on the judgment or in any other manner provided at Law or in equity.  Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

(b)           Waiver of Jury Trial.  THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER AGREEMENTS RELATING THERETO OR ANY DEALINGS BETWEEN THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.  The scope of this waiver is intended to be all encompassing of any and all Actions that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including Contract claims, tort claims, breach of duty claims and all other common Law and statutory claims.  Each Party acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings.  Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NOTE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO.  In the event of an Action, this Note may be filed as a written consent to trial by a court.

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7.13        Time.  Time is of the essence in the performance of this Note.

7.14        Headings.  The article and section headings contained in this Note are inserted for convenience only and will not affect in any way the meaning or interpretation of this Note.

7.15        Governing Law.  This Note and the performance of the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of Law principles.

7.16        Amendments and Waivers.  No amendment, modification, replacement, termination, or cancellation of any provision of this Note will be valid, unless the same will be in writing and signed by holders of a majority in principal amount of Notes excluding any Notes not bearing interest at a rate of 10% per annum (without giving effect to the Default Rate).(7)  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

7.17        Severability.  The provisions of this Note will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Note, as applied to any Party or to any circumstance, is adjudged by a Governmental Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

7.18        Expenses.  Except as otherwise expressly provided in this Note or the Stock Purchase Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Note, including all fees and expenses of agents, representatives, financial advisors, legal counsel, and accountants; provided, however, that the Company shall pay all costs and expenses of collection and enforcement of this Note when incurred, including the Holder’s attorneys’ fees and legal and court costs, including any incurred in connection with amendments or modifications hereto, on appeal or in connection with bankruptcy or insolvency, whether or not any lawsuit or proceeding is ever filed with respect hereto.

(7)  Note to Draft:  The Firemans Note will require the signature of Firemans.

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7.19        Construction.  The Parties have participated jointly in the negotiation and drafting of this Note.  If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Note.  Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”  Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Note,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Note as a whole and not to any particular subdivision unless expressly so limited.  The Parties intend that each representation, warranty, and covenant contained herein will have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

7.20        Remedies.  Except as expressly provided herein, the rights, obligations and remedies created by this Note are cumulative and in addition to any other rights, obligations or remedies otherwise available at Law or in equity.  Except as expressly provided herein, nothing herein will be considered an election of remedies.

7.21        No Inconsistent Agreements.  The Company has not entered into, and in no event shall the Company enter into, any agreements, which are inconsistent with this Note.

7.22        Tax.  To the extent requested by the Holder, the Company shall use its commercially reasonable efforts to assist the Holder in selling sufficient shares of Common Stock issued upon conversion of the Note so that the Holder receives sufficient cash proceeds from the sale thereof to pay all tax liabilities due and owing by the Holder upon such conversion, and sale.

[SIGNATURE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first above written.

JOE’S JEANS, INC.

By:
Name:
Title:

EXHIBIT I

JOE’S JEANS, INC.

CONVERSION NOTICE

To:  Joe’s Jeans, Inc.

The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, into an amount of cash, shares of Common Stock or combination of cash and shares of Common Stock, as the case may be, in accordance with the terms of the Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Note.

Principal amount to be converted:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.

Signature(s)

Fill in for registration of any shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)
Social Security or other Taxpayer
Identifying Number

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2013, is entered into among Joe’s Jeans, Inc., a Delaware corporation (the “Company”), and the parties identified as “Investors” on the signature pages hereto and any party identified on the signature page of any Joinder Agreement executed and delivered pursuant to Section 2.9 (each, including the Investors, a “Holder” and collectively, the “Holders”).  Capitalized terms used but not otherwise defined herein are defined in Section 1.1.

W I T N E S S E T H

WHEREAS, the Investors have, pursuant to the terms of the Stock Purchase Agreement dated as of July 15, 2013 by and among the Company, each of the Investors and certain other parties thereto (the “Stock Purchase Agreement”), agreed to sell to the Company shares of common stock and preferred stock of Hudson Clothing Holdings, Inc. (“Hudson”).

WHEREAS, the Investors received the Buyer Notes (as defined in the Stock Purchase Agreement) as consideration for their shares of Hudson, which Buyer Notes are convertible into Common Stock on the terms set forth in the Buyer Notes.

WHEREAS, the execution and delivery of this Agreement by the Company and each of the Investors is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1            Definitions

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

“Adverse Effect” has the meaning set forth in Section 2.1(e).

“Advice” has the meaning set forth in Section 2.6.

“Affiliate” has the meaning set forth in the Stock Purchase Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Common Stock” means the common stock of the Company, par value $.10 per share, as constituted on the date hereof, any such stock into which such Common Stock shall have changed or any stock resulting from any reclassification of such Common Stock and any shares of any class of the Company’s common stock issued with respect to shares of Common Stock by way of stock split, stock dividend or other recapitalization.

“Company” has the meaning set forth in the preamble to this Agreement and will include any successors thereto pursuant to Section 2.11.

“Covered Persons” has the meaning set forth in Section 2.8(a).

“Demand Registration” has the meaning set forth in Section 2.1(a)(i).

“Demand Request” has the meaning set forth in Section 2.1(a)(i).

“Demanding Stockholder” has the meaning set forth in Section 2.1(a)(i).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus and (ii) each Issuer Free Writing Prospectus.

“Effectiveness Period” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities on Form S-8 or any similar successor form or (ii) securities to effect the acquisition of, or combination with, another Person registered on Form S-4 or any similar successor form.

“Fireman” means Fireman Capital CPF Hudson Co-Invest LP and its Affiliates.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; any court, tribunal or arbitrator; any self-regulatory organization; or any securities exchange or quotation system.

“Holder” has the meaning set forth in the preamble to this Agreement.

“Hudson” has the meaning set forth in the recitals to this Agreement.

“Inspectors” has the meaning set forth in Section 2.5(l).

“Investors” has the meaning set forth in the preamble to this Agreement.

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“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act.

“Long-Form Registration” shall mean any Demand Registration that will be made on Form S-1 or any successor form or equivalent form under the Securities Act.

“Joinder Agreement” has the meaning set forth in Section 2.9.

“Material Disclosure Event” means, as of any date of determination, any event relating to the Company or any of its Subsidiaries that the Board reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information in any registration statement or related prospectus including Registrable Shares (including documents incorporated by reference therein) so that such registration statement would not be materially misleading or otherwise not in compliance with applicable securities laws, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such registration statement or related prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its Subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

“Notice” has the meaning set forth in Section 4.8(a).

“Party” means any party to this Agreement.

“Person” or “person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, company, joint venture, trust, Governmental Authority or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Records” has the meaning set forth in Section 2.5(l).

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” means (i) any and all shares of Common Stock issued or issuable with respect to the Buyer Notes owned by the Holders and (ii) any and all shares of Common Stock issued or issuable with respect to the Registrable Shares by way of stock dividend or a stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization; provided that Registrable Shares shall cease to be Registrable Shares as set forth in Section 3.1.

“Requesting Holders” shall mean any Holder or Holders requesting to have its or their Registrable Shares included in any Demand Registration or Shelf Registration.

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“Required Filing Date” has the meaning set forth in Section 2.1(a)(ii).

“Rule 144” means Rule 144 promulgated under the Securities Act, as the same may be amended from time to time, and any successor or similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Registration” has the meaning set forth in Section 2.1(b).

“Short-Form Registration” shall mean any Demand Registration that will be made on Form S-3 or any successor form or equivalent form under the Securities Act.

“Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiaries” means any other Person (a) in which the Company owns, directly or indirectly, fifty percent (50%) or more of the securities or other ownership interests of such other Person, (b) in which the Company owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of managers or directors, or other persons performing similar functions, of such other Person or (c) the management of which is otherwise controlled, directly or indirectly, by the Company.

“Suspension Notice” has the meaning set forth in Section 2.6.

“Suspension Period” has the meaning set forth in Section 2.6.

Section 1.2            Headings

Headings shall be ignored in construing this Agreement.

Section 1.3            Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

Section 1.4            Recitals and Sections

References to this Agreement shall include the Recitals to it and references to Sections are to Sections of this Agreement.

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Section 1.5            Information

References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

Section 1.6            Interpretation

Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  This Agreement shall be construed as if it is drafted by all the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement if an ambiguity or question of intent or interpretation arises.

ARTICLE 2
REGISTRATION RIGHTS

Section 2.1            Demand Registration

(a)                                 Request for Registration

(i)                                     On each of the 15 month and 18 month anniversaries of the date of this Agreement, the Company shall deliver written notice to the Holders that, beginning on the 15 month anniversary of the date of this Agreement, the Holders have the right to demand registration for the resale of their Registrable Shares pursuant to this Section 2.1. At any time following the 20 month anniversary of the date of this Agreement (or, in the case of Fireman, the 10 month anniversary of the date of this Agreement), any Holder or group of Holders that, together with its or their Affiliates, holds more than twenty percent (20%) of the Registrable Shares (collectively, a “Demanding Stockholder”) shall have the right to require the Company to prepare and file a registration statement on Form S-1 or S-3 or any similar form or successor to such forms under the Securities Act, or any other appropriate form under the Securities Act or the Exchange Act for the resale of all or part of its Registrable Shares (a “Demand Registration”), by delivering to the Company written notice stating that such right is being exercised, naming the Demanding Stockholder(s) whose Registrable Shares are to be included in such registration, specifying the aggregate number of the Demanding Stockholder’s Registrable Shares to be included in such registration and, subject to Section 2.1(c) hereof, and describing the intended method of distribution thereof to the extent then known (a “Demand Request”).  The Demanding Stockholders hereunder shall collectively have the right to require up to two (2) Long-Form Registrations and an unlimited number of Short-From Registrations.  The number of Demand Registrations in the form of a Shelf Registration (as defined below) shall be unlimited.

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(ii)                                  Subject to Section 2.1(f), the Company shall prepare and file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within ninety (90) days after receiving a Demand Request (the “Required Filing Date”) on any form for which the Company then qualifies, and which form shall be available for the resale of the Registrable Shares in accordance with the intended methods of distribution thereof, and shall use its commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided that:

(A)                               other than a Shelf Registration, the Company shall not be obligated to effect a Demand Registration pursuant to this Section 2.1(a) within ninety (90) days after the effective date of a previous Demand Registration; and

(B)                               the Company shall not be obligated to effect a Demand Registration pursuant to this Section 2.1(a) unless the Demand Request is for a number of Registrable Shares with an expected market value that is equal to at least (x) $9 million as of the date of such Demand Request with respect to any Long-Form Registration or (y) $3.5 million as of the date of such Demand Request with respect to any Short-Form Registration.

(b)                                 Shelf Registration

With respect to any Demand Registration, subject to the availability of a registration statement on Form S-3 (or any successor form), the Company shall, upon written request from a Demanding Stockholder, effect as soon as practicable and, in any event, within one hundred and five (105) days after receiving a Demand Request, a registration statement providing for the offer and resale of all Registrable Shares in a continuous offering pursuant to Rule 415 under the Securities Act (or any successor rule) with a plan of distribution acceptable to the Holders and suitable for use for the manner of distribution specified by the Holders (a “Shelf Registration”), and, thereafter, shall use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the two (2) year anniversary of the date of this Agreement. Such Shelf Registration shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Shares. The Company shall use commercially reasonable efforts to keep such Shelf Registration continuously effective under the Securities Act until such date as is the earlier of (i) the date when all Registrable Shares covered by such Shelf Registration have been sold or (ii) the date on which the entire amount of all Registrable Shares is available to be sold in a single sale without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effectiveness Period”). During the Effectiveness Period, the Company shall

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supplement or make amendments to such Shelf Registration, if required by the Securities Act or if reasonably requested by the Holders or an underwriter of the Registrable Shares (whether or not required by the form on which the Registrable Shares are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing. If at any time and for any reason an additional registration statement for the Shelf Registration is required to be filed for any reason, then the Company shall have forty (40) Business Days to file such additional registration statement, and the Company shall use commercially reasonable efforts to cause such additional registration statement to be declared effective by the SEC as soon as possible, but in no event later than one hundred and five (105) days thereafter.

(c)                                  Selection of Underwriters

At the request of the Demanding Stockholder(s) making a Demand Request, the offering of Registrable Shares pursuant to such Demand Registration, including pursuant to a Shelf Registration that is a Demand Registration, shall be in the form of a “firm commitment” underwritten offering. The Demanding Stockholders making such Demand Request shall select (i) the investment banking firm or firms to manage the underwritten offering and (ii) counsel to the Requesting Holders; provided that, in the case of clause (i), such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.  No Holder may participate in any underwritten registration pursuant to Section 2.1(a) unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting agreement described above as agreed upon by the Company and accepts the underwriters selected in accordance with the procedures described in this Section 2 and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the managing underwriters under the terms of such underwriting agreements; provided that no such Holder shall be required to make any representations or warranties, or give any indemnities, in connection with any such registration other than representations and warranties, or indemnities, as to (i) such Holder’s ownership of his, her or its Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances created by such Holder, (ii) such Holder’s power and authority to effect such transfer, and (iii) the accuracy and completeness of statements made in a registration statement, prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Holder pertaining exclusively to such Holder; provided, further that any obligation of such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Shares, and such liability shall be limited to the net amount received by such Holder from the sale of his, her or its Registrable Shares pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets, including Common Stock, received in exchange for the sale or exchange of such Registrable Shares or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net amounts.

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(d)                                 Rights of Nonrequesting Holders

Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders of Registrable Shares, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request, so long as such Registrable Shares are proposed to be disposed of in accordance with the method or methods of disposition requested pursuant to this Section 2.1.  All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence together with all Demanding Stockholders shall be deemed to be “Requesting Holders” for purposes herein.

(e)                                  Priority on Demand Registrations

If the managing underwriters (or, in an offering that is not underwritten, a nationally recognized investment bank) shall advise the Company and the Requesting Holders in writing that the number of securities proposed to be included in a Demand Registration is sufficiently large to cause an adverse effect on the price, timing or distribution of any such offering, based on market conditions or otherwise (an “Adverse Effect”), the Company shall include in such registration, to the extent of the number of securities which the Company is advised can be sold in such offering (unless with respect to (i) and (ii) waived by the Demanding Stockholders in their sole discretion) (i) first, all of the Registrable Shares being sold for the account of the Demanding Stockholders, pro rata among the Demanding Stockholders based on the number of Registrable Shares requested to be included in such registration by such Demanding Stockholders, (ii) second, the Registrable Shares held by other Requesting Holders, pro rata among the holders of such Registrable Shares based on the number of Registrable Shares requested to be included in such registration held by such other Requesting Holders, and (iii) third, other securities to be sold by the Company for its own account.

(f)                                   Deferral of Filing

The Company may defer the filing (but not the preparation) of a registration statement required by this Section 2.1 until after the Required Filing Date (i) for a period not to exceed one hundred eighty (180) days, if, at the time the Company receives the Demand Request, there exists a Material Disclosure Event, or (ii) for a period not to exceed one hundred eighty (180) days, if, at the time the Company receives the Demand Request, the Board determines in good faith in its reasonable judgment that such Demand Registration would (A) materially and adversely interfere with a significant acquisition, corporate organization or other

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similar transaction involving the Company or (B) render the Company unable to comply with requirements under the Securities Act or Exchange Act.  A deferral of the filing of a registration statement pursuant to the first sentence of this Section 2.1(f) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the Material Disclosure Event is disclosed or terminated, or, in the case of a deferral pursuant to clause (ii)(A) of the preceding sentence, the acquisition, corporate organization or similar transaction is abandoned, or, in the cause of a deferral pursuant to clause (ii)(B) of the preceding sentence, such Demand Registration would no longer render the Company unable to comply with the Requirements under the Securities Act or the Exchange Act; provided, however, that in no event shall a deferral of the filing of a registration statement pursuant to the first sentence of this Section 2.1(f) exceed one hundred eighty (180) days.  In order to defer the filing of a registration statement pursuant to the first sentence of this Section 2.1(f), the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1(f) and a general statement of the reason for such deferral and an approximation of the anticipated delay.  Within twenty (20) days after receiving such certificate, the Demanding Stockholder may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Demand Registration in accordance with Section 2.7 hereof.  The Company may defer the filing of a particular registration statement pursuant to this Section 2.1(f) only once in any consecutive twelve (12)-month period; provided that any deferral pursuant to the first sentence of this Section 2.1(f) shall be deemed to be a “Suspension Period” for purposes of Section 2.6 and shall be subject to the limitations and obligations during Suspension Periods set forth in Section 2.6.  Each Holder agrees to keep confidential the fact that the Company has exercised its rights under this Section 2.1(f) and all facts and circumstances relating to such exercise until such information is made public by the Company.

(g)                                  Withdrawal and Cancellation

Any Requesting Holder may withdraw its Registrable Shares from a Demand Registration at any time prior to effectiveness and any Demanding Stockholder shall have the right to cancel a proposed Demand Registration of Registrable Shares pursuant to this Section 2.1(g). Upon such cancellation, the Company shall cease all efforts to secure registration and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose so long as the Demanding Stockholder pay all expenses (including the expenses of the Company) of such cancelled Demand Registration; provided, that if, at the time of such cancellation, the Demanding Stockholder shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Demanding Stockholder at the time of the Demand Request and shall have immediately cancelled the Demand Registration due to such material adverse change, then the Demanding Stockholder shall not be required to pay any of such expenses and shall not forfeit its right to a Demand Registration pursuant to this Section 2.1.

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(h)                                 Inclusion of Other Securities

In any registration requested pursuant to this Section 2.1, the Company shall not be permitted to register securities other than Registrable Shares for sale for the account of any Person (including the Company), unless permitted to do so by the written consent of the Holders of a majority of the Registrable Shares to be sold in such registration.

Section 2.2            Piggyback Registrations

(a)                                 Right to Piggyback

Each time the Company proposes to register any class of its common stock (other than pursuant to Section 2.1 or pursuant to an Excluded Registration) for sale to the public (whether for the account of the Company or the account of any security holder of the Company) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Shares not less than twenty (20) days prior to the anticipated filing date of the Company’s registration statement.  Such notice shall offer each such Holder the opportunity to include any or all of its Registrable Shares in such registration statement, subject to the limitations contained in Section 2.2(b) hereof.  Each Holder who desires to have its Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within fifteen (15) days after the receipt of such notice from the Company.  Subject to Section 2.2(b) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered and shall provide each Requesting Holder with prompt written notice of such withdrawal or cessation; provided, further that any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Shares in any registration statement pursuant to this Section 2.2(a) by giving written notice to the Company of such withdrawal ten (10) days prior to such registration statement becoming effective.

(b)                                 Priority on Piggyback Registrations

(i)                                     If a Piggyback Registration is an underwritten offering and was initiated by the Company, and if the managing underwriters advise the Company that the inclusion of Registrable Shares or other securities requested to be included in the registration statement would cause an Adverse Effect, then the Company shall be required to include in such registration statement, to

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the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (A) first, the securities the Company proposes to sell; (B) second, the Registrable Shares requested to be included in such registration by any Holder thereof pro rata among such Holders on the basis of the number of Registrable Shares requested to be registered by each such Holder; and (C) third, any other securities requested to be included in such registration. If, as a result of the provisions of this Section 2.2(b)(i), any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such registration statement.

(ii)                                  If a Piggyback Registration is an underwritten offering and was initiated by any of the other security holders of the Company (other than as set forth in Section 2.1) (the “Secondary Offering Securityholders”), and if the managing underwriters advise the Company that the inclusion of Registrable Shares and securities held by the Secondary Offering Securityholders and any other holders of piggyback registration rights requested to be included in the Registration Statement would cause an Adverse Effect, the Company shall be required to include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (A) first, the other securities requested to be included by the Secondary Offering Securityholders, pro rata among such Secondary Offering Securityholders on the basis of the number of such other securities requested to be registered by each such Secondary Offering Securityholder; (B) second, the Registrable Shares requested to be included in such registration by any Holder thereof pro rata among such Holders on the basis of the number of Registrable Shares requested to be registered by each such Holder; and (C) third, any other securities requested to be included in such registration (including securities to be sold for the account of the Company).  If, as a result of the provisions of this Section 2.2(b)(ii), any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such registration statement.

(iii)                               Notwithstanding any of the foregoing, the provisions of Sections 2.2(b)(i) -(ii) shall not apply to a Piggyback Registration that is a Shelf Registration.

(iv)                              No Holder may participate in any registration statement in respect of a Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting agreement in customary form approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in

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customary form, reasonably required by the managing underwriters under the terms of such underwriting agreements; provided that no such Holder shall be required to make any representations or warranties, or give any indemnities, in connection with any such registration other than representations and warranties, or indemnities, as to (i) such Holder’s ownership of his, her or its Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances created by such Holder, (ii) such Holder’s power and authority to effect such transfer, and (iii) the accuracy and completeness of statements made in a registration statement, prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Holder pertaining exclusively to such Holder; provided, further that any obligation of such Holder to indemnify any Person pursuant to any such underwriting agreements shall be several, not joint and several, among such Holders selling Registrable Shares, and such liability shall be limited to the net amount received by such Holder from the sale of his, her or its Registrable Shares pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets, including shares of Common Stock, received in exchange for the sale or exchange of such Registrable Shares or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net amounts.

(c)                                  Selection of Underwriters and Counsel

Subject to Section 2.1(c), if any Piggyback Registration is an underwritten offering initiated by the Company or another security holder of the Company, the Company or such other securityholder shall select an investment banking firm or firms to manage the offering.  The Holders of a majority of the Registrable Shares included in any Piggyback Registration shall have the right to select one (1) counsel for the Requesting Holders.

(d)                                 Effect on Demand Registrations

No registration of the Registrable Shares effected under this Section 2.2 shall relieve the Company of its obligation to effect a registration of Registrable Shares pursuant to Section 2.1. As of the date of this Agreement, the Company has not entered into any agreement providing any Person with registration rights with respect to securities of the Company that are more favorable in any respect than, or that otherwise would conflict with, the rights granted under this Article 2.  From and after the date of this Agreement, the Company shall not, with respect to the Company’s securities, enter into any agreement or arrangement, take any action, or permit any change to occur that violates or subordinates the rights expressly granted to the Holders in this Agreement.

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Section 2.3            SEC Registration Statements

(a)                                 The Company shall use its commercially reasonable efforts to cause any Demand Registrations to be registered on Form S-3 (or any successor form), if applicable, once the Company becomes eligible to use Form S-3.  If the Company is not then eligible under the Securities Act to use Form S-3, such Demand Registrations shall be registered on the form for which the Company then qualifies.  The Company shall use its commercially reasonable efforts to become and remain eligible to use Form S-3.

(b)                                 All such registration statements shall comply with applicable requirements of the Securities Act, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.4            Holdback Agreements

(a)                                 The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, except pursuant to Excluded Registrations, during the seven (7) days prior to the effective date of any registration statement in connection with a Demand Registration or Piggyback Registration and thereafter until the date on which all of the Registrable Shares subject to such registration statement have been sold (not to exceed ninety (90) days, as required by the underwriters managing the offering, subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) and (ii) if requested by the managing underwriters, to use commercially reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Section 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted); provided that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree or, in the event a registration statement does not relate to an underwritten offering with respect to clause (i), if the holders of a majority of such Registrable Shares consent thereto.

(b)                                 If any Holders of Registrable Shares notify the Company in writing that they intend to effect an underwritten sale of Common Stock registered pursuant to a Shelf Registration, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, except pursuant to Excluded Registrations, during the seven (7) days prior to and during the ninety (90)-day period beginning on the filing of the prospectus supplement with respect to such offering (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable); and (ii) if requested by the managing underwriters, to use

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commercially reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Section 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted); provided that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree.

(c)                                  Each Holder of Registrable Shares agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any Registrable Shares, or any securities convertible into or exchangeable or exercisable for such Registrable Shares, including any sale pursuant to Rule 144 (except as part of such underwritten offering), during the seven (7) days prior to and ending up to ninety (90) days after the date of the final prospectus.

Section 2.5            Registration Procedures

Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company shall as expeditiously as possible, but subject to the other provisions of this Agreement:

(a)                                 prepare and file with the SEC by the Required Filing Date a registration statement on the appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after the initial filing thereof; provided that as far in advance as practicable before filing such registration statement or any amendment or supplement thereto or the prospectus used in connection therewith, the Company shall furnish to the selling Holders copies, the underwriters (if any) and counsel for the underwriters (if any) of reasonably complete drafts of all such documents prepared to be filed (including exhibits and documents that are to be incorporated by reference into the registration statement, amendment or supplement), and any such Holder, underwriter (if any) and their respective counsel shall have a reasonable opportunity to provide comments to any information contained therein, and the Company shall make any corrections or other amendments reasonably requested by such Holder or underwriter (if any), or their respective counsel, with respect to such information prior to filing any such registration statement, amendment or supplement;

(b)                                 except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred and eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

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(c)                                  in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares subject thereto during the Effectiveness Period;

(d)                                 furnish to each Holder selling Registrable Shares and the underwriters, if any, of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any documents incorporated by reference therein and such other documents as such Holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the sale of such securities by such underwriters (it being understood that, subject to this Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each such Holder and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

(e)                                  use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any Holder thereof or the managing underwriters reasonably request; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided that, except as may be required by the Securities Act, the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction where it is not at such time so subject or (iii) consent to general service of process in any such jurisdiction where it is not at such time so subject;

(f)                                   promptly notify each Holder of such Registrable Shares and each underwriter, if any, in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation or

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threat of initiation of any proceedings for that purpose; and (iii) if such registration statement or related prospectus, at the time it or any amendment thereto became effective or at any time such prospectus is required to be delivered under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, upon the discovery by the Company of such material misstatement or omission or of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission; provided that, in the case of clause (iii), promptly after delivery of such notice, the Company shall, as the case may be, (x) prepare and file with the SEC a post-effective amendment to such registration statement and use its commercially reasonable efforts to cause such amendment to become effective so that such registration statement, as so amended, shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) prepare and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)                                  permit (i) any selling Holder that, in such Holder’s reasonable judgment, may be deemed to be an underwriter or a controlling person of the Company (in each case, within the meaning of the Securities Act) and (ii) any selling Holder holding, or representing Holders of, a majority of the Registrable Shares included in such registration statement, to participate in the preparation of such registration statement or related prospectus and reasonably incorporate any information about such Holder furnished to the Company by such Holder that, in the reasonable judgment of the Company, should be included;

(h)                                 make reasonably available senior management of the Company, as selected by the Holders of a majority of the Registrable Shares included in such registration, to assist in the marketing of the Registrable Shares covered by such registration, including the participation of such members of the Company’s senior management in road show presentations and other customary marketing activities, including “one on one” meetings with prospective purchasers of the Registrable Shares to be sold in the underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its capital stock; provided that such assistance does not unduly interfere with the normal operations of the Company in the ordinary course of business, consistent with past practice;

(i)                                     otherwise (i) comply in all material respects, or continue to comply in all material respects with, all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act, (ii) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any

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similar or analogous rule promulgated under the Securities Act, at all times during the term of this Agreement, (iii) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act and (iv) use commercially reasonable efforts to make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as reasonably practicable, but no later than thirty (30) days after the end of the twelve (12)-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12)-month period; provided that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act as required thereby and otherwise complies with Rule 158 under the Securities Act;

(j)                                    in the case of an underwritten offering, if requested by the managing underwriters or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or such selling Holder reasonably requests to be included therein, including with respect to the Registrable Shares being sold by such selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(k)                                 cooperate with the selling Holders and the managing underwriters to facilitate the timely preparation and delivery of certificates representing securities sold under any registration statement, which certificates shall not bear any restrictive legends unless required under applicable law, and enable such securities to be in such denominations and registered in such names as the managing underwriters or such selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(l)                                     promptly make available for inspection by any selling Holder and any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any

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information under this subparagraph (l) if (i) the Company reasonably determines in good faith, after consultation with outside counsel, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) such selling Holder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each selling Holder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(m)                             furnish to each selling Holder and the underwriter, if any, copies of (i) an opinion or opinions of counsel to the Company and updates thereof covering the matters customarily covered in opinions requested in underwritten offerings, and (ii) a comfort letter or comfort letters and updates thereof from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions and comfort letters by underwriters in connection with underwritten offerings as the selling Holders of a majority of the Registrable Shares included in such offering or the underwriters therefor reasonably request;

(n)                                 cause the Registrable Shares included in any registration statement to be listed on each securities exchange or national quotation system, if any, on which similar securities issued by the Company are then listed or quoted, and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such securities that are reasonably within the control of the Company;

(o)                                 provide a transfer agent and registrar for all Registrable Shares registered hereunder not later than the effective date of the registration statement related thereto;

(p)                                 use its commercially reasonable efforts to cause Registrable Shares covered by such registration statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares;

(q)                                 promptly notify each selling Holder promptly of any written comments by the SEC or any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

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(r)                                    if applicable, enter into an underwriting agreement for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including indemnities and contribution to the effect and to the extent provided in Section 2.8 and the provision of opinion of counsel and accountants’ letters to the effect and to the extent provided in Section 2.5(n) and enter into any other such customary agreements and take all such other actions as the Holders of a majority of the Registrable Shares covered by the registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.  The selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such selling Holders;

(s)                                   make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(t)                                    provide a CUSIP number for all Registrable Shares not later than the effective date of the registration statement with respect thereto;

(u)                                 in connection with an underwritten offering, make such representations and warranties to the selling Holders of such Registrable Shares and the underwriters with respect to the Registrable Shares and the registration statement as are customarily made by issuers to underwriters in primary underwritten offerings and deliver such documents and certificates as may be reasonably requested by each seller of Registrable Shares covered by the registration statement and by the underwriters to evidence compliance with such representations and warranties and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and

(v)                                 advise each selling Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance or threat of issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

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Section 2.6            Suspension of Dispositions

Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any Material Disclosure Event and an approximation of the anticipated delay, such Holder shall promptly discontinue such Holder’s disposition of Registrable Shares (but such Holder may settle any such sales of Registrable Shares) until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company (the “Advice”) that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.  In the event the Company shall give any Suspension Notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.5(b) and 2.5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice (such period, a “Suspension Period”).  The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable and shall, as promptly as practicable after the expiration of the Suspension Period, (a) provide notice to each Holder that the Suspension Period has expired, (b) terminate any suspension of sales it has put into effect and (c) take such other actions necessary to permit registered sales of Registrable Shares as required or contemplated by this Agreement, including, if necessary, preparing and filing a post-effective amendment or supplement to the registration statement or the prospectus or any document incorporated therein by reference, or filing any required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than two (2) Suspension Periods during any consecutive twelve (12)-month period, which Suspension Periods shall have durations of not more than ninety (90) days in the aggregate; provided that a Suspension Period shall automatically expire upon the public disclosure of the information to which the Material Disclosure Event relates.

Section 2.7            Registration Expenses

Except as otherwise provided in this Agreement, the Company shall pay all reasonable, out-of-pocket fees and expenses incident to any Demand Registration or Piggyback Registration, including all expenses incident to the Company’s performance of or compliance with this Article 2, all registration and filing fees, all internal fees and expenses of the Company, all fees and expenses associated with filings required to be made with any applicable Governmental Authority, as may be required by the rules and regulations of such Governmental Authority, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares), messenger, duplicating, distribution and delivery expenses, the expense of any annual audit or quarterly review, the expense of any liability insurance, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Company and fees

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and expenses of its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and the reasonable fees and expenses of any one (1) counsel for all Holders participating in such registration shall be paid for by the Company, which counsel shall be selected in accordance with Section 2.1(c) or Section 2.2(c), as applicable.  Any underwriting discounts, commissions, fees or stock transfer taxes attributable to the sale of the Registrable Shares shall be borne by the Holders pro rata on the basis of the number of shares so registered whether or not any registration statement becomes effective, and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder (other than as set forth in the preceding sentence) shall be borne by such Holder.

Section 2.8            Indemnification

(a)                                 The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Holder of Registrable Shares, its Affiliates, any underwriter for such Holder or Affiliate, and each of their respective employees, advisors, agents, representatives, partners, members, officers and directors and each other Person who controls such seller, its securities or any such participating Person (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Covered Persons”) against, and reimburse, (i) any and all losses, claims, damages, amounts paid in settlement, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.8(c) and (d)), based upon, arising out of, related to or resulting from (A) any untrue or alleged untrue statement of a material fact contained in any registration statement, any Disclosure Statement, any prospectus, preliminary prospectus or Issuer Free Writing Prospectus included therein or any amendment or supplement thereto, or any document incorporated by reference therein, or (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; (ii) any and all losses, claims, damages, amounts paid in settlement, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement, omission or violation or alleged untrue statement, omission or violation; and (iii) any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or the Exchange Act, to the extent that any such expense or cost is not paid under clauses (i) or (ii) above; except insofar as

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any such statements or omissions are caused by or contained in written information furnished to the Company by or on behalf of such Holder or any Covered Person specifically for inclusion in such registration statement, prospectus, preliminary prospectus, any Disclosure Package, Issuer Free Writing Prospectus, amendment or supplement thereto, including any notice and questionnaire.

(b)                                 In connection with any registration statement in which a Holder of Registrable Shares is participating pursuant to this Article 2, each Holder shall furnish to the Company such written information and affidavits regarding such Holder, the Registrable Shares and the intended distribution thereof as shall be reasonably required to effect the registration of such Holder’s Registrable Shares, and, to the fullest extent permitted by applicable law, each such Holder shall indemnify the Company, and its officers and directors and each other Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any other Holder selling Registrable Shares in such registration statement, against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.8(c) and (d)), based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus included therein or any amendment or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information furnished by such Holder specifically stating that it has been provided for inclusion in such registration statement, prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus or amendment or supplement thereto, or document incorporated by reference therein; provided that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Shares, and the liability of each such Holder of Registrable Shares shall be in proportion to, and shall be limited to, the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to such registration statement.

(c)                                  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party from any liability that it may have under subsection (a) and (b) above unless and only to the extent that failure to give such notice materially prejudices the indemnifying party; and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ

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separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person.  If such defense is not assumed by the indemnifying party when permitted hereunder, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party hereunder.

(d)                                 Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed.  If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party and (B) such settlement or compromise does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(e)                                  Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8(a) or Section 2.8(b) are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party), or (ii) if the allocation provided by clause (i) is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated in this clause (ii), in such proportion as is appropriate not only to reflect the relative benefits referred to in clause (i), but also the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the actions or omissions that resulted in the losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such

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indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(e) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one (1) entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include (subject to any limitation set forth thereon) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8(c) and (d), defending any such action, proceeding or claim.  Notwithstanding the provisions of this Section 2.8(e), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages that such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment supplement thereto, or any document incorporated by reference therein, related to such sale of Registrable Shares.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations in this Section 2.8(e) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint and several.

If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 2.8(a) and Section 2.8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8(e) subject, in the case of the Holders, to the limits set forth in Section 2.8(b).

(f)                                   The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities and the termination of this Agreement.

(g)                                  As used in this Section 2.8, the terms “officers” and “directors” shall include the direct or indirect partners, members or managers of Holders of Registrable Shares that are partnerships or limited liability companies, as the case may be.

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Section 2.9            Transfer of Registration Rights

Provided that the Company is given prompt written notice by the Holder of Registrable Shares of any transfer of Registrable Shares by such Holder of Registrable Shares stating the name and address of the transferee of such Registrable Shares and identifying the securities with respect to which the rights under this Article 2 are being assigned, the rights of such Holder of Registrable Shares under this Article 2 may be transferred in whole or in part at any time to any such transferee, so long as such transfer of securities is in accordance with all applicable state and federal securities laws and regulations, with the Certificate of Incorporation of the Company, with this Agreement and the provisions of any other instruments executed by and among each of the parties hereto, and such transferee agrees in writing to be bound by the terms of this Agreement by executing and delivering a Joinder Agreement in the form of Exhibit A hereto (the “Joinder Agreement”).  The Company shall be responsible for the expenses of registration in accordance with Section 2.7 of any transferee or assignee pursuant to this Section 2.9 to the same extent as the original transferor.

Section 2.10         Rule 144

The Company shall timely file (taking into account all valid extensions) the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, shall, upon the request of the Holders, make publicly available information substantially similar to the type of information that would be required if the Company was subject to rules under the Securities Act and the Exchange Act) and shall take such further action as the Holders may reasonably request, in each case to the extent required from time to time to enable the Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 2.11         Applicability of Rights to Holders in the Event of an Acquisition

In the event the Company merges into, consolidates with, sells substantially all of its assets to or otherwise becomes an Affiliate of a Person pursuant to a transaction or series of related transactions in which members of the Holders receive equity securities of such Person (or of any Affiliate of such Person) in exchange for shares of Common Stock held by such Holders, all of the rights of the Holders set forth in this Agreement shall continue in full force and effect and shall apply to the Person the equity securities of which are received by such Holders pursuant to such transaction or series of related transactions.  The Company agrees that the Company shall not enter into any agreement that has the effect set forth in the first clause of the preceding sentence unless such Person agrees to be bound by the foregoing provision.

ARTICLE 3
TERMINATION

Section 3.1            Termination

A particular Registrable Share held by a Holder shall cease to be a Registrable Share: (a) when a registration statement covering such Registrable Share has been declared effective under the Securities Act by the SEC and such Registrable Share has been disposed of pursuant to such effective registration statement, (b) upon the commencement of a period when the entire amount

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of the Registrable Shares owned by such Holder is available to be sold in a single sale without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect, or (c) when such Registrable Share is proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement. In connection with the preceding sentence, such Holder shall no longer be required for purposes of amending this Agreement and shall no longer be deemed a Holder of Registrable Shares for purposes of receiving any required notices hereunder.  This Agreement may be terminated at any time by the written agreement of Holders of at least 90% of all Registrable Shares then outstanding.

ARTICLE 4
MISCELLANEOUS

Section 4.1            Whole Agreement

This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

Section 4.2            Successors and Assigns

Except as otherwise provided herein, no party hereto may assign, directly or indirectly, by operation of law or otherwise, any of its respective rights or delegate any of its responsibilities, liabilities or obligations under this Agreement, without the prior written consent of each other party hereto.

Section 4.3            Amendment and Waiver

Except as otherwise provided herein and other than as a result of the execution and delivery of a Joinder Agreement, no amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such amendment, alteration, modification or waiver is approved in writing by the Company, Fireman and the Holders of a majority of the Registrable Shares not held by Fireman; provided, however, that no amendment, alteration, modification or waiver of the rights of any Holder who has a right to a Demand Registration may be made without such Holder’s prior written consent if such amendment, alteration, modification or waiver would have an Adverse Effect on such Holder’s rights under this Agreement.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 4.4            Severability

If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. If any provision of this Agreement shall

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be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the parties hereto intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable law and that such modified provision shall thereafter be enforced to the fullest extent possible.

Section 4.5            Remedies

The Parties agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief including, without limitation, specific performance without bond or other security being required.

Section 4.6            No Third Party Beneficiaries

Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties (including any permitted transferees that hereafter become Parties in accordance with Section 2.9) to this Agreement, or any of their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein.

Section 4.7            Counterparts

This Agreement may be executed in several counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 4.8            Notices

(a)                                 Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)                                     in writing in English; and

(ii)                                  delivered by hand, fax, registered post or by courier using a nationally recognized overnight delivery or courier company.

(b)                                 Notices to the Company shall be sent to at the following address, or such other person or address as the Company may notify to the stockholders from time to time:

Joe’s Jeans, Inc.

2340 South Eastern Avenue

Commerce, CA 90040

Attn:

Fax:

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(c)                                  Notices to the Holders shall be sent to such Holders at the addresses set forth on Exhibit B hereto or as provided on any Joinder Signature Page, as applicable, or such other addresses as the applicable Holder may notify the Company in writing from time to time in accordance with this Section 4.8.

(d)                                 A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)                                     at the time of delivery, if delivered by hand, registered post or courier; and

(ii)                                  at the expiration of two (2) hours after completion of the transmission, if sent by electronic transmission;

provided that if a Notice would become effective under the above provisions after 5.30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9.30 a.m. on the next Business Day.  References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

(e)                                  Subject to the foregoing provisions of this Section 4.8, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post, overnight delivery service or courier to the relevant address pursuant to the above provisions or that the electronic transmission report (call back verification) states that the communication was properly sent or an e-mail was timely and properly sent attaching a copy of the subject notice as a .pdf.

Section 4.9            Governing Law and Venue; Waiver of Jury Trial

(a)                                 THIS AGREEMENT AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(b)                                 ANY ACTION, SUIT OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL ONLY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF

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ANY SUCH, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT ANY ACTION, SUIT OR PROCEEDING, SEEKING TO ENFORCE A FINAL JUDGMENT RENDERED IN SUCH COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION. PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 4.8 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.  THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY REPRESENTS AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.9.  IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(This space intentionally left blank)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

JOE’S JEANS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Investors:

[HOLDER NAME]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

JOINDER SIGNATURE PAGE

The undersigned hereby (i) joins as a “Holder” in the Registration Rights Agreement, dated as of [•], 2013 (as the same shall be amended from time to time), by and among the parties set forth on the signature page thereto and any other signatories added thereafter (the “Registration Rights Agreement”), (ii) authorizes this signature page to be attached as a counterpart of such Registration Rights Agreement, and (iii) agrees to be bound by, and shall be entitled to the benefits of, such Registration Rights Agreement.

Dated:

Name

Address

Signature

EXHIBIT B

NOTICE ADDRESSES